AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 25, 2006

Registration Nos. 333-134419

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
To
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HSBC RECEIVABLES FUNDING INC. I
Depositor
HSBC CREDIT CARD MASTER NOTE TRUST (USA) I
Issuing Entity

DELAWARE	88-0471289
(State or Other Jurisdiction of Organization)	(I.R.S. Employer Identification Number)
HSBC Receivables Funding Inc. I
1111 Town Center Drive
Las Vegas, Nevada 89144
(702) 243-1341
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office)
Laurie S. Mattenson
Associate General Counsel
HSBC Finance Corporation
2700 Sanders Road
Prospect Heights, Illinois 60070
(847) 564-6557
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Peter Humphreys, Esq.
McDermott Will & Emery LLP
340 Madison Avenue
New York, New York 10017
(212) 547-5427
     Approximate date of commencement of proposed sale to the public:  from time to time after this registration statement becomes effective as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.☐
     If this Form is a registration statement pursuant to General Instructions I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instructions I.D. filed to register additional securities or additional classes or securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE
	Amount to be	Proposed maximum	Proposed maximum
Title of securities to be	registered	aggregate price per	aggregate offering	Amount of
registered	(a)(b)	note (c)	price (c)	registration fee (d)

Notes	$4,500,000,000	100.00%	$4,500,000,000	$481,500

(a)	With respect to any securities issued with original issue discount, the amount to be registered is calculated based on the initial public offering price thereof.

(b)	With respect to any securities denominated in any foreign currency, the amount to be registered shall be the U.S. dollar equivalent thereof based on the prevailing exchange rate at the time such security is first offered.

(c)	Estimated solely for the purpose of calculating the registration fee.

(d)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

Introductory Note
This registration statement includes:
•	a representative form of prospectus supplement to the base prospectus relating to the offering by HSBC Credit Card Master Note Trust (USA) I of a series of asset backed notes; and

•	a base prospectus relating to asset backed notes of HSBC Credit Card Master Note Trust (USA) I.

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is declared effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

[REPRESENTATIVE FORM OF PROSPECTUS SUPPLEMENT]

SUBJECT TO COMPLETION, DATED [ ], 2006
Prospectus Supplement to Prospectus dated [ ], 2006

HSBC Credit Card Master Note Trust (USA) I
Issuing Entity
HSBC Receivables Funding Inc. I	$[ ] Series 2006-[ ]
Depositor	Asset Backed Notes
HSBC Finance Corporation
Sponsor and Servicer

	Class A Notes	Class B Notes	Class C Notes
Principal Amount	$[ ]	$[ ]	$[ ]
Interest Rate	[One-Month LIBOR] plus % per year	[One-Month LIBOR] plus % per year	[One-Month LIBOR] plus % per year
First Distribution Date	[ ], 2006	[ ], 2006	[ ], 2006
Distribution Dates	[15th] of each month	[15th] of each month	[15th] of each month
Expected Principal Payment Date	[ ] Distribution Date	[ ] Distribution Date	[ ] Distribution Date
Scheduled Maturity Date	[ ] Distribution Date	[ ] Distribution Date	[ ] Distribution Date
Price to Public	$[ ] (or [ ] %)	$[ ] (or [ ] %)	$[ ] (or [ ] %)
Underwriting Discount	$[ ] (or [ ] %)	$[ ] (or [ ] %)	$[ ] (or [ ] %)
Proceeds to Issuing Entity	$[ ] (or [ ] %)	$[ ] (or [ ] %)	$[ ] (or [ ] %)

You should consider carefully the risk factors beginning on page 10 in the accompanying prospectus.
These notes are asset backed securities and are not deposits. Neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
The notes are obligations solely of HSBC Credit Card Master Note Trust (USA) I and are not obligations of or interests in HSBC Receivables Funding Inc. I, HSBC Finance Corporation, HSBC Bank Nevada, National Association, HSBC Receivables Acquisition Company I or any other person.
This prospectus supplement must be accompanied by the prospectus.
Enhancement is provided for the Class A notes in the form of the subordination of the Class B notes and the Class C notes. Enhancement is provided for the Class B notes in the form of the subordination of the Class C notes. Overcollateralization resulting from the excess of the aggregate principal balance of receivables allocated to this series of notes over the aggregate principal amount of the notes will also be available to the Class A, Class B and Class C notes.
The primary assets of the issuing entity are receivables generated in a portfolio of consumer revolving credit card accounts.
The issuing entity expects to issue your series of notes on or about [ ], 2006 and will deliver your series of notes in book-entry form.

Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus supplement or the accompanying prospectus is truthful, accurate or complete. Any representation to the contrary is a criminal offense.
[Underwriters of the notes]
[ ], 2006

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
We provide information to you about the notes in two separate documents: (1) this prospectus supplement, which describes the specific terms of your series of notes, and (2) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes.
This prospectus supplement may be used to offer and sell this series of notes only if accompanied by the prospectus.
This prospectus supplement may supplement disclosure in the accompanying prospectus. If the terms of the notes vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the dates stated on their respective covers.
We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus provide the pages on which these captions are located.

Transaction Summary	[S-3]
Prospectus Supplement Summary	[S-7]
The Receivables and Related Accounts	[S-13]
Performance of the Trust Portfolio	[S-17]
The Trust Portfolio	[S-21]
Description of the Notes	[S-24]
Tax Matters	[S-35]
ERISA Considerations	[S-35]
Underwriting	[S-37]
Recent Legal Developments	[S-39]
Glossary	[S-40]
Appendix A: Other Series Issued and Outstanding	A-1

TRANSACTION SUMMARY
This summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all of the terms of the offering.

Issuing Entity:	HSBC Credit Card Master Note Trust (USA) I

Depositor:	HSBC Receivables Funding Inc. I

Originator:	HSBC Bank Nevada, National Association

Receivables Seller:	HSBC Receivables Acquisition Company I

Sponsor and Servicer:	HSBC Finance Corporation

Indenture Trustee:	Wells Fargo Bank, National Association

Owner Trustee:	Wilmington Trust Company

Closing Date:	, 2006

Cut-Off Date:	, 2006

Clearance and Settlement:	DTC/Clearstream/Euroclear

Primary Assets of the Issuing Entity:	Receivables generated in a portfolio of consumer revolving credit card accounts

Annual Servicing Fee Rate:	2.0%

	Class A	Class B	Class C
Initial Principal Amount	$[ ]	$[ ]	$[ ]

Anticipated Ratings: *	[Aaa/AAA/AAA]	[A2/A/A]	[Baa2/BBB/BBB]
Moody’s/Standard &
Poor’s/Fitch

Credit Enhancement:	[Subordination of the Class B notes and the Class C notes and the overcollateralization amount]	[Subordination of the Class C notes and the overcollateralization amount]	[The overcollateralization amount]

Distribution Dates:	15th day of each month (unless the 15th is not a business day in which case it will be the next business day)	15th day of each month (unless the 15th is not a business day in which case it will be the next business day)	15th day of each month (unless the 15th is not a business day in which case it will be the next business day)

Interest Rate:	[One-Month LIBOR plus	[One-Month LIBOR plus	[One-Month LIBOR plus
	[ ] % per annum]	[ ] % per annum]	[ ] % per annum]

Interest Accrual Method:	[Actual/360]	[Actual/360]	[Actual/360]

Interest Rate Index Reset Date:	[Two London business days before each distribution date]	[Two London business days before each distribution date]	[Two London business days before each distribution date]

First Distribution Date:	[ ], [ ]	[ ], [ ]	[ ], [ ]

Expected Principal Payment Date:	[ ] distribution date	[ ] distribution date	[ ] distribution date

*	It is a condition to the issuance of the notes [that at least one] of these ratings be obtained.

	Class A	Class B	Class C
Approximate end of Revolving Period and commencement of Controlled Accumulation Period (subject to adjustment):	[ ]	[ ]	[ ]

Scheduled Maturity Date:	[ ]	[ ]	[ ]

Record Date:	The last calendar day of every month	The last calendar day of every month	The last calendar day of every month

Denominations:	Minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof	Minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof	Minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof

Transaction Parties and Documents

Flow of Funds

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about the notes being offered hereby and does not contain all of the information that you need to consider in making your investment decision. This summary provides general, simplified descriptions of matters that, in some cases, are highly technical and complex. You should carefully read both this entire prospectus supplement and the accompanying prospectus before you purchase any notes.

Description of the Securities
The issuing entity is offering the Series 2006-[ ] notes in three classes:

$[ ] of Class A notes;

$[ ] of Class B notes; and

$[ ] of Class C notes.
Interest
The Class A notes will bear interest at [one-month LIBOR as determined for each interest period plus] [ ] % per year.
The Class B notes will bear interest at [one-month LIBOR as determined for each interest period plus] [ ] % per year.
The Class C notes will bear interest at [one-month LIBOR as determined for each interest period plus] [ ] % per year.
For each class of the Series 2006-[ ] notes, interest will be calculated as follows:

Principal balance		Number of days in interest period		Note
at end of prior due	X	360	X	interest
period				rate
Each interest period begins on, and includes, a distribution date and ends on, but excludes, the next distribution date. However, the first interest period will begin on, and include the closing date. Interest on the notes will be paid on each distribution date. Distribution dates will be the 15th day of each month, if the 15th is a business day and, if not, the following business day.
For the initial interest period, the interest rate for the Class A notes will be [ ]%.
For the initial interest period, the interest rate for the Class B notes will be [ ]%.
For the initial interest period, the interest rate for the Class C notes will be [ ]%.
You may obtain the interest rates for the current interest period and the immediately preceding interest period by contacting the indenture trustee at (800) 344-5128.
See “Description of the Notes—Interest Payments” in this prospectus supplement for a more detailed description of how and when LIBOR will be determined.
Principal
Principal on this series of notes is expected to be paid on the [               ] distribution date, the expected principal payment date. No principal payments will be made on the notes during the revolving period or the controlled accumulation period described below. No principal will be paid on the Class B notes until the Class A notes are paid in full and no principal will be paid on the Class C notes until the Class A notes and the Class B notes are paid in full.
If the notes are not paid in full on the expected principal payment date, collections of principal receivables will be used to pay principal on the notes on each distribution date thereafter until these notes are paid in full.
The scheduled maturity date of the notes is [               ]. If the notes have not been paid in full by the scheduled maturity date, an event of default will occur. See “Description of the Notes — Events of Default” in this prospectus supplement and “Description of the Indenture — Events of Default; Rights Upon Event of Default” in the accompanying prospectus.
For more information about principal payments, see “Description of the Notes—Principal Payments” in this prospectus supplement.
Credit Enhancement
Credit enhancement for the Class A notes is provided by the subordination of the Class B notes and the subordination of the Class C notes and the overcollateralization amount.
Credit enhancement for the Class B notes is provided by the subordination of the Class C notes and the overcollateralization amount.

Credit enhancement for the Class C notes is provided by the overcollateralization amount.
The overcollateralization amount represents a subordinated interest in the receivables allocated to this series. The overcollateralization holder will hold the ownership interest in the overcollateralization amount and will receive any distribution in reduction of the overcollateralization amount.
The required overcollateralization amount will initially be $[ ] and, thereafter, an amount equal to [ ]% of the interim note principal amount for such distribution date after taking into account distributions to be made on such distribution date, but not less than [ ]% of the initial invested amount.
Credit enhancement for your series is for your series’ benefit only, and you are not entitled to the benefits of credit enhancement available to other series.
For more information about credit enhancement, see “Description of the Notes—Subordination” and “Description of the Notes—Overcollateralization” in this prospectus supplement.
Events of Default
The notes are subject to specified events of default described under “Description of the Notes—Events of Default” in this prospectus supplement and “Description of the Indenture—Events of Default; Rights Upon Event of Default” in the accompanying prospectus.
Events of default for the Series 2006-[ ] notes include:
•	the issuing entity fails to pay interest on any Series 2006-[ ] note within 35 days of its due date;

•	the issuing entity fails to pay in full the principal on any Series 2006-[ ] note on its scheduled maturity date;

•	the issuing entity breaches any covenant or agreement under the indenture and such breach continues unremedied for 60 days after written notice of such breach is given and the noteholders are materially and adversely affected by such breach;
•	the involuntary filing of a decree or order for relief by a court having jurisdiction in respect of the issuing entity relating to bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events and such decree or order remains unstayed and in effect for 60 consecutive days; and

•	the commencement by the issuing entity of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar laws.
If the notes are accelerated or the issuing entity fails to pay the principal of the notes on the scheduled maturity date, once the conditions described in the accompanying prospectus under “Description of the Indenture—Events of Default; Rights Upon Event of Default” are satisfied, the indenture trustee may or, in limited cases, will, at the direction of the holders of a specified percentage of the outstanding principal amount of each class of Series 2006-[ ] notes:
•	institute proceedings in its own name for the collection of all amounts then payable on the notes;

•	take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders; or

•	foreclose on a portion of the issuing entity’s assets by causing the issuing entity to sell a portion of the assets of the issuing entity.
Amortization Events
The notes are subject to specified adverse events known as amortization events described under “Description of the Notes—Amortization Events” in this prospectus supplement and “Description of the Notes—Amortization Events” in the accompanying prospectus. Amortization Events include the following:
•	the average series portfolio yield for any three consecutive months is less than the average base rate specified herein in the same three consecutive months;

•	the Class A notes, the Class B notes or the Class C notes are not paid in full on their expected principal payment dates;

•	bankruptcy, insolvency or similar events relating to the depositor;

•	the depositor is unable to transfer receivables to the issuing entity as required under the transfer and servicing agreement;

•	the depositor does not transfer receivables in additional accounts to the issuing entity within five business days of when required under the transfer and servicing agreement;

•	the occurrence of a servicer default that has an adverse effect on the Series 2006-[ ] noteholders;

•	the issuing entity becomes subject to regulation as an “investment company” under the Investment Company Act of 1940, as amended; or

•	an event of default occurs with respect to these notes and these notes are accelerated.
If an amortization event occurs that applies to this series of notes, the early amortization period will begin and the issuing entity will use collections of principal receivables and other specified amounts allocated to the notes to pay principal on the notes.
For a more detailed discussion of the amortization events, see “Description of the Notes—Amortization Events” in this prospectus supplement and “Description of the Notes—Amortization Events” in the accompanying prospectus.
Other Interests in the Issuing Entity
The issuing entity has issued and may from time to time in the future continue to issue other series of notes secured by the assets of the issuing entity. A summary of the outstanding series is set forth in “Appendix A: Other Series Issued and Outstanding” to this prospectus supplement. The issuance of future series will occur without prior notice to, or review or consent by, you or any other noteholder. No new series of notes will be issued unless each rating agency rating this series has confirmed that such issuance will not affect the rating of this series.
The interest in the issuing entity not securing your series or any other series is the transferor interest. The transferor interest is owned by the depositor. The depositor may, however, sell all or a portion of its interest in the transferor interest. The transferor interest does not provide credit enhancement for your series.
Groups
Series 2006-[ ] notes will be included in a group of series designated as principal sharing group one and will also be included in a group of series designated as excess finance charge sharing group one. For a more detailed description of these groups, see “Description of the Notes—Sharing Groups and Paired Series” in this prospectus supplement and “Description of the Notes—Sharing Groups and Paired Series—Principal Sharing Group” and “Description of the Notes—Sharing Groups and Paired Series—Excess Finance Charge Sharing Group” in the accompanying prospectus.
Assets of the Issuing Entity
The primary assets of the issuing entity are receivables generated in a portfolio of designated VISA® and MasterCard® revolving credit card accounts originated by the originator. The receivables consist of principal receivables and finance charge and administrative receivables. As of the cut-off date, there were $[ ] of principal receivables and $[ ] of finance charge and administrative receivables in the trust portfolio.
For more information, see “The Trust Portfolio” in this prospectus supplement.
Addition of Assets
Receivables can be added to the pool assets of the issuing entity if they meet certain eligibility requirements. There is no limit on the amount of additional receivables that may be added to the trust portfolio of the issuing entity.
See “Description of the Transfer and Servicing Agreement—Addition of Assets” in the accompanying prospectus.

® VISA and MasterCard are registered trademarks of VISA USA, Inc. and MasterCard International Incorporated, respectively.

Removal of Assets
Receivables of the issuing entity can be removed at the discretion of the depositor and must be repurchased in the event of a breach of certain representations and warranties regarding pool assets and certain eligibility of requirements.
See “Description of the Transfer and Servicing Agreement—Removal of Assets” in the accompanying prospectus.
Allocations of Collections
HSBC Finance Corporation, as servicer, is responsible for collecting payments on the receivables and depositing those collections in the collection account.
The servicer will keep track of collections that represent finance charge and administrative receivables, principal receivables and defaulted amounts.
Each month, the servicer will allocate collections received and defaulted amounts among:
•	your series;

•	other series outstanding; and

•	the transferor interest in the issuing entity.
The amount allocated to your series will be based mainly upon the size of the invested amount of your series compared to the total amount of principal receivables in the issuing entity. At the time of issuance of the notes, the initial invested amount for Series 2006-[  ] will be $[               ], consisting of the initial note principal balance and the initial overcollateralization amount.
Limited Recourse to the Issuing Entity
The sole source of payment for the principal of or interest on your notes is provided by the portion of collections of receivables received by the issuing entity available to your notes after giving effect to all allocations and reallocations thereof, together with funds in any of the issuing entity’s accounts that are available and allocated to your series of notes. If the invested amount of your series declines, amounts allocated and available for payment to your series and to your notes may be reduced. For a description of the allocation calculations and the events which may lead to these reductions, see “Description of the Notes—Allocation Percentages” and "Description of the
Notes—Subordinated Principal Collections; Defaulted Amount; Investor Charge-Offs” in this prospectus supplement.
Revolving Period
The revolving period for this series of notes begins on the closing date and ends on the earlier of the start of the controlled accumulation period or the early amortization period.
Controlled Accumulation Period
The controlled accumulation period is scheduled to begin on [ ], but may begin at a later date, as discussed under “Description of the Notes—Principal Payments—Controlled Accumulation Period” in this prospectus supplement.
Application of Collections
Finance Charge and Administrative Collections
The issuing entity will apply finance charge and administrative receivables collections allocated to this series of notes each month in the following order of priority:
•	to pay interest on the Class A notes;

•	to pay interest on the Class B notes;

•	to pay interest on the Class C notes;

•	to pay to the servicer an amount equal to the monthly servicing fee due for the related distribution date, and any monthly servicing fee past due for any prior distribution date;

•	to cover your series’ allocation of defaulted amounts;

•	to cover reductions in your series’ invested amount resulting from investor charge-offs, if any, and from subordinated principal collections, if any, in each case that have not been reimbursed;

•	upon the occurrence of an event of default with respect to the Series 2006-[ ] notes and acceleration of the maturity thereof, the balance, if any, up to the outstanding principal balance of the notes will be treated as principal collections for that distribution date for distribution to the Series 2006-[ ] noteholders;

•	to fund, in limited circumstances, a reserve account to cover interest payment shortfalls during the controlled accumulation period; and

•	to other series in excess finance charge sharing group one or to the holder of the transferor certificate.
Principal Collections
The issuing entity will apply your series’ allocations of principal collections each month as follows:
•	during the revolving period, no principal will be paid to you or accumulated in an account of the issuing entity. Instead, your series’ share of principal collections will be applied to reduce the overcollateralization amount to the required overcollateralization amount and then will be treated as shared principal collections and may be available to make principal payments for other series or paid to the depositor.

•	during the controlled accumulation period, your series’ share of principal collections will be first, deposited in an account of the issuing entity, the principal funding account, up to the controlled deposit amount, second, applied to reduce the overcollateralization amount to the required overcollateralization amount, and third, treated as shared principal collections and may be available to make principal payments for other series or paid to the depositor. The controlled deposit amount means [$___]. On the expected principal payment date, amounts on deposit in the principal funding account will be paid first, to the Class A noteholders, second, to the Class B noteholders and third, to the Class C noteholders.

•	during the early amortization period, if any, your series’ share of principal collections will be paid first, to the Class A noteholders until such time as the outstanding principal balance of the Class A notes is reduced to zero, second, to the Class B noteholders until such time as the outstanding principal balance of the Class B notes is reduced to zero, third, to the Class C noteholders until such time as the outstanding principal balance of the Class C notes is reduced to zero and fourth, to reduce the overcollateralization amount to the required overcollateralization amount.

•	during any of the above periods, in certain circumstances, principal collections allocated to your series may be reallocated, if necessary, to make required interest payments on the Class A notes, the Class B notes and the Class C notes, and the monthly servicing fee, in each case, to the extent such payments are not made from finance charge and administrative collections.
Optional Redemption
The servicer has the option to require the depositor to repurchase your notes when the outstanding principal amount of the Class A notes, the Class B notes and the Class C notes for your series has been reduced to 10% or less of the sum of the initial principal amount of the Class A notes, the Class B notes and the Class C notes. For a more detailed description see “Description of the Notes—Final Payment of Principal; Optional Redemption; Termination” in the accompanying prospectus.
Denominations and Registration
The notes may be purchased in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount.
The notes will be issued in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in limited circumstances, you will not receive a definitive instrument representing your notes. See “Description of the Notes—Definitive Notes” in the accompanying prospectus.
You may elect to hold your notes through The Depository Trust Company, in the United States, or Clearstream Banking Luxembourg or the Euroclear System, in Europe.
Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See “Description of the Notes—Book-Entry Registration” in the accompanying prospectus.
No Listing
The notes will not be listed on any securities exchange.
Material Federal Income Tax Consequences
Subject to important considerations described under “Material Federal Income Tax Consequences” in the accompanying prospectus, McDermott Will & Emery LLP, special tax counsel, is of the opinion that, under current law, (i) the issuing entity will not be treated as an association (or a publicly traded partnership) taxable as a corporation and (ii) the notes will be treated as debt. By your acceptance of a note, you agree to treat the notes as debt for federal, state and local income and franchise tax purposes. See “Material Federal Income Tax Consequences” in the accompanying prospectus for additional information concerning the application of federal income tax laws.
We suggest that you and your tax advisors review the information under “Tax Matters” in this prospectus supplement and “Material Federal Income Tax Consequences” in the accompanying prospectus.
ERISA Considerations
Subject to important considerations described under “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus, the notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A fiduciary or other person contemplating a purchase of the notes on behalf of or with “plan assets” of any plan or account should consult with its counsel regarding whether the acquisition or holding of the notes could give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.
Fees and Expenses
The only fees and expenses paid or payable from collections will be the monthly servicing fee. The servicer will be responsible for payment of the fees and expenses of the owner trustee, the indenture trustee and the subservicer.
Ratings
The issuing entity will issue these Class A, Class B and Class C notes only if they are rated by [at least one of] the following nationally recognized rating agencies as follows:
Moody’s [Aaa/A2/Baa2]
Standard & Poor’s [AAA/A/BBB]
Fitch [AAA/A/BBB]
Other series or classes of notes may have different required ratings from these Class A, Class B and Class C notes or be issued with no ratings at all.
A rating addresses the likelihood of the payment of interest on a note when due and the ultimate payment of principal of that note by its scheduled maturity date. A rating does not address the likelihood of payment of principal of a note on its expected principal payment date nor does it address the possibility of an early payment or acceleration of a note. A rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the assigning rating agency. A rating, or a change or withdrawal of a rating by one rating agency will not necessarily correspond to a rating or a change or a withdrawal of a rating from another rating agency. If any of the ratings of the Class A, Class B or Class C notes changes, Class A, Class B and Class C noteholders will not be notified by the depositor or the issuing entity of such a change.

This prospectus supplement uses defined terms. Definitions of certain terms can be found in the “Glossary” beginning on page S-40 in this prospectus supplement and beginning on page 75 in the accompanying prospectus.
THE RECEIVABLES AND RELATED ACCOUNTS
The following discussion describes the material terms and characteristics that generally apply to the accounts relating to the receivables in the Trust Portfolio. Additional terms and characteristics that generally apply to the accounts in the Trust Portfolio are described in “The Originator’s Credit Card Activities” in the accompanying prospectus.
The accounts currently selected for the Trust Portfolio consist of credit card accounts issued by the originator under the Union Plus® program. The Union Plus program is an affinity arrangement between HSBC Finance Corporation (“HSBC Finance”) and Union Privilege under which HSBC Finance or its affiliates offer a credit card program to members of the American Federation of Labor and Congress of Industrial Organizations (usually referred to as the “AFL-CIO”), unions affiliated with the AFL-CIO and other participating unions. Union Privilege is a marketing company that works with the AFL-CIO to provide new benefits and services for union members and their families. There are approximately 60 unions currently participating in the Union Plus program representing approximately 14 million members. As of December 2005, the largest union in the Union Plus program accounted for approximately 10% of the outstanding receivables in such program.
At any point, additional accounts may be designated as available to the Trust Portfolio and will consist of eligible accounts, which may or may not currently be in existence and which may be selected using different criteria from those used in selecting the accounts already included in the Trust Portfolio. See “Description of the Transfer and Servicing Agreement—Addition of Assets” in the accompanying prospectus. These accounts may be selected from the originator’s general consumer credit card portfolio, which may include Discover® or American Express accounts as well as credit card accounts that may relate to any affinity or co-branding credit card programs. At the depositor’s discretion and upon the occurrence of certain events, including the breaches of certain representations and warranties under the transfer and servicing agreement, the receivables relating to certain accounts may be removed from the Trust Portfolio. See “Description of the Transfer and Servicing Agreement—Removal of Assets” and “Risk Factors” in the accompanying prospectus. Consequently, actual loss, delinquency, revenue and monthly payment rate experience with respect to the accounts already designated to the issuing entity and the additional accounts or removed accounts may be different from the historical experience of the Trust Portfolio.
Billing and Payments
General.
The credit card accounts designated as available to the Trust Portfolio have fixed and variable annual percentage rates and have different billing and payment structures, including varying fees, depending on the type of account. The following reflects the typical billing and payment characteristics of such accounts.
Cardmember agreements and disclosure statements govern the credit card accounts. Each cardmember agreement provides that, subject to applicable law, the originator may change the terms and conditions of that agreement at any time, including, but not limited to, those terms pertaining to minimum payments, the rate or amount of finance charges, fees or other charges and the method of computing the balance upon which finance charges are assessed. If required by applicable law, the originator will provide prior written notice before implementation of any change in the terms and conditions of a cardmember’s agreement. The levels of finance charges, fees and other charges discussed below may fluctuate from time to time.
Monthly billing statements for the credit card accounts are sent to the cardholder at the end of each billing cycle generally within five business days after the cycle date assigned to the related account. Currently, the subservicer has cycle dates corresponding to 28 cycle days within each calendar month. The monthly billing statement reflects all purchases, cash advances, administrative charges (including any applicable currency conversion charges, late charges, returned payment charges, and copying charges), annual fees (if any), credit

®	Union Plus and Discover are registered trademarks of Union Privilege and NOVUS Credit Services Inc., respectively.

protection charges and finance charges incurred by the credit card account during the billing cycle or a prior billing cycle and payments or credits applicable to the account, and the outstanding balance of the account as of the cycle date (including the available credit thereunder).
Minimum Payments.
Each month, unless a payment holiday is granted by the originator, each cardholder is required to make a minimum payment. Prior to January 2004, such minimum payments were required to be in an amount equal to $10 or, if the new balance was less than $10, the new balance, or 1/60 of the new balance as it appeared on the monthly statement, whichever was greater, plus any past due amounts that appeared on the billing statement. Commencing in January 2004, such minimum payments were required to be in an amount equal to $10 or, if the new balance was less than $10, the new balance, or 2.25% of the new balance as it appeared on the monthly statement, whichever was greater, plus any past due amounts that appeared on the billing statement. Consistent with changes in industry practice based on regulatory guidance, the originator changed the minimum payment calculation for its credit card accounts in December 2005. Commencing in December 2005, such minimum payments are required to be in the amount of the new balance if the new balance is less than $15 or, if the new balance is more than $15, the greater of (a) 1% of the new balance plus any periodic finance charges, any late payment fee, any overlimit fee and an amount equal to 1/12 of the annual fee, if any, or (b) $15. This change to the minimum payment calculation is anticipated to result in an increase in delinquencies and charge-offs on these accounts; however, the potential impact cannot be determined with reasonable certainty at this time.
Skip payments.
Qualified cardholders are allowed to skip payments twice per any twelve-month period. To be qualified, a cardholder’s account must be open and not past due or over the credit limit and not have been restructured in the previous twelve billing cycles. Finance charges continue to accrue, and the amount of the next minimum monthly payment is based on the account balance at the end of the next billing cycle. The cardholder’s membership organization sets the dates of payment holidays or the cardholder can request a payment holiday by calling customer service.
In addition, a qualified cardholder can elect to skip payments if they are participating in a union sanctioned strike or lockout that occurred after the opening of his or her account and that has been in effect for at least 30 days. The cardholder must request each strike related skip payment. In order to qualify, the account must not be past due or over the credit limit or been restructured in the previous twelve billing cycles at the start of the strike or lockout. Qualified cardholders are allowed to have four strike skip payments each year or 12 month period. However, skip payments and strike skip payments may not be for more than three consecutive months before a payment is required.
Finance Charges.
Finance charges are based on an account’s average daily balances. Finance charges are calculated by multiplying the daily periodic rate by the average daily balance for each category of transactions (e.g., purchases, balance transfers, cash advances) of the account, and then multiplying the result by the number of days in the billing cycle. To obtain the average daily balance, all daily balances for each category of transactions for the billing cycle are added together and divided by the number of days in the billing cycle. The daily balance for an account is computed as the beginning balance for each category of transactions each day adjusted by adding new transactions, any previous day’s periodic finance charges, credit protection charges, cash advances, any late charges and any other administrative charges, any assessed fees and charges to the account generally on the day they were incurred and subtracting any payments and credits. The daily periodic rate is 1/365 of the account’s variable or fixed rate then in effect.
The accounts designated as available to the Trust Portfolio have a 25-day grace period for purchases. For accounts with a grace period for purchases, if the previous balance has been paid in full within 25 days after the close of the cycle, no purchase finance charges will be assessed on new credit card purchases for merchandise or services made during a billing cycle. Cash advances (including balance transfers and credit card checks) are not entitled to any grace period and are assessed finance charges from the date of the transaction.

The originator primarily offers variable annual percentage rate (“APR”) credit card accounts. Most accounts have three separate rates: one for purchases, one for cash advances and another for credit card checks. The periodic finance charge assessed on balances in most credit card accounts from purchases is indexed to the prime rate plus an add-on percentage. The add-on percentage ranges from 1.99% to 13.99%. The originator also from time to time offers temporary promotional rates that include special APRs ranging from 0% to 9.99%.
For cash advances, excluding balance transfers and credit card checks, the periodic finance charge assessed is a fixed APR of 19.99% with some existing cash advance balances having an APR of 17.99% until they are paid in full. On all accounts, the originator has instituted risk based pricing, the terms of which vary by account type. With respect to most accounts, a promotional rate will be terminated early if a cardholder’s minimum monthly payment is not received within 30 days of the end of the billing cycle. If the cardholder is no longer a union member in good standing, the account balance may be repriced at a higher rate.
The accounts designated as available to the Trust Portfolio presently have a cash advance fee on cash advances (including balance transfers) equal to 3.00% of the cash advance, with a minimum fee of $5 and a maximum fee for promotional balance transfers of $75. On cash advances obtained through non-promotional credit card checks, the cash advance fee is equal to 2.00% of the cash advance, with a minimum fee of $3.
There are some pricing limitations on the Union Plus program to assure that the accounts originated thereunder are competitively priced. For instance, the originator cannot impose an APR on purchases greater than 19.99% without the permission of its program partner and cannot increase the APR on purchases for existing cardholders more than once in any rolling six-month period, except for accounts subject to certain delinquency pricing or for rate increases on variable rate accounts due to an increase in the prime rate. In addition, the APR imposed on cash advances as well as any late, overlimit, returned check, cash advance or other fees disclosed in the cardholder agreement, on existing accounts, can only be increased once per rolling twelve-month period and can only be increased to rate or fee amounts being charged by other comparable credit card issuers. Any of the above restrictions can be waived by the program partner.
Fees and Charges. Accounts may be assessed administrative charges that may include:
(1)          late charges that will vary based on the amount of the outstanding balance on the payment date and will be $15 if such balance is $100 or less; $25 if such balance is more than $100 but no more than $1,000, and $35 if such balance is more than $1,000;
(2)          returned payment charges of $29 for each time a payment on the account is returned unsatisfied by the bank or other financial institution on which the payment was drawn;
(3)          overlimit charges of $35 if the cardholder exceeds the credit limit any time during a billing cycle;
(4)          reasonable copying fees if a request is made for duplicate statements, checks or other documents;
(5)          a finance charge fee of $0.50 for each billing cycle in which a finance charge is payable;
(6)          cash advance charges;
(7)          foreign transaction fee finance charge of 1% on each transaction made in a foreign currency;
(8)          payment by phone fees of $14.95 for each payment made over the phone; and
(9)          rush payment fees of $10 for rush payments made over the internet to be posted the same day.
Most of the accounts in the Trust Portfolio do not have annual membership fees.

Payments.
Payments to the originator by cardholders are processed by the subservicer and are currently generally applied by the type of transaction in the following order: first, to finance charges; second, to fees; and third, to principal balances. Payments are generally applied to the types of transactions that have a lower APR before those types of transactions having a higher APR. The application of payment is subject to change at any time without prior notice to the cardholders.
Collection of Delinquent Accounts
Minimum scheduled payments for accounts are generally due 25 days from the end of the last billing cycle. For collection purposes, an account is considered delinquent if at least 90% of the minimum payment required to be made is not received by the subservicer within five days after the due date reflected in the respective monthly billing statement. Prior to December 2004, delinquent accounts typically qualified for restructuring upon receipt of two or three qualifying payments prior to their restructuring, but accounts in approved external debt management could generally be restructured upon receipt of one qualifying payment. Generally, this restructuring could have occurred once every six months. External debt management plans refer to situations in which consumers receive assistance in negotiating or scheduling debt payment through public or private agencies. Commencing in December 2004, delinquent accounts qualify to be restructured if three consecutive minimum monthly payments or a lump sum equivalent is received prior to the restructuring. To qualify for such restructuring, such account must have been in existence for a minimum of nine months and not have been restructured in the prior twelve months and not have been restructured more than once in the prior five years. Accounts in external debt management plans are limited to one restructure in a five-year period in addition to the general limits of one restructure in a twelve-month period and two restructures in a five-year period. The fact that the restructuring criteria may have been met for a particular account does not require that account to be restructured. The extent to which an account that is eligible for restructure may be restructured will vary depending upon the subservicer’s view, prevailing economic conditions and other factors that may change from period to period. Account restructuring is used as an account and customer management tool in an effort to increase the value of account relationships.
Based on the account’s behavioral score, balance, level of delinquency, length of the account’s history, and other available customer information, the subservicer structures the timing of the collection activity to be implemented for the account. The subservicer believes that the use of behavioral scoring enables it to manage accounts which have a greater probability of experiencing a loss at an earlier stage.
Efforts to collect delinquent and overlimit accounts are made principally by the personnel of the subservicer. Currently, collection activity may begin with telephone contact with the cardholder immediately upon an account becoming overlimit and as quickly as one day after the date an account becomes delinquent and continues with follow-up contacts if the account remains delinquent. In the event the collector is unable to establish telephone contact with the cardholder, a series of collection letters may be sent to that person until the matter is resolved.
The servicer and the subservicer will service and administer the receivables, collect and deposit into the collection account payments received related to the receivables, and charge-off receivables as uncollectible, all in accordance with its customary and usual servicing procedures for servicing comparable revolving credit receivables and in accordance with the credit guidelines of the originator, the servicer or other account owner, as applicable. In December 2004, charge-off and account management policies in accordance with the Uniform Retail Credit Classification and Account Management Policy, issued by the Federal Financial Institutions Examination Council (“FFIEC”), were adopted for the accounts originated by the originator. Except in limited circumstances, the current policy is to charge-off an account at the end of the month in which that account becomes six months contractually delinquent. Interest on such an account generally accrues until charge-off. In the case of bankruptcy, subsequent to the adoption of FFIEC charge-off procedures, receivables will be charged-off at the end of the month upon the earlier of 60 days after notification of the bankruptcy or an account becoming 180 days delinquent, whichever is sooner. Prior to the adoption of FFIEC charge-off policies, receivables were charged off at the end of the month in which the account became six months contractually delinquent if not in bankruptcy while in the case of bankruptcy, receivables were charged off 60 days after bankruptcy notification.
Depending on the behavioral score established by the subservicer, the extension of credit to an account may be suspended at any time. For a delinquent account, the extension of credit may be restricted as early as one day after that account became delinquent. Typically, the subservicer will suspend all authorizations of extensions of credit on accounts 30 or more days delinquent and may close any account that is 60 or more days delinquent.
The subservicer also may suspend extensions of credit to an account if that account exceeds its maximum established credit limit. Typically, the subservicer looks to an account’s behavioral score, as well as other factors, including the account’s history with the originator and its credit limit, when determining the amount by which an account may exceed its established credit limit without being suspended. The subservicer may, in its sole discretion, enter into arrangements with delinquent cardholders to extend or otherwise modify payment schedules.
The risk evaluation, servicing, charge-off policies and collection practices discussed above are constantly being reviewed and may change over time in accordance with the business judgment of the originator, the servicer and the subservicer and applicable law and guidelines established by governing regulatory authorities.
PERFORMANCE OF THE TRUST PORTFOLIO
The following tables set forth the aggregate performance experience of the Trust Portfolio for each of the periods shown. There can be no assurance that the experience for the Trust Portfolio or the receivables will be similar to the historical experience set forth below because, among other things, economic and financial conditions affecting the ability of cardholders to make payments may be different from those that have prevailed during the periods reflected below. Additionally, performance for the Trust Portfolio may be affected by the addition of newly originated receivables. The addition of these receivables to the Trust Portfolio increases the outstanding receivables balance for the Trust Portfolio, which is the denominator used to calculate the percentages set forth below.
Loss and Delinquency Experience
The loss and delinquency percentages for the Trust Portfolio at any time reflect, among other factors, the quality of the receivables in the Trust Portfolio, the average seasoning of the related accounts designated to the Trust Portfolio, the success of the subservicer’s collection efforts and general economic conditions. Other factors, including the risk factors described in the accompanying prospectus, may cause future results to materially differ from the historical results presented in the following tables.
Future charge-offs and overall credit quality are subject to uncertainties which may cause actual results to differ from current and historical performance. These uncertainties could include, among others, the direction and level of credit card delinquencies, changes in consumer behavior, bankruptcy trends and changes in the bankruptcy law, portfolio seasoning, interest rate movements and portfolio mix. Significant deterioration in the general economy may also materially change the performance of the Trust Portfolio. In addition, the credit card industry as a whole experienced an accelerated level of bankruptcy filings in the period immediately prior to October 17, 2005, the effective date of recent U.S. bankruptcy legislation. This significant increase in the number of bankruptcy filings had a negative effect on delinquencies and losses in the Trust Portfolio for the fourth quarter of 2005. It is anticipated that the new minimum payment rules described above may increase delinquencies and losses in 2006 for the Trust Portfolio.
For the Trust Portfolio, Net Loss Percentage is determined by identifying the percentage equivalent of a fraction, the numerator of which is Net Losses during a particular period and the denominator of which is the Average Principal Receivables Outstanding during the same period. Average Principal Receivables Outstanding is the average of the Principal Receivables outstanding at the beginning of each month during the period indicated in the Loss Experience table below. Gross Losses are total principal charge-offs before recoveries and do not include the amount of reductions in Principal Receivables due to fraud, returned goods, customer disputes or other miscellaneous adjustments. Recoveries are amounts received on previously charged-off receivables, net of expenses, during the period indicated as determined by the servicer. Net Losses are Gross Losses minus Recoveries during the period indicated. The Net Loss Percentage for the [_____] month period ended [_____ _____], 2006 has been annualized for such period.

Loss Experience
Trust Portfolio
(Dollars in Thousands)

[ ] months
	ended	Year ended December 31,
	[ ], 2006	2005		2004		2003		2002		2001
Average Principal Receivables
Outstanding	$	$		$		$		$		$
Gross Losses
Recoveries
Net Losses
Net Loss Percentage	%		%		%		%		%		%
The following table sets forth the delinquency experience for cardholder payments on the credit card accounts in the Trust Portfolio for each of the dates shown. The receivables outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the date shown. The dollar amounts shown reflect the receivables outstanding at the end of the applicable period (such calculations include both Principal Receivables and Finance Charge and Administrative Receivables). The percentages are the result of dividing the delinquent amount by the outstanding receivables for the Trust Portfolio at the end of the applicable period.

Delinquency Experience
Trust Portfolio
(Dollars in Thousands)

	As of [___], 2006		As of December 31, 2005
		Percentage of		Percentage of
	Dollar	Total	Dollar	Total
	Amount	Receivables	Amount	Receivables
Receivables
Outstanding	$	%	$	%
Receivables
Delinquent
30-59 days
60-89 days
90-119 days
120-149 days
150-179 days
180 or more days

Total	$	%	$	%

	As of December 31, 2004		As of December 31, 2003
		Percentage of		Percentage of
	Dollar	Total	Dollar	Total
	Amount	Receivables	Amount	Receivables
Receivables
Outstanding	$	%	$	%
Receivables
Delinquent
30-59 days
60-89 days
90-119 days
120-149 days
150-179 days
180 or more days

Total	$	%	$	%

	As of December 31, 2002		As of December 31, 2001
		Percentage of		Percentage of
	Dollar	Total	Dollar	Total
	Amount	Receivables	Amount	Receivables
Receivables
Outstanding	$	%	$	%
Receivables
Delinquent
30-59 days
60-89 days
90-119 days
120-149 days
150-179 days
180 or more days

Total	$	%	$	%

Revenue Experience
The revenues for the Trust Portfolio shown in the Revenue Experience table are related to collections of finance charges and fees. The revenues related to finance charges depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances, thereby paying off their credit card account balances over several months, in contrast to cardholders who prefer to pay off their entire balance each month, thereby avoiding finance charges. Revenues related to finance charges and fees also depend on numerous factors such as the types of charges and fees assessed by the originator on the accounts in the Trust Portfolio, changes in the level of delinquencies on the receivables and the percentage of accounts bearing finance charges and fees at promotional rates. See “Risk Factors” in the accompanying prospectus. Accordingly, revenues will be affected by future changes in the types of charges and fees assessed on the accounts. Revenues could also be affected by the addition and removal of designated accounts to or from the Trust Portfolio, as applicable, from time to time.
Revenue Experience on the Trust Portfolio is calculated on a cash basis and includes collections of finance charges and fees and interchange amounts. Yield from finance charges, fees and interchange is the result of dividing finance charges, fees and interchange amounts by the average of the Principal Receivables outstanding at the beginning of each month during the indicated period. The revenue rate for the [ ] months ended [ ], 2006 has been annualized based on the [ ]-month period.
Revenue Experience
Trust Portfolio
(Dollars in Thousands)

[ ] months
	ended	Year ended December 31,
	[ ], 2006	2005		2004		2003		2002		2001
Finance Charges, Fees and Interchange	$	$		$		$		$		$
Yield from Finance Charges, Fees and Interchange	%		%		%		%		%		%
Payment Rates
The following table sets forth the highest and lowest cardholder monthly principal payment rates for the Trust Portfolio during any month for the periods shown and the average cardholder monthly principal payment rates for all months during the periods shown. The cardholder monthly principal payment rate for each month is calculated as a percentage of the amount of Principal Receivables in the Trust Portfolio at the beginning of that month. Monthly principal payment rates shown in the table are based on amounts which would be deemed payments of principal.
Cardholder Monthly Principal Payment Rates
Trust Portfolio

[ ] months
	ended	Year ended December 31,
	[ ], 2006	2005	2004	2003	2002	2001
Highest Month	%	%	%	%	%	%
Lowest Month	%	%	%	%	%	%
Monthly Average	%	%	%	%	%	%
There can be no assurance that the cardholder monthly principal payment rates in the future will be similar to the historical experience set forth above. The amount of collections of receivables may vary from month to month due to factors such as seasonal variations, general economic conditions, payment holidays and payment habits of individual cardholders.

THE TRUST PORTFOLIO
The following is particular information about the receivables as of the beginning of the day on [               ], 2006:
•	The receivables in the Trust Portfolio included $[ ] million of Principal Receivables and $[ ] million of Finance Charge and Administrative Receivables.

•	The accounts designated for the Trust Portfolio had an average receivable balance of $[ ] and an average credit limit of $[ ].

•	The percentage of the average gross receivable balance to the average credit limit was [ ]%. The principal weighted average age of the accounts was approximately [ ] months.
As of the month ended [          ], 2006:
•	[ ]% of the accounts in the Trust Portfolio made minimum payments as of their respective latest statement date, in each case based on the prior month’s statement minimum payment; and

•	[ ]% of the accounts in the Trust Portfolio made full payments as of their respective latest statement date, in each case based on the prior month statement outstanding balance.
The following tables summarize the Trust Portfolio by various criteria as of the beginning of the day on [     ], 2006. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time. The numbers shown in the tables below may not total due to rounding.
Composition by Account Balance
Trust Portfolio

Percentage
		of Total			Percentage
	Number of	Number			of Total
Account Balance Range	Accounts	of Accounts		Receivables	Receivables
Less than or equal to $1,000.00		%	$		%
$1,000.01 to $2,000.00
$2,000.01 to $3,000.00
$3,000.01 to $4,000.00
$4,000.01 to $5,000.00
$5,000.01 to $6,000.00
$6,000.01 to $7,000.00
$7,000.01 to $8,000.00
$8,000.01 to $9,000.00
$9,000.01 to $10,000.00
Over $10,000.00

Total		100.00%	$		100.00%

Composition by Credit Limit
Trust Portfolio

Percentage
		of Total			Percentage
	Number of	Number			of Total
Account Balance Range	Accounts	of Accounts		Receivables	Receivables
Less than or equal to $1,000.00		%	$		%
$1,000.01 to $2,000.00
$2,000.01 to $3,000.00
$3,000.01 to $4,000.00
$4,000.01 to $5,000.00
$5,000.01 to $6,000.00
$6,000.01 to $7,000.00
$7,000.01 to $8,000.00
$8,000.01 to $9,000.00
$9,000.01 to $10,000.00
Over $10,000.00

Total		100.00%	$		100.00%

Composition by Period of Delinquency
Trust Portfolio

Percentage
		of Total			Percentage
Period of Delinquency	Number of	Number			of Total
(Days Delinquent)	Accounts	of Accounts		Receivables	Receivables
Current and up to 29 days		%	$		%
30 to 59 days
60 to 89 days
90 to 119 days
120 to 149 days
150 to 179 days
180 or more days

Total		100.00%	$		100.00%

Composition by Account Age
Trust Portfolio

Percentage
		of Total			Percentage
	Number of	Number			of Total
Account Age	Accounts	of Accounts		Receivables	Receivables
Not more than 6 months		%	$		%
Over 6 months to 12 months
Over 12 months to 24 months
Over 24 months to 48 months
Over 48 months to 72 months
Over 72 months to 96 months
Over 96 months to 120 months
Over 120 months

Total		100.00%	$		100.00%

Geographic Distribution of Accounts
Trust Portfolio

Percentage
		of Total			Percentage
	Number of	Number			of Total
State	Accounts	of Accounts		Receivables	Receivables
New York		%	$		%
California
Pennsylvania
Illinois
Ohio
Michigan
New Jersey
Texas
Florida
Wisconsin
Indiana
Massachusetts
All Other

Total		100.00%	$		100.00%

Credit Risk Management
The subservicer uses a proprietary credit scoring model to assess the probability of repayment on all of a borrower's consumer borrowings. This scoring model is one of several factors that may be used to assess the overall credit risk of a consumer. The scoring model uses a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and public records experience. Scores are based, in part, on information collected by major credit bureaus that are independent third parties, the accuracy of which cannot be verified by the subservicer. Scores may vary by credit bureau depending on credit history available at each bureau. Once an obligor has been issued a credit card, the score on the account is generally refreshed on a monthly basis. This scoring model purports to be a measurement of the relative degree of risk a borrower represents to a lender. The scores have an associated probability for any of a borrower's accounts on the credit bureau becoming 90 days or more past due, charged off or bankrupt, in each case, within the next 18 months. These scores may change over time, depending on customer behavior and changes in credit scoring technology. Because the future composition and product mix of the Trust Portfolio may change over time, this table is not necessarily indicative of the probability of repayment on all of an obligor's consumer borrowings in the Trust Portfolio at any specific time in the future.
The following table sets forth the composition of the accounts by ranges of probability of any account on an obligor's credit bureau file becoming 90 days or more past due, charged off, or bankrupt, in each case, within 18 months.
Composition by Borrower Credit Quality
Trust Portfolio

Ranges of Probability	Receivables	Percentage of Total Receivables
No Score	$	%
[ ]% or more
[ ]% to [ ]%
[ ]% to [ ]%
[ ]% to [ ]%
[ ]% to [ ]%
[ ]% or less

Total	$	100.00%

Static Pool Information
Static pool information relating to the portfolio of credit card accounts originated under the Union Plus program (the “Managed Portfolio”), including those not part of the Trust Portfolio, organized by year of origination of each related credit card account can be found at the servicer’s website, www.hsbc.com/hsbc_finance/abs (the “Static Pool Website”). On [                     ], 2006, approximately [   ]% of the Managed Portfolio was in the Trust Portfolio. Static pool information consists of gross charge-off rates, delinquencies, revenue rates, and payment rates. Static pool information regarding performance of the Managed Portfolio contained on the Static Pool Website for the periods prior to January 1, 2006 will not form a part of this prospectus supplement, the accompanying prospectus or the registration statement relating to the offering of the notes. A copy of the information contained on the Static Pool Website as of the date of this prospectus supplement may be obtained by any person free of charge upon request to HSBC Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070; telephone number, (847) 564-5000.
The past characteristics of the receivables included in the Managed Portfolio, as well as the social, economic and other conditions existing at the time when those contracts were originated and repaid, may vary materially from the characteristics of the receivables in the Trust Portfolio and the social, economic and other conditions existing at the time when the receivables in the Trust Portfolio were originated and that will exist when such receivables are repaid.
DESCRIPTION OF THE NOTES
The following is a summary of the material provisions of the terms relating to the Series 2006-[  ] Notes and the material provisions of the indenture supplement, dated as of [                    ], 2006 between the issuing entity and the indenture trustee (the “indenture supplement”). A form of an indenture supplement has been filed as an exhibit to the registration statement of which the prospectus is a part. You should read the form of the indenture supplement filed as noted above. You also should refer to the accompanying prospectus for a further discussion of material provisions common to all notes issued under the indenture. Also, the transfer and servicing agreement, the indenture and the receivables purchase agreements have been filed with the Commission as exhibits to the registration statement relating to the notes.
General
The Class A Notes, the Class B Notes and the Class C Notes comprise the Series 2006-[  ] Notes that will be issued under the indenture, as supplemented by the indenture supplement. As described under “Description of the Notes—New Issuances” in the accompanying prospectus, the depositor may cause the owner trustee, on behalf of the issuing entity, and the indenture trustee to execute further indenture supplements in order to issue additional series in the future.
The closing date for the Series 2006-[  ] Notes is [  ], 2006. The notes will be issued in denominations of $1,000 and integral multiples of $1,000 and will be available only in book-entry form, registered in the name of Cede & Co., as nominee of DTC. As described under “Description of the Notes—General,” “—Book-Entry Registration” and “—Definitive Notes” in the accompanying prospectus, unless and until definitive notes are issued, you will be able to transfer your notes only through the facilities of DTC. You will receive payments and notices through DTC and its participants. Payments of interest and principal will be made on each distribution date on which those amounts are due to the noteholders in whose names the notes were registered on the record date. The record date is the last calendar day of each month.
Interest Payments
The Class A Notes will accrue interest from and including the closing date through but excluding [          ], 2006, and for each following interest period, at a rate of [          ]% per annum above LIBOR for the related LIBOR Determination Date with respect to each interest period.
The Class B Notes will accrue interest from and including the closing date through but excluding [          ], 2006, and for each following interest period, at a rate of [          ]% per annum above LIBOR for the related LIBOR Determination Date with respect to each interest period.

The Class C Notes will accrue interest from and including the closing date through but excluding [          ], 2006, and for each following interest period, at a rate of [      ]% per annum above LIBOR for the related LIBOR Determination Date with respect to each interest period.
Each interest period begins on and includes a distribution date and ends on but excludes the next distribution date. However, the first interest period will begin on and include the closing date.
The indenture trustee will determine LIBOR for each interest period on the LIBOR Determination Date.
For the initial interest period, the interest rate for the Class A Notes will be [      ]%.
For the initial interest period, the interest rate for the Class B Notes will be [      ]%.
For the initial interest period, the interest rate for the Class C Notes will be [      ]%.
The interest rate on each class of the notes of this series applicable to the then current and immediately preceding interest period may be obtained by telephoning the indenture trustee at its corporate trust office at (800) 344-5128.
Interest on the Class A Notes, Class B Notes and Class C Notes will be calculated on the basis of the actual number of days in the related interest period and a 360-day year.
Interest will be paid on each distribution date, which will be [                           ], 2006 with respect to the first distribution date and the 15th day of each following month or, if the 15th day is not a business day, the following business day.
Interest payments on the Class A Notes, Class B Notes and Class C Notes on any distribution date will be calculated on the aggregate principal balance of the Class A Notes, Class B Notes and Class C Notes, as applicable, as of the preceding distribution date after giving effect to all distributions of principal on such date, except that interest for the first distribution date will accrue at the applicable note interest rate on the initial aggregate principal balance of the Class A Notes, Class B Notes and Class C Notes, as applicable, from the closing date.
Interest due on the Class A Notes, Class B Notes and Class C Notes but not paid on any distribution date will be payable on the following distribution date, together with additional interest on that amount at the applicable note interest rate. Additional interest will accrue on the same basis as interest on the notes, and will accrue from the distribution date on which the overdue interest became due to, but excluding, the distribution date on which the additional interest is paid.
Interest payments on the notes on any distribution date will be paid from Investor Finance Charge and Administrative Collections for the related Due Period and, to the extent Investor Finance Charge and Administrative Collections are insufficient to pay the interest, from Excess Finance Charge and Administrative Collections in each case as allocated to your series and Subordinated Principal Collections, to the extent available, for the related Due Period.
Principal Payments
You are expected to receive payment of principal in full on the [                     ] distribution date, which is the expected principal payment date for this series. You may, however, receive payments of principal earlier than the expected principal payment date if an Amortization Event occurs and the Early Amortization Period begins. The holders of the Class B Notes will not begin to receive payments of principal until the final principal payment on the Class A Notes has been made and the holders of Class C Notes will not begin to receive payments of principal until the final principal payment on the Class B Notes and the Class A Notes each have been made. You will not be entitled to any premium for early or late payment of principal. If collections of the receivables are less than expected or are collected more slowly than expected, then principal payments may be delayed. If the notes are not paid in full on the expected principal payment date, collections of Principal Receivables will continue to be used to pay principal on the notes until the notes are paid in full or until [ ], 20[ ] whichever occurs first. [ ], 20[ ] is the scheduled maturity date for the notes. If the notes have not been paid in full by the scheduled maturity date, an event of default will occur. See “Description of the Notes — Events of Default” in this prospectus supplement and “Description of the Indenture — Events of Default; Rights Upon Event of Default” in the accompanying prospectus.

Revolving Period.
The Revolving Period for this series of notes is the period from the closing date to the earliest to occur of the beginning of the Controlled Accumulation Period or Early Amortization Period.
During the Revolving Period, the Investor Percentage of collections of Principal Receivables, excluding principal payments used to reduce the Overcollateralization Amount to the Required Overcollateralization Amount and any Subordinated Principal Collections for that Due Period, will be treated as Shared Principal Collections and used to pay principal to other series in principal sharing group one or will be paid to the holder of the transferor certificate.
Controlled Accumulation Period.
Collections of Principal Receivables allocated to this series will accumulate during the Controlled Accumulation Period. The Controlled Accumulation Period for the notes is scheduled to begin on [                         ] and end on the earliest of:
(1)	the beginning of the Early Amortization Period; and

(2)	the payment in full of the principal balance of the notes and the Overcollateralization Amount;
provided, however, that the start of the Controlled Accumulation Period may be postponed by certain events. See “—Postponement of Controlled Accumulation Period” in this prospectus supplement.
Additionally, if an Amortization Event occurs before the Controlled Accumulation Period begins there will be no Controlled Accumulation Period and the Early Amortization Period will begin.
The indenture trustee will establish and maintain with an Eligible Institution, a segregated trust account held for the benefit of the noteholders to serve as the principal funding account for the Series 2006-[ ] Notes. Principal for payment to the noteholders will accumulate during the Controlled Accumulation Period in the principal funding account.
On each distribution date relating to the Controlled Accumulation Period on or prior to the expected principal payment date, the indenture trustee will deposit in the principal funding account an amount equal to the least of:
(1)	Available Investor Principal Collections with respect to that distribution date;

(2)	the applicable Controlled Deposit Amount; and

(3)	the Adjusted Invested Amount prior to any deposits on that date.
The “Controlled Deposit Amount” means [$                    ].
Funds on deposit in the principal funding account will be invested until the following distribution date by the indenture trustee at the direction of the servicer in Eligible Investments. Principal Funding Investment Proceeds will be deposited in the collection account and included in Available Investor Finance Charge and Administrative Collections for the related Due Period.
On the expected principal payment date, amounts in the principal funding account will be paid:
first, to the Class A Noteholders, up to the aggregate principal balance of the Class A Notes;
second, to the Class B Noteholders, up to the aggregate principal balance of the Class B Notes; and
third, to the Class C Noteholders, up to the aggregate principal balance of the Class C Notes;

provided that such amount may be paid earlier due to the commencement of the Early Amortization Period.
During the Controlled Accumulation Period, the portion of Available Investor Principal Collections not applied for the payment of principal on the Class A Notes, Class B Notes and Class C Notes on a distribution date generally will be applied to reduce the Overcollateralization Amount to the Required Overcollateralization Amount and then treated as Shared Principal Collections.
It is expected, but no assurances can be made to you, that the amounts available in the principal funding account on the expected principal payment date will be sufficient to pay in full the aggregate principal balance of the Class A Notes, Class B Notes and Class C Notes. If these amounts are not available on the expected principal payment date, an Amortization Event will occur and the Early Amortization Period will begin.
Postponement of Controlled Accumulation Period.
The Controlled Accumulation Period is scheduled to last [ ] months. However, the servicer may elect to extend the Revolving Period and postpone the Controlled Accumulation Period by providing a notice to the indenture trustee. The servicer can make this election only if the number of months needed to fund the principal funding account based on expected principal collections needed to pay principal on the notes is less than [ ] months.
Until the Controlled Accumulation Period begins, the servicer will review the amount of expected collections of Principal Receivables monthly and determine the number of months expected to be required to fully fund the principal funding account by the expected principal payment date and may elect to postpone the Controlled Accumulation Period. In making its decision, the servicer is required to assume that the principal payment rate, calculated as collections of Principal Receivables for the Due Period over the Principal Receivables as of the beginning of the Due Period, will be no greater than the lowest monthly principal payment rate for the prior twelve months and will consider the amount of principal expected to be allocable to noteholders of all other series, if any, that are expected to be amortizing or accumulating principal during the Controlled Accumulation Period for notes. In no case will the Controlled Accumulation Period be reduced to less than one month.
The method for determining the number of months required to fully fund the principal funding account may be changed upon receipt of an officer’s certificate from the depositor indicating that, in the reasonable belief of an authorized officer, the change will not result in an Adverse Effect.
Early Amortization Period.
The Early Amortization Period for this series of notes will begin on the first day of the Due Period on which an Amortization Event with respect to this series is deemed to have occurred or, if the servicer is required to make daily deposits into the collection account, on the day an Amortization Event is deemed to have occurred, and ending upon the earlier to occur of:
(1)	the payment in full of the principal balance of the notes to the noteholders and the Overcollateralization Amount to the overcollateralization holder; and

(2)	the scheduled maturity date.
During the Early Amortization Period, Available Investor Principal Collections (and if an Amortization Event has occurred during the Controlled Accumulation Period, any amount on deposit in the principal funding account) will be paid in the following order:
(1)          to the Class A Noteholders until the principal balance of the Class A Notes has been paid in full;
(2)          to the Class B Noteholders until the principal balance of the Class B Notes has been paid in full; and
(3)          to the Class C Noteholders until the principal balance of the Class C Notes has been paid in full.

The balance of Available Investor Principal Collections not applied as described in clauses (1) through (3) above, if any, will first, be paid to the overcollateralization holder to reduce the Overcollateralization Amount to zero and second, will be treated as Shared Principal Collections and applied as described under “Description of the Notes—Groups—Principal Sharing Group” in the accompanying prospectus.
See “—Amortization Events” below for a discussion of events that might lead to the commencement of the Early Amortization Period.
Reserve Account.
The indenture trustee will establish and maintain a segregated trust account, the reserve account, for the benefit of the noteholders to assist with the subsequent distribution of interest on the notes during the Controlled Accumulation Period and on the first distribution date with respect to the Early Amortization Period. On each distribution date from and after _______________, but prior to the termination of the reserve account, the indenture trustee, acting in accordance with the servicer’s instructions, will apply Available Investor Finance Charge and Administrative Collections and Excess Finance Charge and Administrative Collections allocated to the notes to increase the amount on deposit in the reserve account, to the extent that amount is less than the Required Reserve Account Amount. The “Required Reserve Account Amount” means [$_______________].
As long as no Event of Default for your series has occurred and is continuing, on each distribution date, after giving effect to any withdrawal to be made from the reserve account on that distribution date, the indenture trustee will withdraw from the reserve account an amount equal to the excess, if any, of the amount on deposit in the reserve account over the Required Reserve Account Amount and will distribute that excess to the holder of the transferor certificate. Any amounts withdrawn from the reserve account and distributed to the holder of the transferor certificate as described above will not be available for distribution to the noteholders. On any day following an Event of Default and an acceleration of the notes, funds available in the reserve account will be used to fund any amounts owed to the noteholders.
So long as the reserve account is not terminated, all amounts on deposit in the reserve account on any distribution date, after giving effect to any deposits to, or withdrawals from, the reserve account to be made on that distribution date, will be invested to the following distribution date by the indenture trustee at the direction of the servicer in Eligible Investments. The interest and other investment income, net of investment expenses and losses, earned on these investments will be retained in the reserve account, to the extent the amount on deposit is less than the Required Reserve Account Amount or deposited in the collection account and treated as Available Investor Finance Charge and Administrative Receivables Collections.
On or before each distribution date with respect to the Controlled Accumulation Period and on the first distribution date with respect to the Early Amortization Period, a withdrawal will be made from the reserve account. The amount withdrawn will be deposited in the collection account and included as Available Investor Finance Charge and Administrative Collections for that distribution date in an aggregate amount equal to the least of:
(1)	the amount then on deposit in the reserve account with respect to that distribution date;

(2)	the Required Reserve Account Amount; and

(3)	the Reserve Draw Amount with respect to that distribution date.
If, for any distribution date, the Principal Funding Investment Proceeds are less than the sum of:
(1)          the product of (a) the balance of the principal funding account, up to the principal balance of the Class A Notes, on the record date immediately preceding that distribution date, (b) the interest rate for Class A Notes for the related interest period, and (c) the number of days in the related interest period divided by 360,
(2)          the product of (a) the lesser of (1) the balance of the principal funding account in excess of the principal balance of the Class A Notes and (2) the principal balance of the Class B Notes on the record date immediately preceding that distribution date, (b) the interest rate for the Class B Notes for the related interest period, and (c) the number of days in the related interest period divided by 360, and
(3)          the product of (a) the lesser of (1) the balance of the principal funding account in excess of the sum of the principal balance of the Class A Notes and Class B Notes and (2) the principal balance of the Class C Notes on the record date immediately preceding that distribution date, (b) the interest rate for the Class C Notes for the related interest period, and (c) the number of days in the related interest period divided by 360, then the indenture trustee will withdraw the shortfall, called the “Reserve Draw Amount,” to the extent required and available, from the reserve account and deposit it in the collection account for use as Available Investor Finance Charge and Administrative Collections.
The reserve account will be terminated upon the earliest to occur of:
(1)	the first distribution date for the Early Amortization Period; and

(2)	the expected principal payment date.
Upon the termination of the reserve account, all amounts on deposit in the reserve account (after giving effect to any withdrawal from the reserve account on that date as described above) will be distributed by the indenture trustee, at the direction of the servicer, first, to the overcollateralization holder for reduction of the Overcollateralization Amount to zero and second, to the holder of the transferor certificate.
Subordination
The Class B Notes are subordinated to the Class A Notes. Interest payments will be made on the Class A Notes prior to being made on the Class B Notes. Principal payments on the Class B Notes will not begin until the Class A Notes have been paid in full. If collections of Principal Receivables allocated to your series are reallocated to pay the interest on the Class A Notes, the principal amount of the Class B Notes may not be repaid. If a foreclosure and sale of assets of the issuing entity after an Event of Default occurs, the net proceeds of that sale which are available to pay principal and interest on the notes will be paid first to the Class A Notes before any remaining net proceeds will be available for payments due to the Class B Notes.
The Class C Notes are subordinated to the Class B Notes and the Class A Notes. Interest payments will be made on the Class B Notes prior to being made on the Class C Notes. Principal payments on the Class C Notes will not begin until the Class B Notes have been paid in full. If collections of Principal Receivables allocated to your series are reallocated to pay the interest on the Class B Notes, the principal amount of the Class C Notes may not be repaid. If a foreclosure and sale of assets of the issuing entity after an Event of Default occurs, the net proceeds of that sale which are available to pay principal and interest on the notes will be paid first to the Class B Notes before any remaining net proceeds will be available for payments due to the Class C Notes.
Overcollateralization
The Overcollateralization Amount will act as credit enhancement for this series of notes. The Overcollateralization Amount represents a subordinated interest in the receivables allocated to this series. The depositor will initially be the overcollateralization holder which holds the ownership interest in the Overcollateralization Amount and will receive any distributions in reduction of the Overcollateralization Amount. Collections of Principal Receivables will be applied to reduce the Overcollateralization Amount during the Controlled Accumulation Period if all required deposits have been made to the principal funding account for this series and the Overcollateralization Amount is greater than the Required Overcollateralization Amount. Prior to the Early Amortization Period, the Required Overcollateralization Amount decreases as deposits are made to the principal funding account.
The Required Overcollateralization Amount will initially be $[ ] and thereafter, an amount equal to [ ]% of the Interim Note Principal Balance for such distribution date but not less than [  ]% of the Initial Invested Amount; provided that:

(1)          if an Amortization Event has occurred with respect to the Series 2006-[ ] Notes, the Required Overcollateralization Amount for any distribution date shall equal the amount of that requirement immediately preceding that Amortization Event;
(2)          in no event shall the Required Overcollateralization Amount exceed the principal balance of the notes on any date;
(3)          the Required Overcollateralization Amount may be reduced at any time to a lesser amount if the Rating Agency Condition is satisfied and an officer’s certificate of the depositor has been delivered to the effect that in the reasonable belief of the depositor, that reduction will not result in an Adverse Effect; and
(4)          the depositor, in its sole discretion, may increase the Required Overcollateralization Amount at any time.
Credit enhancement for your series is for your series’ benefit only, and you are not entitled to the benefits of credit enhancement available to other series.
Events Of Default
The Events of Default for the Series 2006-[ ] Notes, as well as the rights and remedies available to the indenture trustee and the Series 2006-[ ] Noteholders when an Event of Default occurs, are described under “Description of the Indenture—Events of Default; Rights Upon Event of Default” in the accompanying prospectus.
If an Event of Default for your series occurs other than with respect to any voluntary or involuntary bankruptcy, insolvency or other similar event of the issuing entity, the indenture trustee or the holders of more than 50% of the outstanding principal amount of these notes may declare your notes to be immediately due and payable. This declaration, under limited circumstances, may be rescinded by noteholders holding more than 50% of the outstanding principal amount. If an event of bankruptcy, insolvency, conservatorship, receivership, liquidation, or similar events relating to the issuing entity should occur and be continuing, all of the notes shall be deemed immediately due and payable. Upon such declaration, the Revolving Period, or Controlled Accumulation Period, will terminate and an Early Amortization Period will commence. If the Series 2006-[ ] Notes are accelerated, you may receive principal prior to the expected principal payment date.
If an Event of Default occurs and continues with respect to the notes, the indenture trustee or, except for voluntary or involuntary bankruptcy, insolvency or other similar events of default of the issuing entity, holders of more than 50% of the outstanding principal amount of the notes may declare the notes to be immediately due and payable. That declaration may, under limited circumstances, be rescinded by holders of more than 50% of the outstanding principal amount of the notes. See “Description of the Indenture—Events of Default; Rights Upon Event of Default” in the accompanying prospectus.
After an Event of Default and the acceleration of the Series 2006-[ ] Notes, funds on deposit in the collection account, the special funding account, the principal funding account and the reserve account will be applied to pay principal of and interest on the notes to the extent permitted by law. Collections of Principal Receivables and Finance Charge and Administrative Receivables allocated to Series 2006-[ ] will be applied to make monthly principal and interest payments on the Series 2006-[ ] Notes until the earlier of the date the Series 2006-[ ] Notes are paid in full or the scheduled maturity date.
If the notes are accelerated or the issuing entity fails to pay the principal of the notes on the scheduled maturity date, once the conditions described in the prospectus under “Description of the Indenture—Events of Default; Rights Upon Event of Default” are satisfied, the indenture trustee may or, in limited cases, will, at the direction of the holders of a specified percentage of the outstanding principal amount of each class of Series 2006-[ ] Notes:
•	institute proceedings in its own name for the collection of all amounts then payable on the notes of this series;

•	take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the Series 2006-[ ] Noteholders; or

•	foreclose on a portion of the issuing entity’s assets by causing the issuing entity to sell a portion of the assets of the issuing entity.
Amortization Events
As described above, the Revolving Period will continue until either the Controlled Accumulation Period or Early Amortization Period begins. If an Amortization Event occurs during the Revolving Period or the Controlled Accumulation Period, the Early Amortization Period will begin.
An “Amortization Event” refers to any of the following events:
(1)          failure by the depositor (a) to make any payment or deposit on the date required under the transfer and servicing agreement, the indenture or the indenture supplement, within the applicable grace period which shall not exceed five business days or (b) to observe or perform in any material respect any other covenants or agreements of the depositor set forth in the transfer and servicing agreement, the indenture or the indenture supplement, which failure has an Adverse Effect on the noteholders of this series and continues to have an Adverse Effect for a period of 60 days after written notice of the failure, requiring the same to be remedied;
(2)          any representation or warranty made by the depositor in the transfer and servicing agreement, or any information required to be given by the depositor to the indenture trustee to identify the accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of the failure, requiring the same to be remedied, and as a result an Adverse Effect occurs with respect to the Series 2006-[ ] Noteholders and the Adverse Effect continues for the designated period; except that an Amortization Event described in this subparagraph (2) will not occur if the depositor has accepted reassignment of the related receivable or all related receivables, if applicable, during the designated period in accordance with the provisions of the transfer and servicing agreement;
(3)          any Servicer Default occurs which would have an Adverse Effect on the Series 2006-[ ] Noteholders;
(4)          the average of the Series Portfolio Yields for any three consecutive Due Periods is less than the average of the Base Rates for the same Due Periods;
(5)          insufficient monies are available to pay in full the aggregate principal balances of all the Series 2006-[ ] Notes on the expected principal payment date;
(6)          a failure by the depositor to convey receivables in additional accounts or participations to the issuing entity within five business days after the date required by the transfer and servicing agreement;
(7)          bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the depositor;
(8)          the depositor is unable for any reason to transfer receivables to the issuing entity in accordance with the provisions of the transfer and servicing agreement;
(9)          the issuing entity becomes subject to regulation as an “investment company” within the meaning of the Investment Company Act of 1940, as amended; or
(10)        an Event of Default with respect to and acceleration of the maturity of the Series 2006-[ ] Notes occurs under the indenture.
In the case of any event described in clause (1), (2) or (3) above, an Amortization Event will be deemed to have occurred with respect to the notes only if, after any applicable grace period, either the indenture trustee or the

Series 2006-[___] Noteholders evidencing interests aggregating not less than 50% of the aggregate unpaid principal amount of these notes, by written notice to the depositor and the servicer (and to the indenture trustee if given by the Series 2006-[___] Noteholders), declare that an Amortization Event has occurred with respect to the Series 2006-[___] Notes as of the date of the notice.
In the case of any event described in clause (4) through (10) above, an Amortization Event will occur without any notice or other action on the part of the indenture trustee or the noteholders immediately upon the occurrence of the event. Such events may result in an amortization event occurring with respect to other series of notes which may result in such series also being in amortization.
The Early Amortization Period will begin on the first day of the Due Period in which an Amortization Event is deemed to have occurred, unless the servicer is at that time required to make daily deposits into the collection account, in which case the Early Amortization Period will begin on the day an Amortization Event occurs.
See “Description of the Notes—Amortization Events” in the accompanying prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the depositor.
Allocation Percentages
Under the indenture, with respect to each Due Period, the servicer will allocate to all series outstanding and to the depositor, all amounts collected on Finance Charge and Administrative Receivables, all amounts collected on Principal Receivables and all Defaulted Amounts with respect to that Due Period. These amounts will be allocated based on the Investor Percentage.
Collections of Finance Charge and Administrative Receivables at any time and collections of Principal Receivables during the Revolving Period and Defaulted Amounts at any time, will be allocated to Series 2006-[ ] based on the Floating Investor Percentage.
Collections of Principal Receivables during any period other than the Revolving Period will be allocated to Series 2006-[ ] based on the Fixed Investor Percentage.
Interest payments on these notes will be paid from Available Investor Finance Charge and Administrative Collections and Excess Finance Charge and Administrative Collections allocated to these notes. Principal payments on the notes will be paid from Available Investor Principal Collections allocated to these notes.
Application of Collections
Payment of Interest, Fees and Other Items
On each distribution date, the servicer will direct the indenture trustee to apply Available Investor Finance Charge and Administrative Collections and Excess Finance Charge and Administrative Collections on deposit in the collection account in the following priority:
(1) an amount equal to interest due on the Class A Notes will be paid to the Class A Noteholders;
(2) an amount equal to interest due on the Class B Notes will be paid to the Class B Noteholders;
(3) an amount equal to the interest due on the Class C Notes will be paid to the Class C Noteholders;
(4) an amount equal to the servicing fee for the related Due Period will be paid to the servicer;
(5) an amount equal to the Investor Defaulted Amount, if any, for the related Due Period, will be treated as Available Investor Principal Collections;
(6) an amount equal to the sum of the unreimbursed Investor Charge-Offs and the amount of unreimbursed Subordinated Principal Collections will be treated as Available Investor Principal Collections;

(7) upon the occurrence of an Event of Default with respect to Series 2006-[ ] and acceleration of the maturity of the Series 2006-[ ] Notes, the balance, if any, up to the outstanding principal balance of the notes will be treated as Available Investor Principal Collections;
(8) on and after __________________, an amount equal to the excess, if any, of the Required Reserve Account Amount over the amount then on deposit in the reserve account will be deposited into the reserve account; and
(9) all remaining amounts will be treated as Excess Finance Charge and Administrative Collections and will be available to cover any shortfalls in collections of Finance Charge and Administrative Receivables for other outstanding series in Excess Finance Charge Sharing Group One and, after payment of these shortfalls, the remaining amount will be paid to the depositor.
Payments of Principal
No principal will be paid on the notes or accumulated for the benefit of the noteholders during the Revolving Period. On each distribution date during the Revolving Period, the servicer will direct the indenture trustee to apply Available Investor Principal Collections on deposit in the collection account to reduce the Overcollateralization Amount to the Required Overcollateralization Amount. The balance of Available Investor Principal Collections will be treated as Shared Principal Collections and may be available to make principal payments for other series or paid to the depositor.
On each distribution date during the Controlled Accumulation Period, the servicer will direct the indenture trustee to apply Available Investor Principal Collections in the following priority:
(1) to deposit in the principal funding account in an amount not to exceed the Controlled Deposit Amount;
(2) to reduce the Overcollateralization Amount to the Required Overcollateralization Amount; and
(3) the balance of Available Investor Principal Collections, if any, will be treated as Shared Principal Collections and may be available to make principal payments for other series or paid to the depositor.
On the earlier to occur of: (a) the expected principal payment date and (b) the first distribution date for an Early Amortization Period, if any, and each distribution date thereafter, the servicer will direct the indenture trustee to apply Available Investor Principal Collections on deposit in the collection account and amounts on deposit in the principal funding account in the following priority:
(1) to the Class A Noteholders in an amount up to the outstanding principal amount of Class A Notes;
(2) to the Class B Noteholders in an amount up to the outstanding principal amount of Class B Notes; and
(3) to the Class C Noteholders in an amount up to the outstanding principal amount of the Class C Notes.
The balance of Available Investor Principal Collections, if any, will first, be used to reduce the Overcollateralization Amount to the Required Overcollateralization Amount, and second, will be applied as Shared Principal Collections and may be available to make principal payments for other series or paid to the depositor.
Purchase of Notes by the Depositor
If the depositor purchases notes from noteholders, the depositor may, on any distribution date (after giving effect to all required allocations and payments on that distribution date), cancel the purchased notes by delivering a written request to the indenture trustee to do so; provided, however, that the depositor may only cancel Class A Notes, Class B Notes and Class C Notes if the Rating Agency Condition is satisfied. As a result of any cancellation of notes, the Invested Amount will be reduced by the aggregate principal amount of the purchased notes and the transferor’s interest shall be increased in an amount equal to the reduction in the Invested Amount.
Sharing Groups and Paired Series
Excess Finance Charge Sharing Group One
This series will be included in a group of series designated as Excess Finance Charge Sharing Group One. Available Investor Finance Charge and Administrative Collections in excess of the amount required to make payments or deposits for your series will be made available to other series included in Excess Finance Charge Sharing Group One whose allocation of collections of Finance Charge and Administrative Receivables for other series in this group is not sufficient to make its required payments or deposits. If Available Investor Finance Charge and Administrative Collections are insufficient to make all required payments, your series will have access to Excess Finance Charge and Administrative Collections and other amounts treated like Excess Finance Charge and Administrative Collections from other series in Excess Finance Charge Sharing Group One. However, your series is the only currently outstanding series issued in Excess Finance Charge Sharing Group One and there can be no assurance that the issuing entity will issue additional series in Excess Finance Charge Sharing Group One.
Principal Sharing Group One
This series will be included in a group of series designated as Principal Sharing Group One. Shared Principal Collections will be determined and allocated by the servicer for each series in Principal Sharing Group One to cover Principal Shortfalls. Shared Principal Collections will not be used to cover Investor Charge-Offs or unreimbursed Subordinated Principal Collections for any series. If Principal Shortfalls exceed Shared Principal Collections for any Due Period, Shared Principal Collections will be allocated pro rata among the applicable series in Principal Sharing Group One based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will, subject to limitations described under “Description of the Notes—Application of Collections” in the accompanying prospectus, be paid to the holder of the transferor certificate. This is the [fifth] series issued in Principal Sharing Group One and there can be no assurance that the issuing entity will issue additional series in Principal Sharing Group One.
Paired Series
Series 2006-[ ] is not currently a paired series; however, your series of notes may be paired with one or more series of notes issued at a later time once the Controlled Accumulation Period or the Early Amortization Period for your series begins. See “Description of the Notes—Paired Series” in the accompanying prospectus.
Subordinated Principal Collections; Defaulted Amount; Investor Charge-Offs
On each distribution date, if the interest on the notes, Monthly Servicing Fee, and past due amounts thereon cannot be paid from Available Investor Finance Charge and Administrative Collections and Excess Finance Charge and Administrative Collections, then collections of Principal Receivables allocated to the Invested Amount will be available to pay these amounts, in an amount equal to the Subordinated Principal Collections, and the Invested Amount will be reduced accordingly. The Investor Defaulted Amount represents this series’ share of losses from the Trust Portfolio. The servicer will calculate the Investor Defaulted Amount for the prior Due Period. If the Investor Defaulted Amount exceeds the amount of Investor Finance Charge and Administrative Collections and Excess Finance Charge and Administrative Collections allocated to fund this amount for the prior Due Period, then the Invested Amount will be reduced by the excess. This reduction is referred to as an Investor Charge-Off.
In no event will the Invested Amount be reduced below zero. Reductions in the Invested Amount from Investor Charge-Offs and Subordinated Principal Collections may be reimbursed from subsequent Available Investor Finance Charge and Administrative Collections and Excess Finance Charge and Administrative Collections

allocated for reimbursement, if available. A reduction in the Invested Amount may reduce the allocation of collections of Finance Charge and Administrative Receivables and Principal Receivables to your series. If the Invested Amount is reduced to zero, your series will not receive any further allocations of collections of Finance Charge and Administrative Receivables or Principal Receivables.
Servicing Compensation and Payment of Expenses
The share of the servicing fee allocable to the Invested Amount with respect to any distribution date is the Monthly Servicing Fee.
The servicer will pay, from its servicing compensation, expenses incurred in connection with servicing the receivables including, without limitation, payment of the fees and disbursements of the indenture trustee and independent certified public accountants and other fees which are not expressly stated in the transfer and servicing agreement, the indenture or the indenture supplement to be payable by the issuing entity or the noteholders other than federal, state and local income and franchise taxes, if any, of the issuing entity.
Reports To Noteholders
After the notes are issued, the servicer will prepare and make available to each noteholder monthly servicing reports containing information concerning the notes and the receivables. See “Description of the Notes—Reports to Noteholders” in the accompanying prospectus.
The issuing entity will file all required annual reports on Form 10-K, periodic reports on Form 10-D and current reports on Form 8-K with the Commission under file number 333-134419. See “Where You Can Find More Information” in the accompanying prospectus.
TAX MATTERS
McDermott Will & Emery LLP is of the opinion that the discussion in the accompanying prospectus under the heading “Material Federal Income Tax Consequences”, to the extent it constitutes matters of law or legal conclusions with respect thereto, is correct in all material respects. See “Material Federal Income Tax Consequences” in the accompanying prospectus. McDermott Will & Emery LLP is also of the opinion, assuming compliance with all of the provisions of the agreements referred to herein and based upon certain assumptions, conditions and qualifications set forth in its opinion, that for United States federal income tax purposes, although there is no governing authority addressing transactions that are closely comparable to the issuance of the notes by the issuing entity or the classification of securities similar to the notes, under current law, (i) the issuing entity will not be treated as an association (or a publicly traded partnership) taxable as a corporation and (ii) the notes will be treated as debt.
By accepting a note, a noteholder agrees to treat such note as debt for federal, state and local income and franchise tax purposes.
Potential investors are advised to review the section entitled “Material Federal Income Tax Consequences” in the accompanying prospectus for a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes for federal income tax purposes.
ERISA CONSIDERATIONS
ERISA and Section 4975 of the Code, impose requirements on Plans, and on persons who are fiduciaries with respect to Plans, in connection with the investment of “plan assets” of any Plan. ERISA imposes general fiduciary requirements on Plan fiduciaries, including those of investment prudence and diversification, and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.
Subject to the considerations described in this section and in the accompanying prospectus, the notes are eligible for purchase with “plan assets” of any Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving “plan assets” and “parties in interest” who have specified relationships to a Plan unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed under Section 4975 of the Code, unless a statutory or administrative exemption is available.
Any fiduciary or other Plan investor considering whether to purchase the notes with “plan assets” of any Plan should determine whether that purchase is consistent with its fiduciary duties and whether that purchase would constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code because any of the depositor, servicer, indenture trustee, underwriter, owner trustee or any of their affiliates may be parties in interest with respect to the investing Plan. If any such party is a party in interest with respect to the prospective Plan investor, any fiduciary or other Plan investor considering whether to purchase or hold the notes should consult with its counsel regarding the availability of exemptive relief under Prohibited Transaction Class Exemption(“PTCE”) 96-23 (relating to transactions determined by “in-house asset managers”), 95-60 (relating to transactions involving insurance company general accounts), 91-38 (relating to transactions involving bank collective investment funds), 90-1 (relating to transactions involving insurance company pooled separate accounts) or 84-14 (relating to transactions determined by independent “qualified professional asset managers”) or any other administrative exemption. There can be no assurance that any of these administrative exemptions will apply to a Plan’s acquisition of the notes, or if an exemption were deemed to apply, that the exemption would apply to all prohibited transactions that may occur with respect to the investment.
In addition, under the U.S. Department of Labor Regulation set forth at 29 C.F.R. Section 2510.3-101 (the “Plan Asset Regulation”), the purchase of equity interests in the issuing entity with “plan assets” of a Plan could, in many circumstances, cause the receivables and other assets of the issuing entity to be deemed “plan assets” of the investing Plan which would subject the issuing entity and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under local law and which has no substantial equity features. Although there is no other applicable authority, it is anticipated that the acquisition of the notes with “plan assets” of a Plan should not be treated as the acquisition of an equity interest in the issuing entity, and the receivables and other assets of the issuing entity should not be deemed to be “plan assets” of the investing Plans by reason of such investment. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the issuing entity incurs losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of notes.
Unless otherwise permitted by a PTCE or other administrative exemption, the notes may not be purchased or held by any Plan, or any person investing “plan assets” of any Plan, if any of the depositor, servicer, indenture trustee, owner trustee or any of their respective affiliates, either: (a) has investment or administrative discretion with respect to the “plan assets” used to effect the purchase; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the “plan assets,” for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the “plan assets” and will be based on the particular investment needs of that Plan; or (c) is an employer maintaining or contributing to that Plan. Each purchaser or holder of the notes or any interest in the notes will be deemed to have represented by its purchase and holding of its notes that either (i) it is not a Plan or any person investing “plan assets” of any Plan or (ii) the acquisition and holding of the Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any substantially similar applicable law.
Any fiduciary or other Plan investor considering whether to purchase any notes on behalf of or with “plan assets” of any Plan should consult with its counsel and refer to this prospectus supplement for guidance regarding the ERISA considerations applicable to the notes offered by this prospectus supplement and the accompanying prospectus.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement among the depositor, the servicer and the underwriters named below, the depositor has agreed to cause the issuing entity to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name:

Principal
Balance of
Class A Underwriters	Class A Notes
$

$

Principal
Balance of
Class B Underwriters	Class B Notes
$

$

Principal
Balance of
Class C Underwriters	Class C Notes
$

$

The depositor will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect thereof.
In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the notes offered hereby if any of the notes are purchased.
The Class A underwriters propose initially to offer the Class A Notes to the public at [ ] % of their principal amount and to dealers at that price less concessions not in excess of [ ]% of the principal amount of the Class A Notes. The Class A underwriters may allow, and the dealers may reallow, concessions not in excess of [ ]% of the principal amount of the Class A Notes to brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A underwriters.
The Class B underwriters propose initially to offer the Class B Notes to the public at [ ]% of their principal amount and to dealers at that price less concessions not in excess of [ ]% of the principal amount of the Class B Notes. The Class B underwriters may allow, and the dealers may reallow, concessions not in excess of [ ]% of the principal amount of the Class B Notes to brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B underwriters.
The Class C underwriters propose initially to offer the Class C Notes to the public at [ ]% of their principal amount and to dealers at that price less concessions not in excess of [ ]% of the principal amount of the Class C Notes. The Class C underwriters may allow, and the dealers may reallow, concessions not in excess of [ ]% of the principal amount of the Class C Notes to brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class C underwriters.
The issuing entity will receive proceeds of approximately $[ ] from the sale of the notes, representing [ ]% of the principal amount of each Class A Note, [ ] % of the principal amount of each Class B Note and [ ]% of the principal amount of each Class C Note, after paying the underwriting discount which equals $[___]. Additional offering expenses are estimated to be $[ ].
Each underwriter has represented and agreed that:
(1)         it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000, which is referred to in this paragraph as the “FSM Act”, with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom, and
(2)          it will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSM Act) received by it in connection with the issue of any note in circumstances in which Section 21(1) of the FSM Act does not apply to the issuing entity.
The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions involve bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of those transactions. Neither the depositor nor the underwriters represent that the underwriters will engage in any of these transactions or that those transactions, once commenced, will not be discontinued without notice at any time.
The underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional notes from the issuing entity in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional notes or purchasing notes in the open market. In determining the source of notes to close out the covered short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the over-allotment option. “Naked” short sales are any sales in excess of that option. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of notes made by the underwriters in the open market prior to the completion of the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of that underwriter in stabilizing or short covering transactions.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

RECENT LEGAL DEVELOPMENTS
The originator issues consumer credit cards on MasterCard’s and VISA’s networks. MasterCard and VISA are facing significant litigation and increased competition. In the past several years, MasterCard and VISA, as well as several of their member banks have been involved in different lawsuits, including various class actions challenging various practices of MasterCard and VISA.
In October 2004, the United States Supreme Court let stand a federal court decision in a suit brought by the U.S. Department of Justice, in which MasterCard and VISA rules prohibiting banks that issue cards on MasterCard and VISA networks from issuing cards on other networks (the “association rules”) were found to have violated federal antitrust laws. This decision effectively permits banks that issue cards on MasterCard’s or VISA’s networks to issue cards on competitor networks. Discover and American Express have initiated separate civil lawsuits against MasterCard, VISA and others claiming substantial damages stemming from the association rules.
On November 15, 2004, a matter entitled American Express Travel Related Services Company, Inc. v. VISA U.S.A. Inc., et al. was filed in the U.S. District Court for the Southern District of New York. This case alleged that HSBC Finance, Household Bank (SB), N.A. (the “HSBC defendants”) and others violated Sections 1 and 2 of the Sherman Act by conspiring to monopolize and unreasonably restrain trade by allegedly implementing and enforcing an agreement requiring any United States bank that issues VISA or MasterCard general cards to refuse to issue such cards from competitors, such as American Express and Discover. Plaintiff sought a declaration that defendants (including Visa, MasterCard and other banks belonging to those associations) violated the antitrust laws, and requested an injunction restraining the defendants, their directors, officers, employees, agents, successors, owners and members from “continuing or maintaining in any manner, directly or indirectly, the rules, policies and agreements at issue,” and sought “full compensation for damages it has sustained, from each Defendant, jointly, severally,” for each of plaintiff’s claims, in an amount “to be trebled according to law, plus interest, attorneys’ fees and costs of suit.” On December 27, 2005, plaintiff and the HSBC defendants filed a stipulation of dismissal with the Court that dismissed all claims against the HSBC defendants.
Since June 2005, HSBC Finance, HSBC North America Holdings Inc., and HSBC Holdings plc, as well as other banks and the VISA and Master Card associations, were named as defendants in four class actions filed in Connecticut and the Eastern District of New York; Photos Etc. Corp. et al. v. VISA U.S.A., Inc., et al. (D. Conn. No. 3:05-CV-01007 (WWE)): National Association of Convenience Stores, et al. v. VISA U.S.A., Inc., et al. (E.D.N.Y. No. 05-CV 4520 (JG)); Jethro Holdings, Inc., et al. v. VISA U.S.A., Inc. et al. (E.D.N.Y. No. 05-CV-4521 (JG)); and American Booksellers Ass’n v. VISA U.S.A., Inc. et al. (E.D.N.Y. No. 05-CV-5391 (JG)). Numerous other complaints containing similar allegations (in which no HSBC entity is named) have been filed across the country against Visa, MasterCard and other banks. These actions principally allege that the imposition of a no-surcharge rule by the associations and/or the establishment of the interchange fee charged for credit card transactions causes the merchant discount fee paid by retailers to be set at supracompetitive levels in violation of the Federal antitrust laws. The plaintiffs filed motions with the Judicial Panel on Multidistrict Litigation (the “MDL Panel”) to consolidate these actions, and on October 19, 2005, the MDL Panel issued an order transferring all of the cases to the Eastern District of New York. At this time, we are unable to quantify the potential impact from this action, if any.

GLOSSARY
“Base Rate” means, with respect to any Due Period, the sum of (a) the product of the weighted average of the interest rate for the notes for the interest period commencing in such Due Period (weighted based on the principal balance of the notes as of the last day of the prior Due Period or for the first Due Period, as of the Closing Date) multiplied by a fraction, the numerator of which is the principal balance of the notes and the denominator of which is the sum of the principal balance of the notes and the Overcollateralization Amount as of the last day of the prior Due Period or for the first Due Period, as of the Closing Date and (b) a fraction, the numerator of which is the product of (i) twelve and (ii) the Monthly Servicing Fee and the denominator of which is the sum of the principal balance of the notes and the Overcollateralization Amount as of the last day of the prior Due Period.
“Controlled Accumulation Amount” means, for any distribution date with respect to the Controlled Accumulation Period, $[                 ]. However, if the commencement of the Controlled Accumulation Period is postponed as described under “Description of the Notes—Principal Payments—Postponement of Controlled Accumulation Period” in this prospectus supplement, the Controlled Accumulation Amount may be higher than the amount stated above for each distribution date with respect to the Controlled Accumulation Period and will be determined by the servicer in accordance with the indenture supplement based on the principal payment rates for the accounts and on the invested amounts of other series, other than excluded series, which are scheduled to be in their revolving periods and then scheduled to create Shared Principal Collections during the Controlled Accumulation Period.
“Controlled Accumulation Period” means the period during which principal is accumulated in specified amounts per month and paid on the expected principal payment date. The Controlled Accumulation Period will commence at the close of business on [                         ] unless postponed as described under “Description of the Notes—Principal Payments—Postponement of Controlled Accumulation Period” in this prospectus supplement. The Controlled Accumulation Period will end when any of the following occur:
(1) the payment in full of the principal balance on the notes to the noteholders and the Overcollateralization Amount to the overcollateralization holder; or
(2) the Early Amortization Period starts.
“Controlled Deposit Amount” means, for any distribution date, the sum of:
(1) the Controlled Accumulation Amount for that distribution date, plus
(2) the excess, if any, of the applicable Controlled Deposit Amount for any prior distribution dates over the amount deposited in the principal funding account on such prior distribution dates.
“Fixed Investor Percentage” means, for any Due Period, the percentage equivalent of a fraction:
(1) the numerator of which is the Adjusted Invested Amount as of the close of business on the last day of the Revolving Period; and
(2) the denominator of which is the Adjusted Principal Balance.
“Floating Investor Percentage” means, for any Due Period, the percentage equivalent of a fraction:
(1) the numerator of which is the Adjusted Invested Amount as of the close of business on the last day of the preceding Due Period (or with respect to the first Due Period, the initial Invested Amount); and
(2) the denominator of which is the Adjusted Principal Balance.
“Initial Overcollateralization Amount” shall mean $[             ].
“Initial Invested Amount” shall mean $[             ].

“Interim Note Principal Amount” means as of any distribution date (before giving effect to distributions on such distribution date) (a) the principal balance of the notes minus (b) the principal funding account balance, if any, minus (c) the Controlled Deposit Amount for such distribution date.
“Investor Percentage” means, for any Due Period, (a) with respect to (i) collections of Finance Charge and Administrative Receivables at any time, (ii) collections of Principal Receivables during the revolving period and (iii) Defaulted Amounts at any time, the Floating Investor Percentage and (b) with respect to collections of Principal Receivables during any period other than the revolving period, the Fixed Investor Percentage.
“LIBOR” means, for any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on that date. If that rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined based on the rates at which deposits in United States dollars are offered by four major banks selected by the servicer at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The indenture trustee will request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.
“LIBOR Determination Date” means, for any interest period, two London Business Days before that interest period commences; provided that the LIBOR Determination Date for the first interest period will be two London Business Days before the closing date.
“London Business Day” is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.
“Monthly Subordination Amount” means, for any Due Period, the sum of:
(1) the lower of:
(a) the excess of the amounts needed to pay current and past due interest on the Class A Notes over the Available Investor Finance Charge and Administrative Collections and Excess Finance Charge and Administrative Collections allocated to cover these amounts; and
(b) [ ]% of the initial Invested Amount minus cumulative principal payments to the overcollateralization holder and minus the amount of unreimbursed Investor Charge-Offs and unreimbursed Subordinated Principal Collections; plus
(2) the lower of:
(a) the excess of the amounts needed to pay current and past due interest on the Class B Notes over the Available Investor Finance Charge and Administrative Collections and Excess Finance Charge and Administrative Collections allocated to cover these amounts; and
(b) [ ]% of the initial Invested Amount minus cumulative principal payments to the overcollateralization holder and minus the amount of unreimbursed Investor Charge-Offs and unreimbursed Subordinated Principal Collections, including any amounts allocated pursuant to clause (1) above with respect to the related distribution date; plus
(3) the lower of:
(a) the excess of the amounts needed to pay current and past due interest on the Class C Notes, the Monthly Servicing Fee, and any Monthly Servicing Fee previously due but unpaid on any prior distribution date over the Available Investor Finance Charge and Administrative Collections and Excess Finance Charge and Administrative Collections allocated to cover these amounts; and
(b) [ ]% of the initial Invested Amount minus cumulative principal payments to the overcollateralization holder and minus the amount of unreimbursed Investor Charge-Offs and unreimbursed Subordinated Principal Collections, including any amounts allocated pursuant to clauses (1) and (2) above with respect to the related distribution date.

“Overcollateralization Amount” means, with respect to any date, an amount equal to the Invested Amount minus the principal balance of the notes.
“Principal Funding Investment Proceeds” means investment earnings, net of investment losses and expenses, on funds on deposit in the principal funding account.
“Reference Banks” means four major banks in the London interbank market selected by the servicer.
“Required Overcollateralization Amount” means, as of the closing date, the initial Overcollateralization Amount and, as of any distribution date thereafter, an amount equal to the product of (a) the initial Overcollateralization Amount divided by the initial principal amount of the notes and (b) the Interim Note Principal Amount for such distribution date but not less than [ ]% of the initial Invested Amount on that distribution date; provided that
(1) if an Amortization Event has occurred, the Required Overcollateralization Amount for any distribution date shall equal the amount of that requirement immediately preceding that Amortization Event,
(2) in no event shall the Required Overcollateralization Amount exceed the principal balance of the notes on any date,
(3) the Required Overcollateralization Amount may be reduced at any time to a lesser amount if the Rating Agency Condition is satisfied and an officer’s certificate of the depositor has been delivered to the effect that in the reasonable belief of the depositor, that reduction will not result in an Adverse Effect, and
(4) the depositor, in its sole discretion, may increase the Required Overcollateralization Amount at any time.
“Required Reserve Account Amount” means for any distribution date an amount equal to:
(1) [ ]% of the principal balance of the Class A Notes; or
(2) any other amount designated by the depositor; provided, however, if the designation is of a lesser amount, the depositor will provide the servicer and the indenture trustee with written confirmation that the Rating Agency Condition shall have been satisfied and the depositor will deliver to the indenture trustee a certificate of an authorized officer of the depositor to the effect that, based on the facts known to that officer at the time, in the reasonable belief of the depositor, the designation will not result in an Adverse Effect.
“Required Transferor Percentage” means initially [___]%, but may be increased or reduced provided that with respect to a reduction, the depositor provides the servicer and the indenture trustee with written confirmation that the designation:
(1) will satisfy the Rating Agency Condition; and
(2) will not result in an Adverse Effect.
“Reserve Draw Amount” has the meaning set forth on page [S-29] of this prospectus supplement.
“Series Portfolio Yield” means, for any Due Period, the annualized percentage equivalent of a fraction:
(1) the numerator of which is the sum of Available Investor Finance Charge and Administrative Collections and Excess Finance Charge and Administrative Collections, if any, deposited in the collection account and allocable to the notes for that Due Period, less the Investor Defaulted Amount for that Due Period; and

(2) the denominator of which is the principal balance of the notes and the Overcollateralization Amount as of the close of business on the last day of the immediately preceding Due Period.
“Shared Principal Collections” means the amount of collections of Principal Receivables for any Due Period allocated to the Invested Amount remaining after covering required payments to the noteholders and the overcollateralization holder, any similar amount remaining for any other series in principal sharing group one and, at the option of the issuing entity as specified in the indenture, specified net proceeds from the issuance of a new series, an existing series or other funds.
“Subordinated Principal Collections” means, for any Due Period, the amount used to pay interest on the notes, or used to pay the Monthly Servicing Fee and any prior but unpaid Monthly Servicing Fee in an amount equal to the lesser of:
(1) the Monthly Subordination Amount for that Due Period; and
(2) the Investor Percentage of collections of Principal Receivables.
“Telerate Page 3750” means the display page currently so designated on the Moneyline Telerate Services Markets Report, or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices.

APPENDIX A
Other Series Issued and Outstanding
There are 4 issued and outstanding Series of Notes which have been previously issued by the issuing entity:
On September 25, 2000, as Series 1994-A-1, the issuing entity issued two classes of variable interest rate, variable funding notes identified as the Series 1994-A-1 Class A Notes and the Series 1994-A-1 Class B Notes. The amount of the Series 1994-A-1 Notes may vary from time to time. The maximum amount of the Series 1994-A-1 Class A Notes that may be outstanding at any time is $725,000,000. The maximum amount of the Series 1994-A-1 Class B Notes that may be outstanding at any time is $80,556,000. The Series 1994-A-1 Notes are included in principal sharing group one.
On September 25, 2000, as Series 1998-A-1, the issuing entity issued two classes of variable interest rate, variable funding notes identified as the Series 1998-A-1 Class A Notes and the Series 1998-A-1 Class B Notes. The amount of the Series 1998-A-1 Notes may vary from time to time. The maximum amount of the Series 1998-A-1 Class A Notes that may be outstanding at any time is $500,000,000. The maximum amount of the Series 1998-A-1 Class B Notes that may be outstanding at any time is $55,557,000. The Series 1998-A-1 Notes are included in principal sharing group one.
On October 14, 2005, as Series 1999-D-5, the issuing entity issued two classes of variable interest rate, variable funding notes identified as the Series 1999-D-5 Class A Notes and the Series 1999-D-5 Class B Notes. The amount of the Series 1999-D-5 Notes may vary from time to time. The maximum amount of the Series 1999-D-5 Class A Notes that may be outstanding at any time is $500,000,000. The maximum amount of the Series 1999-D-5 Class B Notes that may be outstanding at any time is $55,556,000. The Series 1999-D-5 Notes are included in principal sharing group one.
On December 22, 2005, as Series 2005-A, the issuing entity issued two classes of variable interest rate, variable funding notes identified as the Series 2005-A Class A Notes and the Series 2005-A Class B Notes. The amount of the Series 2005-A Notes may vary from time to time. The maximum amount of the Series 2005-A Class A Notes that may be outstanding at any time is $750,000,000. The maximum amount of the Series 2005-A Class B Notes that may be outstanding at any time is $83,334,000. The Series 2005-A Notes are included in principal sharing group one.

A-1

Prospectus
HSBC Credit Card Master Note Trust (USA) I
Issuing Entity
HSBC Receivables Funding Inc. I
Depositor
HSBC Finance Corporation
Sponsor and Servicer
Asset Backed Notes
The Issuing Entity—
•	may periodically issue asset backed notes in one or more series with one or more classes; and

•	will own—
•	receivables in a portfolio of revolving credit accounts;

•	payments due on those receivables; and

•	other property described in this prospectus and in the accompanying prospectus supplement.

You should consider carefully the risk factors beginning on page 10 in this prospectus.
A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
The notes are obligations of HSBC Credit Card Master Note Trust (USA) I only and are not obligations of HSBC Receivables Funding Inc. I, HSBC Finance Corporation, HSBC Bank Nevada, National Association, HSBC Receivables Acquisition Company I or any other person.
The Notes—
•	offered with this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

•	will be paid only from assets of the issuing entity;

•	may have one or more forms of credit enhancement; and

•	will be issued as part of a designated series which may include one or more classes of notes and credit enhancement.

Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
July 25, 2006

FORWARD-LOOKING STATEMENTS

Some of the statements contained in or incorporated by reference in this prospectus and the accompanying prospectus supplement consist of forward-looking statements, within the meaning of Section 27A of the Securities Act, relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “would,” “could,” “intends,” “expects,” “believes,” “anticipates,” “estimates,” “plans,” “targeted,” “goal” and other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are not known to us or are beyond our control. Accordingly, what actually happens may be very different from what we predict in our forward-looking statements.

PROSPECTUS SUMMARY
This summary highlights information and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus supplement before you purchase any notes.

The Issuing Entity
HSBC Credit Card Master Note Trust (USA) I, a Delaware common law trust, acting by and through Wilmington Trust Company, not in its individual capacity but solely as owner trustee, is the issuing entity of the notes. The address of the issuing entity is in care of Wilmington Trust Company, as owner trustee, 1100 North Market Street, Wilmington, Delaware 19890, telephone number (302) 636-6196. For more information see “The Issuing Entity” in this prospectus.
The Depositor
HSBC Receivables Funding Inc. I, a Delaware corporation incorporated on July 28, 2000 under the name Household Receivables Funding, Inc. III, is the depositor for the transactions contemplated by this prospectus. The depositor was organized for the purposes of engaging in the type of transactions described herein and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The address of the depositor is 1111 Town Center Drive, Las Vegas, Nevada 89144. Its telephone number is (702) 243-1341. For more information see “The Depositor” in this prospectus.
The Sponsor and Servicer
HSBC Finance Corporation or HSBC Finance, a Delaware corporation incorporated in 2002, is the sponsor of the transactions contemplated by this prospectus. HSBC Finance is the successor to an enterprise established in 1878. HSBC Finance is an indirect wholly owned subsidiary of HSBC Holdings plc or HSBC. HSBC, headquartered in London, England, is one of the world’s largest banking and financial services organizations and has listings on the London Stock Exchange, The Stock Exchange of Hong Kong, Euronext Paris, the New York Stock Exchange and the Bermuda Stock Exchange. The address of the sponsor is 2700 Sanders Road, Prospect Heights, Illinois 60070. Its telephone number is (847) 564-5000.
HSBC Finance, is also the servicer for the transactions contemplated by this prospectus. HSBC Finance has been in the business of servicing assets in securitization transactions involving a variety of consumer receivables, including credit card receivables, for more than 15 years. It is the servicer for various securitization transactions including public term transactions as well as private conduit financings. For more information see “The Sponsor and Servicer” in this prospectus.
The Subservicer
HSBC Card Services Inc., a Delaware corporation incorporated on July 31, 1989 under the name Household Credit Card Services, Inc., is the subservicer for the transactions contemplated by this prospectus. The subservicer has serviced non-private label credit card accounts and non-credit card products since 1987 and provides origination, servicing and administrative services to the originator. In its capacity as subservicer for the transactions contemplated by this prospectus, the subservicer operates from its facilities primarily located in Salinas, California, Las Vegas, Nevada, Sioux Falls, South Dakota and Chesapeake, Virginia. The address of the subservicer is 1111 Town Center Drive, Las Vegas, Nevada 89144. Its telephone number is (702) 243-1000. For more information see “The Subservicer” in this prospectus.
The Receivables Seller
HSBC Receivables Acquisition Company I, a Delaware corporation incorporated on September 11, 2000 under the name Household Receivables Acquisition Company II, is the seller of receivables to the depositor. The receivables seller is a subsidiary of HSBC Finance Corporation. The address of the receivables seller is 1111 Town Center Drive, Las Vegas, Nevada 89144. Its telephone number is (702) 243-1376. For more information see “The Receivables Seller” in this prospectus.
The Originator
HSBC Bank Nevada, National Association, a nationally chartered credit card bank chartered on December 1, 1993 under the name of Household Bank (SB), N.A, is the originator of the receivables. The originator is a wholly owned operating subsidiary of HSBC Finance Corporation. The originator is principally a national credit card bank offering VISA®, MasterCard®, American Express, Discover® and other credit cards. The address of the originator is 1111 Town Center Drive, Las Vegas, Nevada 89144. Its telephone number is (702) 243-

® VISA, MasterCard and Discover are registered trademarks of VISA USA, Inc., MasterCard International Incorporated and NOVUS Credit Services Inc., respectively.

1000. For more information see “The Originator” in this prospectus.
The Owner Trustee
Wilmington Trust Company, a Delaware banking corporation, is the owner trustee of the issuing entity. Under the terms of the trust agreement, the role of the owner trustee is limited. The address of the owner trustee is 1100 North Market Street, Wilmington, Delaware 19890. Its telephone number is (302) 636-6196. For more information see “The Owner Trustee” in this prospectus.
The Indenture Trustee
Wells Fargo Bank, National Association, a national banking association, is the indenture trustee for the transactions contemplated by this prospectus. The indenture trustee’s duties are limited to those duties specifically set forth in the indenture and any related series indenture supplement. The address of the indenture trustee is Sixth and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479. Its telephone number is (612) 667-8058. For more information see “The Indenture Trustee” in this prospectus.
Securities Offered
The issuing entity is offering the notes. The notes will be issued pursuant to the indenture between the issuing entity and the indenture trustee and an indenture supplement between the issuing entity and the indenture trustee for each series being offered.
Interest Payments on the Notes
Each note entitles the holder to receive payments of interest as described in the applicable prospectus supplement. If a series of notes consists of more than one class, each class may differ in, among other things, priority of payments, distribution dates, interest rates, methods for computing interest, and rights to series enhancement.
Each class of notes may have fixed, floating or any other type of interest rate. The prospectus supplement will state the interest rates for the notes described in such prospectus supplement. Floating rates may be based on the London interbank offered rate (“LIBOR”), the Federal Funds Rate, United States Treasury Rates or commercial paper interest rate indices published by the Federal Reserve Board. Generally, interest will be paid monthly, or on other scheduled dates over the life of the notes. See
"Description of the Notes—Interest Payments” in this prospectus.
Principal Payments on the Notes
Each note entitles the holder to receive payments of principal as described in the applicable prospectus supplement. If a series of notes consists of more than one class, each class may differ in, among other things, the amounts allocated for principal payments, priority of payments, payment dates, maturity and rights to series enhancement. See “Description of the Notes—Principal Payments” in this prospectus.
Revolving Period
Each series of notes will begin with a period during which the issuing entity will not pay or accumulate principal for payment to the noteholders of that series. The period when no principal is paid or accumulated is known as the revolving period. During the revolving period, the issuing entity will pay available principal to noteholders of other series in a principal sharing group as shared principal collections or to the depositor as holder of the transferor certificate, or in limited circumstances described under “Description of the Notes—Application of Collections” in this prospectus, will deposit the available principal in the special funding account. The revolving period for a series begins on the closing date for that series described in the applicable prospectus supplement and ends at the start of an amortization period or an accumulation period.
Following the revolving period, each class of notes will have one or more of the following periods in which:
•	principal is accumulated in specified amounts per month and paid on an expected principal payment date as set forth in the prospectus supplement, known as a controlled accumulation period;

•	principal is paid in fixed amounts at scheduled intervals, known as a controlled amortization period; or

•	principal is paid or accumulated in varying amounts each month based on the amount of principal receivables collected following an amortization event, known as an early amortization period or early accumulation period, respectively.

In addition, each class may have other types of accumulation or amortization periods as specified in the related prospectus supplement.
Controlled Accumulation Period
If a series or class of notes is in a controlled accumulation period, the issuing entity is expected to pay available principal to those noteholders on the date specified in the prospectus supplement for that class or series. If the series has more than one class, each class may have a different priority for payment, a different payment methodology and a different expected principal payment date. For a period of time prior to the expected principal payment date of a series or class, the issuing entity will deposit specified amounts of available principal in an account. The controlled accumulation period for a series or class begins on a date specified in the applicable prospectus supplement and ends when any one of the following occurs:
•	the series or class is paid in full; or

•	the early amortization or early accumulation period starts.
Controlled Amortization Period
If a series or class of notes is in a controlled amortization period, the issuing entity will pay available principal up to a fixed amount to those noteholders on each distribution date during that period. The issuing entity will pay available principal in a fixed amount, plus any amounts not previously paid. If the series has more than one class, each class may have a different priority for payment and a different payment methodology. The controlled amortization period for a series or class starts on the date specified in the applicable prospectus supplement and ends when any one of the following occurs:
•	the series or class is paid in full; or

•	the early amortization or early accumulation period for that series or class starts.
Early Amortization or Early Accumulation Period
If a series or class of notes is in an early amortization period, the issuing entity will pay available principal to those noteholders on each distribution date. If a series or class of notes is in an early accumulation period, the issuing entity will accumulate available principal by making a deposit into an account on each distribution date. If the series has more than one class, each class may have a different priority for payment. The early amortization period for a series or class will begin on the first day of the due period in which an amortization event is deemed to have occurred, unless the servicer is at that time required to make daily deposits into the collection account in which case the early amortization period will begin on the day an amortization event is deemed to have occurred. The early amortization period will end when any of the following occurs:
•	the series or class is paid in full; or

•	the series scheduled maturity date for that series or class.
The early accumulation period for a series or class will begin on the first day of the due period in which an amortization event is deemed to have occurred, unless the servicer is at that time required to make daily deposits into the collection account in which case the early accumulation period will begin on the day an amortization event occurs. The early accumulation period will end when any of the following occurs:
•	the series or class is paid in full; or

•	the expected principal payment date for that series or class.
Amortization Events
An amortization event for any series of notes will include adverse events described in the accompanying prospectus supplement for that series. In addition, the following will be amortization events for all series:
•	bankruptcy, insolvency or similar events relating to the depositor;

•	the depositor, or any additional transferor of receivables to the issuing entity, is unable to transfer receivables to the issuing entity as required under the transfer and servicing agreement; or

•	the issuing entity becomes subject to regulation as an “investment company” under the Investment Company Act of 1940, as amended.
See “Description of the Notes—Amortization Events” in this prospectus.
Strip Notes
An issuing entity might issue one or more classes of notes providing for distributions of interest which are disproportionately large or small in comparison to the principal distributions, including:
•	distributions of interest with no or only a nominal distribution of principal; or

•	distribution of principal with no or only a nominal distribution of interest.
Events of Default
The indenture and related indenture supplement governing the terms and conditions of a series of notes include a list of adverse events called events of default.
Events of default include the following:
•	the issuing entity fails to pay interest on any note within 35 days of its due date;

•	the issuing entity fails to pay in full the principal on any note on its scheduled maturity date;

•	the issuing entity defaults on any covenant or breaches any agreement under the indenture and the noteholders are materially and adversely affected and the default or breach continues unremedied for 60 days, after written notice of the default or breach is given to the issuing entity;

•	the involuntary filing of a decree or order for relief by a court having jurisdiction in respect of the issuing entity relating to the bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events and such decree or order remains unstayed and in effect for 60 consecutive days; or

•	the commencement by the issuing entity of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar laws.
See “Description of the Indenture—Events of Default; Rights Upon Event of Default” in this prospectus for a description of the events of default and their consequences to noteholders. It is not an event of default if the principal of a note is not paid on its expected principal payment date.
If an event of default occurs, other than with respect to a voluntary or involuntary bankruptcy, insolvency or other similar event of the issuing entity, then, after any applicable cure period, the indenture trustee or the holders of more than 50% of the outstanding principal amount of the affected series of outstanding notes may accelerate the notes by declaring all the notes of that series to be immediately due and payable. That declaration may, under limited circumstances described under “Description of the Indenture—Events of Default; Rights Upon Event of Default,” be rescinded by the holders of more than 50% of the outstanding principal amount of the affected series of outstanding notes.
After an event of default and the acceleration of a series of notes, funds on deposit in the collection account and any series accounts will be applied to pay principal of and interest on those notes to the extent permitted by law. After an event of default, collections of principal receivables and finance charge and administrative receivables allocated to a series of notes will generally be applied to make monthly principal and interest payments on those notes until the earlier of the date those notes are paid in full or the scheduled maturity date of those notes.
After an event of default, the indenture trustee, acting on its own or at the direction of holders of a specified percentage of the outstanding principal amount of the accelerated notes, will have a limited right to foreclose on the portion of the receivables allocable to the accelerated series of notes by causing the issuing entity to sell principal receivables in an amount generally equal to the invested amount of the accelerated series of notes plus the related finance charge and administrative receivables. The proceeds from the sale of the receivables will be used to pay principal of and interest on those series. For more of a detailed description, see “Description of the Indenture—Events of Default; Rights Upon Event of Default” in this prospectus.
Credit Enhancement
Each class of a series may be entitled to credit enhancement. Credit enhancement for any class of notes may take the form of one or more of the following:
•	subordination

•	collateral interest

•	insurance policy

•	cash collateral guaranty or account

•	swap arrangements

•	interest rate cap agreement

•	overcollateralization

•	letter of credit

•	surety bond

•	spread account

•	reserve account

•	guaranteed rate agreement
The type, characteristics and amount of any credit enhancement will be:
•	based on several factors, including the characteristics of the receivables and accounts at the time a series of notes is issued; and

•	established based on the requirements of the rating agencies.
See “Description of the Notes—Credit Enhancement” in this prospectus.
Assets of the Issuing Entity
The assets of the issuing entity consist principally of certain credit card receivables which were or will be originated or acquired by HSBC Bank Nevada, National Association or its affiliates and, may include receivables under other charge or credit accounts originated or acquired by HSBC Bank Nevada, National Association from time to time in the future. Initially, HSBC Bank Nevada, National
Association is the owner of the credit accounts under which the receivables arise. The receivables will consist of principal receivables and finance charge and administrative receivables and will include receivables that exist as of the closing date of a series of notes and receivables which are created from time to time thereafter. For a more detailed description, see “The Issuing Entity’s Assets” in this prospectus. Receivables in additional accounts may also be transferred to the issuing entity as described under “Description of Transfer and Servicing Agreement— Addition of Assets” in this prospectus.
Collections and Allocations
The servicer is responsible for receiving collections on the receivables, depositing those collections in the collection account and keeping track of them as finance charge and administrative receivables or principal receivables.
The servicer will allocate those collections among each series of notes outstanding and the transferor interest. The servicer allocates collections of finance charge and administrative receivables and principal receivables, and defaulted amounts in accounts charged off as uncollectible to each series based on varying percentages. The related prospectus supplement describes the allocation percentages applicable to your series.
The interest in the assets not allocated to any series of notes is the transferor interest, which is retained by the depositor. The principal amount of the transferor interest fluctuates with the amount of the principal receivables held in the issuing entity and the amount of notes outstanding.
Groups
The notes of a series may be included in one or more groups of series that share collections of finance charge and administrative receivables and/or principal receivables. See “Description of the Notes—Groups” in this prospectus. The prospectus supplement will identify whether your series has been included in one or more of such groups.
Tax Status
Subject to important considerations described under “Material Federal Income Tax Consequences” in this prospectus, in connection with the issuance of each series of notes, McDermott Will & Emery LLP, as special tax counsel will deliver an opinion that, for United States federal income tax purposes, (i) the issuing entity will not be an association (or a publicly traded partnership) taxable as a corporation and (ii) the notes will be treated as debt. In addition, noteholders will agree, by acquiring notes, to treat the notes as debt for federal, state and local income and franchise tax purposes.
ERISA
Subject to important considerations described under “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus, the notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

RISK FACTORS
The risk factors disclosed in this section of the prospectus describe the principal risk factors of an investment in the notes.

Some interests could have a priority over the indenture trustee’s interest in the receivables, or could cause delayed or reduced payments to you.
The originator and the receivables seller each represents and warrants that its transfer of receivables is an absolute sale of those receivables. The depositor represents and warrants that its transfer of receivables to the owner trustee is either (i) an absolute sale of those receivables or (ii) the grant of a security interest in those receivables. For a description of the owner trustee’s rights if these representations and warranties are not true, see “Description of the Transfer and Servicing Agreement—Representations and Warranties” in this prospectus.
Each of the originator, the receivables seller, the depositor, and the owner trustee represents, warrants and covenants that its transfer of receivables is perfected and free and clear of the lien or interest of any other entity, except for certain permitted liens. If this is not true, the indenture trustee’s interest in the receivables could be impaired, and payments to you could be delayed or reduced. For instance:
•	a prior or subsequent transferee of receivables could have an interest in the receivables superior to the interest of the indenture trustee;

•	a tax, governmental, or other nonconsensual lien that attaches to the property of the originator, the receivables seller, the depositor, or the owner trustee could have priority over the interest of the indenture trustee in the receivables;

•	the administrative expenses of a conservator, receiver, or bankruptcy trustee for the originator, the receivables seller, or HSBC Finance Corporation (“HSBC Finance”) could be paid from collections on the receivables before noteholders receive any payments;

•	if insolvency proceedings were commenced by or against HSBC Finance, or if certain time periods were to pass, the indenture trustee may lose any perfected interest in collections held by HSBC Finance and commingled with other funds; and

•	the indenture trustee may not have a perfected interest in receivables arising in additional accounts until the schedule identifying those accounts has been delivered to the indenture trustee, which may not be delivered until after the related addition date.

Conservatorship, receivership, or bankruptcy of the originator, the receivables seller, HSBC Finance Corporation, or their affiliates could result in accelerated, delayed, or reduced payments to you.
The originator is chartered as a national banking association and is regulated and supervised by the Office of the Comptroller of the Currency, which is authorized to appoint the Federal Deposit Insurance Corporation (the “FDIC”) as conservator or receiver for the originator if certain events occur relating to the originator’s financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for the originator.
The originator treats its transfer of receivables to the receivables seller and to the depositor as a sale. Arguments may be made, however, that any of these transfers constitutes the grant of a security interest under general applicable law. Nevertheless, the FDIC has issued regulations surrendering certain rights under the Federal Deposit Insurance Act, as amended (the “FDIA”), to reclaim, recover, or recharacterize a financial institution’s transfer of financial assets such as the receivables if (i) the transfer involved a securitization of financial assets and meets specified conditions for treatment as a sale under relevant accounting principles, (ii) the financial institution received adequate consideration for the transfer, (iii) the parties intended that the transfer constitute a sale for accounting purposes, and (iv) the financial assets were not transferred fraudulently, in contemplation of the financial institution’s insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors. The originator’s transfer of the receivables, and the agreements under which the originator makes those transfers, are intended to satisfy all of these conditions.
If a condition required under the FDIC’s regulations were found not to have been met, however, the FDIC could seek to reclaim, recover, or recharacterize the originator’s transfer of the receivables. If the FDIC were successful, the FDIA would limit any damages to “actual direct compensatory damages,” determined as of the date that the FDIC was appointed as conservator or receiver for the originator. The FDIC, moreover, could delay its decision whether to seek to reclaim, recover, or recharacterize the originator’s transfer of the receivables for a reasonable period following its appointment as conservator or receiver for the originator. Therefore, if the FDIC were to reclaim, recover, or recharacterize the originator’s transfer of the receivables, payments to you could be delayed or reduced.
Even if the conditions set forth in the regulations were satisfied and the FDIC did not reclaim, recover, or recharacterize the originator’s transfer of the receivables, you could suffer a loss on your investment if (i) a receivables purchase agreement or the originator’s transfer of the receivables were found to violate the regulatory requirements of the FDIA, (ii) the receivables seller, the depositor, the owner trustee, or the indenture trustee were required to comply with the claims process established under the FDIA in order to collect payments on the receivables, (iii) the FDIC were to request a stay of any action by the receivables seller, the depositor, the owner trustee, or the indenture trustee to enforce a receivables purchase agreement, the transfer and servicing agreement, the indenture, or the notes, or (iv) the FDIC were to repudiate other parts of a receivables purchase agreement.
If the receivables seller, HSBC Finance, or any of their affiliates were to become a debtor in a bankruptcy case, the court could exercise control over the receivables on an interim or a permanent basis. Although steps have been taken to minimize this risk, the receivables seller, HSBC Finance, or any of their affiliates as debtor-in-possession or another interested party could argue that:
•	the receivables seller did not sell the receivables to the depositor but instead borrowed money from the depositor and granted a security interest in the receivables;

•	the depositor and its assets (including the receivables) should be substantively consolidated with the bankruptcy estate of the receivables seller, HSBC Finance, or any of their affiliates; or

•	the receivables are necessary for the receivables seller, HSBC Finance, or any of their affiliates to reorganize.
If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced.
If the receivables seller, HSBC Finance, or any of their affiliates were to enter bankruptcy, moreover, the indenture trustee and the noteholders could be prohibited from taking any action to enforce any receivables purchase agreement or the transfer and servicing agreement against the receivables seller, HSBC Finance, or those affiliates without the permission of the bankruptcy court. Noteholders also may be required to return payments already received if the receivables seller were to become a debtor in a bankruptcy case.
Regardless of any decision made by the FDIC or ruling made by a court, the fact that the originator has entered conservatorship or receivership or that a bankruptcy case has been commenced by or against the receivables seller, HSBC Finance, or their affiliates could have an adverse effect on the liquidity and value of the notes.
In addition, regardless of the terms of any receivables purchase agreement, the transfer and servicing agreement, or the indenture, and regardless of the instructions of those authorized to direct the depositor’s, the owner trustee’s, or the indenture trustee’s actions, the FDIC as conservator or receiver for the originator or a court overseeing the bankruptcy case of the receivables seller, HSBC Finance, or any of their affiliates may have the power (i) to prevent or require the commencement of an amortization period or accumulation period, (ii) to prevent, limit, or require the early liquidation of receivables and termination of the issuing entity, or (iii) to require, prohibit, or limit the continued transfer of receivables. Furthermore, regardless of the terms of the transfer and servicing agreement, a bankruptcy court could (i) prevent the appointment of a successor servicer, (ii) authorize HSBC Finance to stop servicing the receivables or providing administrative services for the depositor or the issuing entity, or (iii) prevent any of the owner trustee, the indenture trustee or the noteholders from appointing a new servicer. If any of these events were to occur, payments to you could be delayed or reduced.
See “Material Legal Aspects of the Receivables—Certain Matters Relating to Conservatorship, Receivership and Bankruptcy” in this prospectus.

The issuing entity and the indenture trustee may not have a perfected lien in collections commingled by the servicer with its own funds, which could cause delayed or reduced payments to you.
If certain conditions are met, the servicer is permitted to hold all collections received during a monthly period and to make only a single deposit of those collections on the following distribution date. All collections that the servicer is permitted to hold are commingled with its other funds and used for its own benefit. The issuing entity and the indenture trustee may not have a perfected interest in these amounts and thus payments to you could be delayed or reduced if the servicer or depositor were to enter conservatorship or receivership or were to become insolvent. See “Description of the Notes—Application of Collections” in this prospectus.

You may have limited or no ability to control actions under the indenture. This may result in, among other things, payment of principal being accelerated when it is in your interest to receive payment of principal at the expected principal payment date, or it may result in payment of principal not being accelerated when it is in your interest to receive early payment of principal.
Under the indenture, noteholders holding a specified percentage of the outstanding principal amount of notes of a series or class or all the notes may take actions, or may direct the indenture trustee to take various actions described under “Description of the Indenture—Events of Default; Rights Upon Event of Default,” including accelerating the payment of principal of the notes. In the case of votes by series or votes by holders of all the notes, the relative voting power of the most senior class of notes will generally be substantially greater than the relative voting power of the subordinate class or classes of notes by virtue of the respective sizes of the classes. The holders of the most senior class of notes will therefore generally have the ability to determine whether and what actions are to be taken. The holders of the subordinate class or classes of notes will generally need the concurrence of the holders of the most senior class of notes to cause actions to be taken. Therefore, the actions taken or not taken by the controlling noteholders may be contrary to the actions that you determine to be in your best interest.

If an event of default occurs, your remedy options will be limited and you may not receive full payment of principal and accrued interest.
Your remedies may be limited if an event of default under your class or series of notes occurs. After an event of default and the acceleration of your series of notes, collections of principal receivables and finance charge and administrative receivables allocated to those notes and, if applicable, any funds in the principal funding account for your series, will be applied to make payments of monthly interest and principal on those notes until the earlier of the date those notes are paid in full and the final maturity date of those notes. However, no principal collections will be allocated to a series of notes if its invested amount is zero, even if the stated principal balance of the notes has not been paid in full; provided that, if your series includes a principal funding account, funds in that principal funding account, if any, will be available to pay principal of and interest on a series of notes with an invested amount of zero. If your notes are subordinated notes as specified in the prospectus supplement, you will receive payment of principal of those notes only if and to the extent that, after giving effect to that payment, the amount of subordination, as specified in the prospectus supplement, will be maintained for the senior classes of notes in that series.

If the depositor breaches representations and warranties relating to the receivables, payments on your notes may be reduced.
HSBC Receivables Funding Inc. I, as depositor of the receivables, makes representations and warranties relating to the validity and enforceability of the receivables arising under the accounts in the issuing entity’s portfolio, and as to the perfection and priority of the indenture trustee’s interest in the receivables. However, neither the owner trustee nor the indenture trustee will make any examination of the receivables or the related assets to determine the presence of defects, compliance with the representations and warranties or for any other purpose.
If a representation or warranty relating to the receivables is incorrect, the related obligors may have defenses to payment or offset rights, or creditors of another account owner or receivables seller or the depositor may claim rights to the issuing entity’s assets. If a representation or warranty is violated, the depositor may have an opportunity to cure the violation. If it is unable to cure the violation within the specified time period or if there is no right to cure the violation, the depositor must accept reassignment of the receivables affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment price. See “Description of the Transfer and Servicing Agreement—Representations and Warranties of the Depositor” in this prospectus.

Changes to consumer protection laws may impede collection efforts or alter the timing of or reduce collections which may result in a reduction in payments on your notes.
Receivables that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors of those receivables.
Federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card accounts and receivables. Changes or additions to those regulations could make it more difficult for the servicer of the receivables to collect payments on the receivables or reduce the finance charges and other fees that the originator can charge on credit card account balances, resulting in reduced collections. Failure by the servicer to comply with those regulations could adversely impact the servicer’s ability to collect or enforce the receivables. Further regulation on the consumer credit industry designed to reduce finance charges or other fees or charges could have the potential effect of reducing the yield on the consumer credit accounts which, in effect, may result in the commencement of an early accumulation or early amortization period and could result in an acceleration of payment or reduced payments on your notes.
If an obligor sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the obligor’s obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. See “Material Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.

Competition in the credit card industry may result in a decline in the originator’s or other account owner’s ability to generate new receivables. This may result in the payment of principal to you earlier or later than your expected principal payment date or in reduced amounts.
The credit card industry is highly competitive. As new credit card companies enter the market or existing companies consolidate and companies try to expand their market share, effective advertising, target marketing and pricing strategies grow in importance. The originator’s or other account owner’s ability to compete in this industry environment will affect its ability to generate new receivables and may also affect payment patterns on the receivables. If the rate at which the originator or other account owner generates new receivables declines significantly, the originator or other account owner might be unable to transfer additional receivables or designate additional accounts to the issuing entity and an amortization event could occur, resulting in payment of principal sooner than expected or in reduced amounts. If the rate at which the originator or other account owner generates new receivables decreases significantly at a time when noteholders are scheduled to receive principal, noteholders might receive principal more slowly than planned.

Restrictions on pricing and other account terms in affinity programs could limit the ability of the originator or other account owner to change account terms. This may result in the payment of principal to you earlier or later than your expected principal payment date or in reduced amounts.
The receivables conveyed to the issuing entity may arise in accounts originated under an affinity agreement which may contain restrictions on pricing and other practices. Pricing restrictions in these programs and changes in the terms of these programs may reduce collections or may affect the rate at which new receivables are generated in the accounts and may result in payment of principal to you earlier or later than your expected principal payment date or in reduced amounts.

The account owner may change the terms and conditions of the accounts in a way that reduces collections. These changes may result in reduced, accelerated or delayed payments to you.
As owner of the accounts, the originator or other account owner retains the right to change various account terms including finance charges, other fees and the required monthly minimum payment. Those changes may be voluntary on the part of the originator or may be forced by law or market conditions. Changes by the originator or other account owner in interest rate and fees charged to its customers could decrease the effective yield on the accounts and this could result in any early payment or reduced payment of principal of your notes. Changes in the required monthly minimum payment could result in delays in the payment of your notes. Changes in account terms could also cause a reduction in the credit ratings on your notes.

The implementation of new minimum payment requirements could increase delinquency and net charge-off rates in the accounts designated to the trust portfolio.
The Office of the Comptroller of the Currency has provided new interpretive guidance to the originator and other banks regulated by the Office of the Comptroller of the Currency with respect to Federal Financial Institutions Examination Council (“FFIEC”) account management guidelines that may result in an increase in the minimum payments due on the accounts designated as available to the issuing entity. These guidelines were fully implemented by the originator in December 2005 with respect to the accounts designated as available to the issuing entity. This could result in an increase in delinquencies and charge-offs in accounts designated as available to the issuing entity.

Payment patterns of cardholders may not be consistent over time and variations in these payment patterns may result in reduced payment of principal, or receipt of payment of principal earlier or later than expected.
The receivables transferred to the issuing entity may be paid at any time. No assurance can be given that additional receivables will be created or that any particular pattern of obligor payments will occur. A significant decline in the amount of new receivables generated could result in the occurrence of an amortization event for one or more series and the commencement of the early amortization period or, if applicable, the early accumulation period for each of those series. If an amortization event occurs, you could receive payment of principal sooner than expected. The originator’s ability to compete in the current industry environment will affect its ability to generate new receivables and might also affect payment patterns on the receivables. In addition, payment patterns and credit card usage result from a variety of economic, competitive, political, social and legal factors. Economic factors include the rate of inflation, unemployment levels and relative levels of interest rates. In addition, acts of terrorism or natural disasters and the political and/or military response to any such events may have an adverse effect on general economic conditions, consumer confidence and general market liquidity. No prediction can be made as to how these or other factors will affect payment patterns or card use and, consequently, the timing and amount of payments on your notes. Changes in finance charges could also alter the monthly payment rates of cardholders. A significant decrease in monthly payment rates, including the effect of payment holidays, could slow the return or accumulation of principal during an amortization period or accumulation period. See “Description of the Notes—Principal Payments” in this prospectus.

Recharacterization of principal receivables would reduce principal receivables and may require the addition of new receivables. If new receivables are unavailable when required, you may receive payment of principal earlier than expected.
The depositor may designate a percentage of the receivables that would otherwise be treated as principal receivables to be treated as finance charge and administrative receivables. This designation should decrease the likelihood of an early amortization event occurring as a result of a reduction of the series portfolio yield for a given period. However, this designation will also reduce the aggregate amount of principal receivables, which may increase the likelihood that the depositor will be required to add receivables to the issuing entity. If the depositor were unable to add receivables and could not make a sufficient cash deposit into the special funding account, one or more series of notes, including your series, could go into early amortization resulting in principal being paid before the scheduled payment date.

Additions to the issuing entity’s assets may decrease the credit quality of the assets securing the repayment of your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated.
The depositor has and expects that it will continue to periodically add additional receivables to the issuing entity and may, at times, be obligated to add additional receivables. While each receivable must be an eligible receivable at the time of its designation, such additional receivables may not be of the same credit quality as the existing receivables in the issuing entity. There are many reasons which could cause differences in credit quality including the fact that the additional receivables may have been originated by the originator or other account owner, as applicable, using credit criteria different from those which were applied by the originator to the existing receivables or may have been acquired by the originator or other account owner, as applicable, from an institution which may have had different credit criteria. Consequently, there is no assurance that future additional receivables will have the same credit quality as those currently in the issuing entity. If additional receivables added to the issuing entity reduce the credit quality of the issuing entity’s assets, it will increase the likelihood that your receipt of payments will be reduced or not be received on the expected principal payment date.

The note interest rate and the receivables interest rate may re-set at different times, resulting in reduced or early payments to you.
Some accounts have finance charges set at a variable rate based on a designated index, such as the prime rate, while others have finance charges based upon a fixed rate. A series of notes may bear interest either at a fixed rate or at a floating rate based on a different index. If the interest rate charged on the accounts declines, collections of finance charge and administrative receivables may be reduced without a corresponding reduction in the amounts of interest payable on your notes and other amounts required to be paid out of collections of finance charge and administrative receivables. This could result in delayed or reduced payments to you.
A decrease in the spread, or difference, between collections of finance charge and administrative receivables and those collections allocated to make interest payments on your notes could also increase the risk of early repayment of your notes.

Subordinated classes bear losses before senior classes. If you own subordinated notes, the priority of allocations among classes of notes may result in payment on your notes being reduced or delayed.
One or more classes of notes in a series may be subordinated to one or more senior classes of notes in the same series. Principal allocations to the subordinated class or classes generally do not begin until each of the more senior classes has been paid in full. Therefore, if you own subordinate notes, your receipt of principal payments may be delayed or reduced to the extent the senior noteholders have not received full and timely payments with respect to their notes. Additionally, if collections of finance charge and administrative receivables allocated to a series are insufficient to cover amounts due for that series’ notes, the invested amount for the series might be reduced. This would reduce the amount of the collections of finance charge and administrative receivables and principal receivables allocated to the series in future periods and could cause a possible delay or reduction in principal and interest payments on the subordinated notes.

Allocations of defaulted amounts could reduce payments to you.
The servicer will write off the receivables in the trust portfolio if the receivables become uncollectible. Your series will be allocated a portion of these defaulted amounts. See “Description of Series Provisions—Allocation Percentages” in this prospectus. If the defaulted amounts allocated to your series of notes exceeds the amount of funds available to reimburse those amounts, you may not receive the full amount of principal and interest due to you. See “Description of Series Provisions—Application of Collections” and “—Subordinated Principal Collections; Defaulted Amount; Investor Charge-Offs” in this prospectus.

There is no public market for the notes. As a result, you may be unable to sell your notes or the price of the notes may suffer.
The underwriters may assist in resales of the notes but they are not required to do so. A secondary market for any notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.
In addition, some notes have a more limited trading market and experience more price volatility. There may be a limited number of buyers when you decide to sell those notes. This may affect the price you receive for the notes or your ability to sell the notes. You should not purchase notes unless you understand and know you can bear the investment risks.

Issuance of additional series by the issuing entity may affect the timing of payments to you.
The issuing entity expects to issue additional series from time to time. The issuing entity may issue additional series with terms that are different from other series without prior review or consent by existing noteholders. Therefore, the issuance of a new series could adversely affect the timing and amount of payment on your notes. For example, if notes issued after your notes have a higher interest rate than your notes, this could result in a reduction in the amount of collections available to pay interest on your notes. The issuance of a new series may cause payments of principal and interest on your notes to be reduced, delayed or accelerated.

Regulatory action may affect the amount and timing of payments to you.
The originator is regulated and supervised by the Office of the Comptroller of Currency, the Board of Governors of the Federal Reserve System, and the FDIC. These regulatory authorities, and possibly others, have broad powers of enforcement with respect to the originator and its affiliates.

If any of these regulatory authorities were to conclude that an obligation was an unsafe or unsound practice or violated any law, regulation, written condition or agreement applicable to the originator or its affiliates, that authority may have the power to order the originator or affiliate to rescind the agreement giving rise to such obligation to or to refuse to perform the obligation, to amend the terms of the obligation, or to take any other action determined by that authority to be appropriate. In addition, the originator or affiliate probably would not be liable to you for contractual damages for complying with such an order, and you would be unlikely to have any recourse against the regulatory authority. Therefore, if such an order were issued, payments to you could be delayed or reduced.

Events affecting or involving other parties to the transactions may affect the amount and timing of payments to you.
Funds to make payments on the notes may be supplied by derivative counterparties or enhancement providers. If any of these parties were to enter conservatorship, receivership, or bankruptcy or were to become insolvent, payments to you could be accelerated, delayed, or reduced.

Changes to federal or state bankruptcy or debtor relief laws may impede collection efforts or alter timing and amount of collections.
If an obligor sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the obligor’s obligations to repay amounts due on its revolving credit card account. As a result, the related receivables arising in that account would be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and finance charge amounts allocated to the notes are insufficient to cover the applicable default amount.

You may not be able to reinvest any early redemption proceeds in a comparable security.
The servicer has the right, but not the obligation, to direct the depositor to redeem the notes before its expected principal payment date at any time the remaining outstanding principal amount of that series excluding any portion of a class of notes held by the depositor or an affiliate is 10% or less of the initial principal amount of that series. See “Description of the Notes—Final Payment of Principal; Optional Redemption; Termination” in this prospectus. If your notes are redeemed at a time when prevailing interest rates are relatively low, you may not be able to reinvest the proceeds in a comparable security with an effective interest rate equivalent to that of your notes.

Market value of the notes could decrease if the ratings of the notes are lowered or withdrawn.
The initial rating of a series or class of notes addresses the likelihood of the payment of interest on that series or class of notes when due and the ultimate payment of principal of that note by its scheduled maturity date. The ratings do not address the likelihood of payment of principal of that series or class of notes on its expected principal payment date. In addition, the ratings do not address the following:
•	the likelihood that principal or interest on your notes will be prepaid, paid on the expected principal payment date, or paid on any particular date before the scheduled maturity date of your notes;

•	the possibility that your notes will be paid early or the possibility of the imposition of United States withholding tax for non-U.S. noteholders;

•	the marketability of the notes or any market price; or

•	that an investment in the notes is a suitable investment for you.
The ratings of a series or class of notes are not a recommendation to buy, hold or sell that series, class of notes. Any rating may be lowered or withdrawn entirely at any time by a rating agency selected for a class of notes without notice to noteholders of such change in rating. Each rating agency will be a nationally recognized rating agency and will be specified in the accompanying prospectus supplement. The market value of that series’ class of notes is likely to decrease if one or more of the ratings are lowered or withdrawn.

Adverse events in high concentration states may cause increased defaults and delinquencies that may result in payment on your notes being reduced or delayed.
If adverse events or economic conditions were particularly severe in a geographic region in which there is a substantial concentration of obligors, the amount of delinquent payments and defaults on the related accounts may increase. As a result, the overall timing and amount of collections on the receivables in the issuing entity generated from such accounts may differ from what you expect, and you may experience delays or reductions in payments.
Adverse events may affect economic performance of the receivables. An example of an adverse event specific to a geographic region is the possibility of a catastrophic earthquake in California or other severe natural events. An earthquake in California could have negative regional economic repercussions and potentially cause obligors in that region to delay or reduce their payments on their related credit card accounts. California has also had problems in the recent past with the supply of energy within the state which has had and, in the future, could have a significant economic effect.

This prospectus uses defined terms. Definitions of certain items can be found in the “Glossary” beginning on page 75 in this prospectus.
THE ISSUING ENTITY
HSBC Credit Card Master Note Trust (USA) I, a Delaware common law trust, acting by and through Wilmington Trust Company, not in its individual capacity but solely as owner trustee, is the issuing entity of the notes. It was created on September 25, 2000 and operates under a Second Amended and Restated Trust Agreement dated as of June 30, 2006 between HSBC Receivables Funding Inc. I, as depositor, and the owner trustee (as may be amended, the “trust agreement”). The address of the issuing entity is in Delaware, in care of Wilmington Trust Company, as owner trustee, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. Its telephone number is (302) 651-8856.
The issuing entity is a master trust and will issue notes in each series. Each series of notes will consist of one or more classes. The classes of a series may be issued at the same time or at different times. The notes of each series will be issued pursuant to a supplement to the Second Amended and Restated Master Indenture, in each case between the issuing entity and the indenture trustee, dated as of June 30, 2006 (as may be amended, the “indenture”). The terms of a particular series will be set forth in the related series supplement. The issuing entity does not have any officers or directors. The depositor is the initial residual interest holder of the issuing entity. The powers and duties of the owner trustee are only ministerial, accordingly, the depositor will direct the owner trustee in the management of the issuing entity and its assets. HSBC Finance will also provide administrative services for the issuing entity pursuant to the Second Amended and Restated Transfer and Servicing Agreement, dated as of June 30, 2006, among HSBC Finance, as servicer, HSBC Receivables Funding Inc. I, as the depositor, and the issuing entity (as may be amended, the “transfer and servicing agreement”). The pool of assets maintained by the issuing entity are maintained and administered by HSBC Finance.
Some classes or series may not be offered by this prospectus. They may be offered, for example, in a private placement.
Pursuant to the trust agreement, the activities of the issuing entity are limited to:
•	acquiring, owning and managing the issuing entity’s assets and the proceeds of those assets and granting a security interest in those assets;

•	pledging the collateral pursuant to the indenture;

•	issuing and making payments on the notes;

•	issuing and making payments on the transferor interest; and

•	engaging in related activities that are necessary, suitable or convenient to accomplish the foregoing items.
The issuing entity was initially capitalized with a $1 contribution from the depositor as the initial residual interest holder of the issuing entity. It is not expected that the issuing entity will have any other significant assets or means of capitalization other than the receivables. The fiscal year of the issuing entity will end on December 31 of each year.
The trust agreement establishes and creates the issuing entity, describes the assets of the issuing entity, and sets forth the issuing entity’s limited purposes and activities. The trust agreement can be amended by the depositor and the owner trustee with the consent of the indenture trustee and 10 days prior written notice to the rating agencies but without consent by the holders of any outstanding series of notes in order to cure any ambiguity, to correct, supplement, add to, change or eliminate any provision in the agreement or to modify, in any manner, the rights of any noteholder; provided that the depositor provides an officer’s certificate stating that the amendment will not materially and adversely affect the interest of any noteholder. It will also be amended by the depositor and the owner trustee without the consent of the indenture trustee or any of the noteholders to add, modify or eliminate such provisions of the agreement as may be necessary or advisable in order to enable all or a portion of the issuing entity to avoid the imposition of state or local income or franchise taxes imposed on the issuing entity’s property or its income; provided that (i) the depositor provides an officer’s certificate stating that the proposed amendments meet the requirements set forth in the amendment section of the trust agreement, (ii) the Rating Agency Condition shall have been satisfied, and (iii) such amendment does not affect the rights, duties or obligations of the owner trustee.
Additionally, the trust agreement may also be amended by the depositor and the owner trustee, with prior written notice to each rating agency then rating a series of notes, with the consent of the indenture trustee and the holders of notes evidencing more than 50% of the notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement except that, without the consent of all the noteholders, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of distributions that are required to be made for the benefit of the noteholders or (b) reduce the aforesaid amount of the notes, the holders of which are required to consent to any such amendment. Pursuant to the trust agreement, the owner trustee agreed to hold the trust estate in trust upon and subject to the conditions set forth in the trust agreement for the use and benefit of the depositor, subject to the obligations of the trust.
The trust agreement provides that the depositor may transfer its interest in all or a portion of the transferor certificate by exchanging its transferor certificate for a supplemental certificate. Before a supplemental certificate is issued, the following must occur:
•	notice of the exchange to the owner trustee, the indenture trustee, the servicer and each rating agency;

•	delivery to the owner trustee and the indenture trustee of an executed supplement to the trust agreement;

•	written confirmation from each rating agency that the exchange will not result in a reduction or withdrawal of its rating of any outstanding series or class;

•	delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the depositor to the effect that it reasonably believes the exchange will not have an Adverse Effect; and

•	delivery to the owner trustee and the indenture trustee of a Tax Opinion regarding the exchange.
The issuing entity has been established in a manner designed to minimize the risk of bankruptcy, receivership or similar proceeding, although a bankruptcy filing, receivership filing or similar proceeding by, on behalf of, or for the issuing entity is possible. Furthermore, each transaction contemplated by this prospectus will be structured to minimize the risk that, in the event of a bankruptcy of any of the sponsor, depositor or servicer, the assets of the issuing entity will be insulated from being consolidated into the bankruptcy estate of such entity.
THE DEPOSITOR
HSBC Receivables Funding Inc. I, a Delaware corporation (the “depositor”), incorporated on July 28, 2000 under the name Household Receivables Funding, Inc. III is the depositor of receivables in the issuing entity. Effective April 19, 2006, its certificate of incorporation was amended to reflect the name change to HSBC Receivables Funding Inc. I. All of the common stock of the depositor is owned by HSBC Finance. The depositor was organized for the purposes of engaging in the type of transactions described herein and other transactions entered into in connection therewith and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The depositor has been securitizing credit card receivables since 2000. The address of the depositor is 1111 Town Center Drive, Las Vegas, Nevada 89144. Its telephone number is (702) 243-1341.
The depositor will acquire the receivables from the receivables seller and then transfer the receivables to the issuing entity in order to effectuate the transactions contemplated by this prospectus. The depositor is not responsible for payment of any principal, interest or any other amount in respect of any series of notes.
THE SPONSOR AND SERVICER
HSBC Finance Corporation, a Delaware corporation, is the sponsor and servicer of the transactions contemplated by this prospectus. HSBC Finance was incorporated in 2002 and is the successor to an enterprise established in 1878. HSBC Finance is an indirect wholly owned subsidiary of HSBC Holdings plc or “HSBC”.

HSBC, headquartered in London, England, is one of the world’s largest banking and financial services organizations and has listings on the London Stock Exchange, The Stock Exchange of Hong Kong, Euronext Paris, the New York Stock Exchange and the Bermuda Stock Exchange. The address of the sponsor is 2700 Sanders Road, Prospect Heights, Illinois 60070. Its phone number is (847) 564-5000.
HSBC Finance is the principal fund raising vehicle for its subsidiaries. Its subsidiaries provide middle-market consumers in the United States, the United Kingdom, Canada, the Republic of Ireland, Slovakia, the Czech Republic and Hungary with several types of loan products. They offer real estate secured loans, auto finance loans, MasterCard, VISA, and other credit card loans, including retail contracts and personal non-credit card loans. They also initiate tax refund anticipation loans in the United States and offer specialty insurance products in the United States, the United Kingdom and Canada. HSBC Finance generates cash to fund its businesses primarily by collecting receivable balances; issuing commercial paper, medium and long term debt; borrowing from HSBC subsidiaries and customers; securitizing and selling consumer receivables; and borrowing under secured financing facilities. HSBC Finance uses the cash generated by these financing activities to invest in and support receivable growth, to service debt obligations and to pay dividends to its parent and preferred stockholders.
HSBC Finance has been engaged in the securitization of a variety of consumer receivables, including credit card receivables, for more than 15 years. HSBC Finance’s securitization program includes public term transactions as well as private conduit financings in all of its major asset types. Public securitizations have included: closed-end, first and second lien home equity loan receivables originated or purchased by subsidiaries of HSBC Finance operating under the “HFC” and “Beneficial” brand names; closed-end, first and second lien mortgage loan receivables purchased from affiliated and unaffiliated correspondent lenders; retail installment contracts originated by unaffiliated dealers or alliance relationships; installment loan and security agreements; and receivables generated by MasterCard, VISA and private label credit card accounts.
In its capacity as the sponsor, and as part of its overall funding strategy, HSBC Finance:
•	determines the timing of each securitization transaction;

•	selects the underwriters for each transaction;

•	consults with the underwriters in arriving at the appropriate structure for each transaction;

•	facilitates the internal and third-party review of the receivables to be securitized;

•	coordinates with the rating agencies in determining the appropriate structure and enhancement levels to obtain the desired investment ratings;

•	works with the underwriters to establish appropriate pricing;

•	negotiates appropriate documentation; and

•	facilitates execution of each transaction.
In limited cases, the servicer may resign or be removed, and either the indenture trustee or a third party may be appointed as the new servicer. See “Description of the Transfer and Servicing Agreement—Matters Regarding the Servicer and the Depositor” in this prospectus. The servicer receives a servicing fee from the issuing entity, and each series is obligated to pay a portion of that fee. See “Description of the Notes—Servicing Compensation and Payment of Expenses” in the related prospectus supplement.
In the ordinary course of business, the servicer has delegated certain of its duties under the transfer and servicing agreement to HSBC Card Services, Inc. (the “subservicer”). The servicer, or the subservicer may, at any time, further delegate any of their servicing duties to any person, including any of their affiliates, who agrees to conduct such duties in accordance with the standards employed by the servicer and in compliance with the transfer and servicing agreement. Such delegation will not relieve the servicer of rights and liabilities with respect to such duties and will not constitute an assignment of servicing.

THE SUBSERVICER
HSBC Card Services Inc., a Delaware corporation incorporated on July 31, 1989, will act as subservicer for the transactions contemplated by this prospectus. The subservicer is a wholly-owned subsidiary of HSBC Finance. The subservicer has serviced credit card accounts and non-credit card products since 1987 and provides origination, servicing and administrative services to subsidiaries of HSBC Finance, that offer or hold credit card accounts. Prior to February 25, 2005, it operated under the name of Household Credit Services, Inc. The subservicer provides services for all non-private label credit card accounts owned by the originator, under an agreement with the originator, that sets forth performance standards, including detailed underwriting criteria, that are to be followed by the subservicer on behalf of the originator. In its capacity of providing services in connection with credit card accounts designated as available to the issuing entity, the subservicer operates from its facilities primarily located in Salinas, California, Las Vegas, Nevada, Sioux Falls, South Dakota and Chesapeake, Virginia. The address of the subservicer is 1111 Town Center Drive, Las Vegas, Nevada 89144. Its telephone number is (702) 243-1000.
The subservicer services all VISA, MasterCard and other non-private label credit card receivables in accordance with policies and practices established by HSBC Finance, in consultation with HSBC Finance. In accordance with these policies and practices, as well as reasonable commercial practice, the subservicer may in its discretion in accordance with the account management policies and practices described in the prospectus supplement, extend, modify or defer payment arrangements of a receivable, or refer the related account for legal action.
The servicer will delegate servicing duties generally consisting of the following:
•	payment processing;

•	collections;

•	fraud and dispute management;

•	responding to obligor inquiries;

•	investigating delinquencies;

•	collection reporting;

•	credit performance monitoring;

•	credit and account management;

•	assisting with bankruptcy and recovering deficiencies and charged-off accounts;

•	customer services; and

•	enhancement product services.
As is customary in the servicing industry, the subservicer engages vendors to perform a number of its servicing processes. Certain data processing and administrative functions will be performed on behalf of the servicer and subservicer by HSBC Technology and Services (USA) Inc., a Delaware corporation and a wholly-owned subsidiary of HSBC Investments (North America) Inc., an affiliate of the sponsor. HSBC Technology Services (USA) Inc. was incorporated on October 31, 2003 and has been providing technical and information technology services related to the sponsor and its affiliates since that date. Credit card processing services performed by HSBC Technology Services (USA) Inc. on behalf of the servicer and subservicer include application and statement processing, payments processing, card production and network services. Prior to January 1, 2004, these services were performed by employees of the servicer.

THE RECEIVABLES SELLER
HSBC Receivables Acquisition Company I, a Delaware corporation was incorporated on September 11, 2000 under the name Household Receivables Acquisition Company II and is the receivables seller for the transactions described in this prospectus. Effective April 19, 2006 its certificate of incorporation was amended to reflect the name change to HSBC Receivables Acquisition Company I. The receivables seller is a wholly-owned subsidiary of HSBC Finance. The address of the receivables seller is 1111 Town Center Drive, Las Vegas, Nevada 89144. Its telephone number is (702) 243-1376.
HSBC Receivables Acquisition Company I purchases certain receivables from the originator, and may purchase from other account originators or other receivables sellers, receivables arising in credit card accounts and other assets. It may then, subject to certain conditions, sell those receivables to the depositor, which will, in turn, sell those receivables to the issuing entity.
THE ORIGINATOR
HSBC Bank Nevada, National Association, a nationally chartered credit card bank (“HSBC Bank”), was chartered on December 1, 1993 under the name of Household Bank (SB), N.A. and is the originator of the credit card receivables described in this prospectus. Effective on March 1, 2005, its articles of association were amended to reflect the change of its name to HSBC Bank Nevada, National Association. It is a wholly owned operating subsidiary of HSBC Finance. HSBC Bank is principally a national credit card bank offering Visa, MasterCard and other credit cards. The address of the originator is 1111 Town Center Drive, Las Vegas, Nevada 89144. Its telephone number is (702) 243-1000.
THE OWNER TRUSTEE
Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Since 1998, Wilmington Trust has served as owner trustee in numerous asset-backed securities transactions involving credit card receivables and is the owner trustee for the transactions contemplated in this prospectus. The address of owner trustee is 1100 North Market Street, Wilmington, Delaware 19890. Its telephone number is (302) 636-6196. The depositor and its affiliates may maintain normal commercial banking or investment banking relations with the owner trustee and its affiliates.
Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee for the transactions contemplated by this prospectus.
The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee as set forth in the trust agreement. Pursuant to the trust agreement, the depositor shall indemnify Wilmington Trust Company from and against any and all liabilities, obligations, damages, or losses of any kind and nature whatsoever that may at any time be imposed on Wilmington Trust Company relating to the trust agreement. However, the depositor shall not be liable for or required to indemnify Wilmington Trust Company for its own willful misconduct, bad faith or negligence.
Wilmington Trust Company may at any time resign and be discharged from its position as owner trustee by giving written notice to the depositor; provided, however, that such resignation and discharge shall only be effective upon the appointment of a successor owner trustee. Upon receiving such notice of resignation, the depositor shall promptly appoint a successor owner trustee. However, if no successor owner trustee shall have been appointed and have accepted appointment within 30 days after the giving of notice of resignation, the resigning owner trustee may petition any court of competent jurisdiction for the appointment of a successor owner trustee.
THE INDENTURE TRUSTEE
Wells Fargo Bank, National Association is the indenture trustee under the indenture. Wells Fargo Bank, National Association is a national banking association and a wholly owned subsidiary of Wells Fargo & Company. Its corporate trust office is located at Wells Fargo Center, Sixth and Marquette Avenue, Minneapolis, MN 55479, Attn: Asset Backed Securities Department. A diversified financial services company, Wells Fargo & Company provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank, National Association provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The servicer, the depositor and their respective affiliates may maintain normal commercial banking relationships with the indenture trustee and its affiliates.
Wells Fargo Bank, National Association has provided corporate trust services since 1934. As of December 31, 2005, Wells Fargo Bank, National Association was acting as trustee on more than 90 series of credit card receivables backed securities with an original aggregate principal balance of approximately $60 billion.
The indenture trustee’s duties are limited to those duties specifically set forth in the indenture and any indenture supplement.
Pursuant to the transfer and servicing agreement and the indenture, the issuing entity will direct the servicer to indemnify the indenture trustee against any and all loss, liability or expense (including the fees of either in-house counsel or outside counsel (which the indenture trustee shall determine), but not both) incurred by it in connection with the performance of the indenture trustee’s duties under the indenture.
AFFILIATIONS AND RELATED TRANSACTIONS
The depositor, the subservicer, the receivables seller and the originator are each subsidiaries of the sponsor. There are no material business relationships, agreements, arrangements, transactions, or understandings between the depositor or issuing entity and any of their affiliates, including the servicer, the sponsor and the originator, which would have a material adverse effect on the receivables or the notes.
USE OF PROCEEDS
The issuing entity will pay the net proceeds from the sale of each class of notes offered by this prospectus and the related prospectus supplement to the depositor. The depositor may apply all or a portion of the net proceeds of the offering to the repayment of debt, to pay the receivables seller the purchase price of the receivables transferred to the depositor by the receivables seller or for other working capital purposes. The receivables seller will use proceeds it receives to pay the originator or other account owner the purchase price of the receivables purchased by it and for other working capital purposes. The originator will use any proceeds received for its general corporate purposes.
THE ISSUING ENTITY’S ASSETS
The issuing entity’s assets consist of credit card receivables generated under revolving credit card accounts owned by the originator. These receivables are unsecured obligations of consumer obligors.
In connection with the transactions contemplated in this prospectus, the issuing entity will grant a security interest in the receivables and the other assets of the issuing entity to the indenture trustee on behalf of the noteholders.
The issuing entity has acquired and will acquire the receivables from the depositor pursuant to the transfer and servicing agreement. The depositor has and will acquire receivables from the receivables seller pursuant to a receivables purchase agreement between the depositor and the receivables seller. The receivables seller has and will acquire the receivables from the originator pursuant to a receivables purchase agreement between the receivables seller and the originator. The receivables consist of Principal Receivables and Finance Charge and Administrative Receivables.
All new receivables generated in the accounts that have been designated as available to the issuing entity will be transferred automatically to the issuing entity. The total amount of receivables in the issuing entity fluctuates daily as new receivables are generated and payments are received on existing receivables.
The depositor has the right, and may be required to, designate additional accounts as available to the Trust Portfolio and to add the related receivables to the Trust Portfolio, as described under “Description of the Transfer and Servicing Agreement—Addition of Assets” in this prospectus.

The depositor also has the right to remove receivables from the Trust Portfolio, as described under “Description of the Transfer and Servicing Agreement—Removal of Assets” in this prospectus. If the depositor exercises that right, the issuing entity will reconvey all receivables in these removed accounts, whether existing or to be created, to the depositor.
The depositor is also permitted to add, from time to time, participations and related collections to the issuing entity. These participations are undivided interests in a pool of assets primarily consisting of receivables arising under revolving credit accounts. Participations may be issued under separate agreements that are similar to the agreements governing the issuance of the notes and that entitle the holder of the participation to receive percentages of collections generated by the pool of assets supporting the participation. Participations may have their own credit enhancement, amortization events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under these participation agreements and may be different from those specified in this prospectus. The rights and remedies of the issuing entity as the holder of a participation, and, therefore, the noteholders, will be subject to all the terms and provisions of those participation agreements.
All assets of the issuing entity will initially be in a pool of assets designated as pool one. All series of notes offered by this prospectus will be backed by the assets in pool one unless the prospectus supplement for a series specifies a different pool of assets for that series. In the event that assets are deposited into the issuing entity and designated as being in a pool of assets other than pool one, a separate collection account and special funding account will be created for that pool. Any series of notes will be backed solely by the specific pool of assets identified as available to such series. All references in this prospectus and the prospectus supplement to receivables, accounts and notes shall refer to pool one only, unless otherwise stated.
The issuing entity’s assets include, to the extent noted below:
•	all monies due or to become due in payment of these receivables;

•	all proceeds of these receivables;

•	all proceeds of any credit insurance policies and other credit enhancement products relating to these receivables;

•	interchange (as defined below);

•	any Recoveries allocable to the issuing entity because of these receivables;

•	any participations and the related collections conveyed to the issuing entity;

•	all monies on deposit in specified accounts or certain investments made with these monies, including any related investment proceeds;

•	proceeds of any credit enhancement, as described in the prospectus supplement for your series of notes;

•	proceeds of any derivative contracts between the issuing entity and a counterparty, as described in the prospectus supplement for your series of notes;

•	one share of the preferred stock of the depositor; and

•	any other amounts so specified in the prospectus supplement.
The issuing entity considers collections of interchange and Recoveries as collections of Finance Charge and Administrative Receivables. In addition, Principal Receivables include the principal portion of participations, as determined under the terms and provisions of the participation agreements. If the originator exercises the Discount Option, a portion of monthly collections of Principal Receivables will be considered Finance Charge and

Administrative Receivables and Principal Receivables will be reduced by that amount. See “Description of the Transfer and Servicing Agreement—Discount Option” for a description of the manner of and the conditions to exercise the Discount Option.
Each of the originator, the receivables seller and the depositor has indicated and, in connection with each future transfer of receivables to the issuing entity, the originator, the receivables seller or any other account owner or receivables seller, and the depositor, including any additional transferor, will indicate in its computer files or books and records that the receivables have been conveyed to the issuing entity. In addition, each of the receivables seller and the depositor, including any additional transferor, has provided or caused to be provided to the owner trustee on the Required Delivery Date computer files or microfiche lists, containing a true and complete list showing each account, identified by account number and by total outstanding balance on the date of transfer of the receivables to the issuing entity. None of the originator, the receivables seller or any other account owner or receivables seller, or the depositor, including any additional transferor, will deliver to the owner trustee any other records or agreements relating to the accounts or the receivables, except in connection with additions or removals of receivables. Except as stated above, the records and agreements relating to the accounts and the receivables maintained by any of the originator, the receivables seller or any other account owner or receivables seller, and the depositor, including any additional transferor, are not and will not be segregated from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfers described above, but the computer records of each of the originator, the receivables seller or any other account owner or receivables seller, and the depositor, including any additional transferor, are and will be required to be marked to evidence these transfers. Each of the originator, the receivables seller and the depositor has filed in all appropriate jurisdictions Uniform Commercial Code financing statements with respect to the receivables meeting the requirements of applicable law. See “Risk Factors—Some interests could have a priority over the indenture trustee’s interest in the receivables, or could cause delayed or reduced payments to you.” and “Material Legal Aspects of the Receivables” in this prospectus.
When the issuing entity issues a new series of notes, the depositor will represent and warrant to the issuing entity that, as of the closing date for the new series, the accounts designated for inclusion in the issuing entity met the eligibility criteria set forth in the transfer and servicing agreement at their time of designation. Receivables conveyed to the issuing entity must also meet eligibility criteria set forth in the transfer and servicing agreement. If receivables conveyed to the issuing entity are found to have been ineligible when created or designated for inclusion, the depositor must accept retransfer of these receivables. See “Description of the Transfer and Servicing Agreement—Representations and Warranties of the Depositor.”
The prospectus supplement relating to each series of notes will provide information about the Trust Portfolio as of the date specified. This information will include:
•	the amount of Principal Receivables;

•	the amount of Finance Charge and Administrative Receivables;

•	the range and average of balances of the accounts;

•	the range and average of credit limits of the accounts;

•	the range and average of ages of the accounts;

•	the geographic distribution of the accounts;

•	delinquency statistics relating to the accounts; and

•	credit scoring information.

THE ORIGINATOR’S CREDIT CARD ACTIVITIES
General
The credit card accounts designated as available to the issuing entity are owned by HSBC Bank Nevada, National Association and are primarily serviced on behalf of the servicer by the subservicer. Such accounts are serviced principally from the subservicer’s facilities in Salinas, California, Las Vegas, Nevada, Sioux Falls, South Dakota and Chesapeake, Virginia. Such accounts do not represent the entire credit card portfolio of the originator.
Such accounts currently consist of mostly MasterCard credit card accounts and a small number of VISA credit card accounts, although it is possible that American Express credit card accounts and Discover credit card accounts may be included in the future. The accounts designated as available to the issuing entity initially will consist of accounts owned by HSBC Bank Nevada, National Association.
Origination
The originator principally generates such accounts through:
•	direct mail and telemarketing account solicitation on a pre-selected credit basis;

•	applications made available to prospective cardholders at various events and retail outlets;

•	applications generated by advertising in magazines and newspapers; and

•	applications marketed on and submitted through the internet.
In originating new credit card accounts, the originator generally evaluates the ability and likelihood of an applicant for a credit card to repay credit card balances by applying a credit scoring system. A credit scoring system may consist of credit risk models developed in-house, credit bureau score models and bankruptcy score models developed in conjunction with third parties. Credit scoring is intended to provide a general idea, based on the information available, of a person’s likelihood to repay his or her debts. Credit scoring evaluates a potential cardholder’s credit profile to arrive at an estimate of the associated credit risk. The credit scoring model used depends on a number of factors, including whether it is a prescreened offer or an unsolicited application. Models for credit scoring are developed using statistical processes to evaluate common cardholder characteristics and their correlation with credit risk. Periodically, the originator reviews its credit scoring models and, if necessary, updates them to reflect more current statistical data.
New account originations mainly are the result of direct mailings on a pre-selected basis. These mailings are conducted on a nationwide basis, and are directed to particular membership groups.
For pre-selected offers, the persons on the lists are credit scored to evaluate credit risk in accordance with the originator’s established credit quality standards. Based upon the outcome of credit scoring and the evaluation of other credit characteristics, such as total amount of outstanding credit card debt and payment history, the originator solicits the individuals to receive a pre-selected mailing. The pre-selection process attempts to match these prospects with a product that would be acceptable to that individual. Therefore, the originator offers credit cards with different annual percentage rates and annual fee combinations and enhancement products. The enhancement products offered include credit protection coverage, extended warranties, cash back rewards and travel services. A predetermined credit limit is also reserved for each member of the group being solicited, the amount being dependent on each member’s individual credit scores and other credit characteristics.
To accept a pre-selected credit card offer, the prospective cardholder must provide requested information via an acceptance certificate, the telephone or the internet. Upon receipt of a credit card application, such application is reviewed for completeness and a post-screening process is applied. In most cases, an updated credit report is automatically requested. This updated credit report is also credit scored. Pre-selected candidates may be declined if they no longer meet the criteria by which they were initially selected. The initial credit line assigned also may be adjusted based upon the updated credit scores, credit characteristic data on the credit report or other information provided by the applicant.

The originator also conducts direct mail campaigns which involve sending applications on a non-pre-selected basis. It selects candidates for these campaigns by using demographic models designed to identify persons most likely to respond to direct mail solicitations. When the originator receives a credit card application, it reviews that application for completeness and applies a post-screening process similar to that described above for pre-selected offers. The subservicer, on behalf of the originator, may verify information regarding the applicant and request additional information as deemed necessary to make a decision on the creditworthiness of the applicant.
Credit limits are established for each prospective cardholder based on credit scores, income and other credit characteristics. Credit limits are reviewed regularly for both upward and downward action. Upward action is based upon a combination of the credit risk and usage by the customer. Accounts are reviewed for increases approximately once per quarter. Customers can also request credit line increases. Accounts with high risk profiles can experience a credit line decrease.
Account Management
Each month all open or active credit card accounts are scored using behavioral scoring systems that predict the likelihood of serious future delinquency or filing bankruptcy. The behavioral scoring systems incorporate an account’s previous history and may include information contained in credit bureau reports. The originator uses behavioral scoring for virtually all portfolio management functions, including to manage credit lines, authorizations, collections, card re-issuance, re-pricing, credit card upgrades (such as upgrading a classic card to a platinum card) and balance transfer offers.
Interchange
Members participating in credit card associations, including VISA and MasterCard, receive fees, called interchange, as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. A portion of this interchange related to cardholder charges for merchandise and services is passed from banks that clear the transactions for merchants to credit card-issuing banks. Interchange fees may change over time. For example, VISA, MasterCard and other card associations set interchange fees annually for various classifications of merchants based on the number of credit card transactions and the amount charged per transaction, among other factors. The depositor will be required to transfer to the issuing entity interchange attributed to cardholder charges for merchandise and services in the related accounts. Interchange will be allocated to the issuing entity as may be reasonably determined or estimated by the servicer. These credit card associations may, from time to time, change the amount of interchange reimbursed to banks issuing their credit cards.
Billing and Payments and Collection of Delinquent Accounts
For information on billing and payments and collection of delinquent accounts see “The Receivables and Related Accounts — Billing and Payments” and “The Receivables and Related Accounts — Collection of Delinquent Accounts” in the accompanying prospectus supplement.
Recoveries
Under the terms of the transfer and servicing agreement, the depositor will be required to transfer to the issuing entity all of the Recoveries that are reasonably estimated by the servicer on receivables in charged-off accounts designated as available to the issuing entity. Collections of Recoveries will be treated as collections of Finance Charge and Administrative Receivables.

DESCRIPTION OF THE NOTES
The notes will be issued in series. Each series will represent an obligation of the issuing entity. Each series of notes will be issued under the indenture, as supplemented by an indenture supplement, in each case entered into by the issuing entity and the indenture trustee. The following summaries describe the material provisions common to each series of notes. The prospectus supplement gives you additional information specific to the notes of your series.
General
The notes will be secured by and paid from collections of receivables and other assets of the issuing entity from the pool of assets of the issuing entity available to a series. Each series will be allocated collections of Principal Receivables and Finance Charge and Administrative Receivables based on the Investor Percentage. The Investor Percentage will be based on the Adjusted Invested Amount for a series.
Each series of notes may consist of one or more classes, some of which may be subordinated to other classes. Each class of a series will evidence the right to receive a specified portion of each distribution of principal, interest or both. Each class of a series may differ from other classes in some aspects, including:
•	note rating;

•	availability and amount of enhancement;

•	priority of entitled payments;

•	amounts allocated to interest and principal payments;

•	interest rate; and

•	scheduled maturity date.
Payments and deposits of interest and principal will be made on distribution dates to noteholders in whose names the notes were registered on the record dates specified in the prospectus supplement. Interest will be distributed to noteholders in the amounts, for the periods and on the dates specified in the prospectus supplement.
The depositor initially will own the transferor certificate. The holder of the transferor certificate, subject to limitations, will have the right to the Transferor Percentage of all collections of receivables in the Trust Portfolio. The transferor certificate may be transferred, in whole or in part, subject to the limitations and conditions set forth in the trust agreement and the transfer and servicing agreement and, at the discretion of the depositor, the transferor certificate may be held in either certificated or uncertificated form. See “Description of the Transfer and Servicing Agreement—Matters Regarding the Servicer and the Depositor” in this prospectus.
During the Revolving Period, the Invested Amount of a series will remain constant except under limited circumstances. The amount of Principal Receivables in the issuing entity, however, will vary each day as new Principal Receivables are created and others are paid. The Transferor Amount will fluctuate each day, therefore, to reflect the changes in the amount of the Principal Receivables in the issuing entity. When a series is amortizing, the Invested Amount of that series will decline as customer payments of Principal Receivables are collected and distributed, or accumulated for distribution, to the noteholders. As a result, the Transferor Amount will generally increase to reflect reductions in the Invested Amount for that series and will also change to reflect the variations in the amount of Principal Receivables in the issuing entity. The Transferor Amount may also be reduced as the result of new issuances.
If the servicer adjusts the amount of any Principal Receivable because of transactions relating to a rebate, refund, unauthorized charge or posting error to a cardholder, or because that Principal Receivable was created in respect of merchandise which was refused or returned by a cardholder, then the Transferor Amount will be reduced by the amount of the adjustment. In addition, the Transferor Amount will be reduced as a result of transactions in respect of any Principal Receivable which was discovered as having been created through a fraudulent or counterfeit charge.

Book Entry Registration
The notes offered by this prospectus will be delivered in book-entry form. This means that, except under the limited circumstances described below under “Description of the Notes—Definitive Notes,” purchasers of notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive paper form. Instead, upon issuance, all the notes of a class will be represented by one or more fully registered permanent global notes, without interest coupons.
Each global note will be deposited with a securities depository named The Depository Trust Company (“DTC”) and will be registered in the name of its nominee, Cede & Co. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the notes and will be considered the sole representative of the beneficial owners of notes for purposes of the indenture.
The registration of the global notes in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held, is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their notes in definitive form. These laws may impair the ability to own or transfer book-entry notes.
Purchasers of notes in the United States may hold interests in the global notes through DTC, either directly, if they are participants in that system — such as a bank, brokerage house or other institution that maintains securities accounts for customers with DTC or its nominee — or otherwise indirectly through a participant in DTC. Purchasers of notes in Europe may hold interests in the global notes through Clearstream Banking Luxembourg (“Clearstream”), or through Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”).
Because DTC will be the only registered owner of the global notes, Clearstream and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC. Transfers of global notes must be made in compliance with the applicable rules and procedures of DTC, Euroclear and Clearstream.
As long as the notes are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. DTC will maintain records showing:
•	the ownership interests of its participants, including the U.S. depositories; and

•	all transfers of ownership interests between its participants.
The participants and indirect participants, in turn, will maintain records showing:
•	the ownership interests of their customers, including indirect participants, that hold the notes through those participants; and
•	all transfers between these persons.
Thus, each beneficial owner of a book-entry note will hold its note indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”
None of the issuing entity, the indenture trustee and their agents will be liable for the accuracy of, nor will any of them have any responsibility for maintaining, supervising or reviewing DTC’s records or any participant’s records relating to book-entry notes. The issuing entity, the indenture trustee and their agents also will not be responsible or liable for payments made on account of the book-entry notes.
Until definitive notes are issued to the beneficial owner as described below under “Description of the Notes—Definitive Notes”, all references to “holders” of notes means DTC. The issuing entity, the indenture trustee and any paying agent, transfer agent or securities registrar may treat DTC as the absolute owner of the notes for all purposes.
Beneficial owners of book-entry notes should realize that the issuing entity will make all distributions of principal and interest on their notes to DTC and will send all required reports and notices solely to DTC as long as

DTC is the registered holder of the notes. DTC and the participants are generally required by law to receive and transmit all distributions, notices and directions from the indenture trustee to the beneficial owners through the chain of intermediaries.
Similarly, the indenture trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of notes under the indenture, each person owning a beneficial interest in the notes must rely on the procedures of DTC and, in some cases, Clearstream or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant through which that person owns its interest. DTC has advised the issuing entity that it will take actions under the indenture only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.
Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.
Beneficial owners of book-entry notes should also realize that book-entry notes may be more difficult to pledge because of the lack of a physical note. Beneficial owners may also experience delays in receiving distributions on their notes since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner’s account.
Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, notes may do so only through participants and indirect participants. In addition, note owners will receive all distributions of principal of and interest on the notes from the indenture trustee through the participants who in turn will receive them from DTC. Under a book-entry format, note owners may experience some delay in their receipt of payments, since those payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, which thereafter will forward them to indirect participants or note owners. It is anticipated that the only “noteholder” will be Cede & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as that term is used in the indenture, and note owners will only be permitted to exercise the rights of noteholders indirectly through the participants who in turn will exercise the rights of noteholders through DTC.
Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit distributions of principal and interest on the notes. Participants and indirect participants with which note owners have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective note owners. Accordingly, although note owners will not possess notes, note owners will receive payments and will be able to transfer their interests.
Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and banks, the ability of a note owner to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those notes, may be limited due to the lack of a physical certificate for those notes.
DTC has advised the depositor that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose account with DTC the notes are credited. Additionally, DTC has advised the depositor that it will take those actions with respect to specified percentages of the Invested Amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.
The Depository Trust Company
DTC is a limited-purpose trust company organized under the New York Banking Law and is a “banking institution” within the meaning of the New York Banking Law. DTC is also a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Exchange Act. DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities. DTC is indirectly owned by a number of its participants and by the New

York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participants are on file with the Commission.
Clearstream
Clearstream is registered as a bank in Luxembourg and is regulated by the Banque Centrale du Luxembourg, the Luxembourg Central Bank, which supervises Luxembourg banks. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream and Euroclear. Clearstream currently accepts over 110,000 securities issues on its books.
Clearstream’s customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream.
Euroclear
Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book- entry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear operator is Euroclear Bank S.A./N.V. The Euroclear operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The Euroclear operator establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.
This information about DTC, Clearstream and Euroclear has been provided by each of them for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Distributions on Book-Entry Notes
The issuing entity will make distributions of principal of and interest on book-entry notes to DTC. These payments will be made in immediately available funds by the issuing entity’s paying agent, Wells Fargo Bank, National Association at the office of the paying agent that the issuing entity designates for that purpose.
In the case of principal payments, the global notes must be presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal payment procedures.

Upon receipt of any payment of principal of or interest on a global note, DTC will be crediting the accounts of its participants on its book-entry registration and transfer system in accordance with DTC’s customary procedures. DTC will credit those accounts with payments in amounts proportionate to the participants’ respective beneficial interests in the stated principal amount of the global note as shown on the records of DTC. Payments by participants to beneficial owners of book-entry notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
Distributions on book-entry notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by its U.S. depository.
Distributions on book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.
In the event definitive notes are issued, distributions of principal and interest on definitive notes will be made directly to the holders of the definitive notes in whose names the definitive notes were registered at the close of business on the related record date.
Global Clearance and Settlement Procedures
Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to DTC.
Because of time-zone differences, credits to notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following a DTC settlement date. The credits to or any transactions in the notes settled during processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream and Euroclear have agreed to these procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.
Definitive Notes
Beneficial owners of book-entry notes may exchange those notes for definitive notes registered in their name only if:

•	the servicer advises the indenture trustee that DTC is unwilling or unable to continue as depository for the global notes or ceases to be a registered “clearing agency” and the servicer is unable to find a qualified replacement for DTC;

•	the servicer, at its option, elects to terminate the book-entry system through DTC; or

•	any Servicer Default or Event of Default has occurred relating to those book-entry notes and beneficial owners evidencing not less than 50% of the outstanding principal amount of the notes of that class advise the indenture trustee and DTC that the continuation of a book-entry system is no longer in the best interests of those beneficial owners.

If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that the definitive notes are available. The appropriate global note will then be exchangeable in whole for definitive notes in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations. Definitive notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the notes. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the holders of the definitive notes will be recognized as the “holders” of the notes under the indenture.
Distribution of principal and interest on the notes will thereafter be made by the indenture trustee directly to holders of definitive notes in accordance with the procedures set forth in this prospectus and in the indenture. Interest payments and any principal payments on each distribution date will be made to noteholders in whose names the definitive notes were registered at the close of business on the related record date. Distributions will be made by check mailed to the address of the noteholders as it appears on the register maintained by the indenture trustee. The final payment on any note, whether definitive notes or the notes registered in the name of Cede & Co., however, will be made only upon presentation and surrender of that note at the office or agency specified in the notice of final distribution to noteholders. The indenture trustee will provide this notice to registered noteholders not later than the fifth day of the month of the final distribution.
Definitive notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. The transfer agent and registrar will not be required to register the transfer or exchange of definitive notes for a period of fifteen days preceding the due date for any payment on those definitive notes.
New Issuances
The indenture provides that, under any one or more indenture supplements, the depositor may cause the owner trustee to issue one or more new series of notes. Each series issued may have different terms and enhancements than any other series. Upon the issuance of an additional series of notes, the depositor, the servicer, the indenture trustee or the issuing entity are not required and do not intend to obtain the consent of any noteholder of any other series previously issued by the issuing entity. However, as a condition of a new issuance, the indenture trustee must receive written confirmation that the new issuance will not result in the reduction or withdrawal by any applicable rating agency of its rating of any outstanding series or class. The issuing entity may offer any series under a prospectus or other disclosure document, in transactions either registered under the Securities Act or exempt from registration under the Securities Act, directly, through one or more other underwriters or placement agents, in fixed-price offerings, in placements with commercial paper conduits, or in negotiated transactions or otherwise.
A new issuance may only occur upon the satisfaction of conditions provided in the indenture. The owner trustee will execute, and the indenture trustee will authenticate, the notes of any series only upon delivery to them of the following items, or satisfaction of the following conditions, among others:
(1) at least five days in advance of the date upon which the new issuance is to occur, the depositor must provide notice to the owner trustee, the indenture trustee, the servicer and each rating agency of the issuance of the new series of notes (such notice will state the date upon which the new issuance is expected to occur);
(2) an indenture supplement specifying the principal terms of the new series;
(3) a Tax Opinion;

(4) if required by the related indenture supplement, the form of credit enhancement and, if appropriate, a credit enhancement agreement with respect to that credit enhancement executed by the depositor and the issuer of the credit enhancement;
(5) written confirmation from each rating agency that the new issuance will not result in a reduction or withdrawal of its rating of any outstanding series or class;
(6) a certificate of an authorized officer of the depositor to the effect that it reasonably believes the new issuance will not have an Adverse Effect; and
(7) after giving effect to the new issuance, the total amount of Principal Receivables plus the principal amount of any participations previously transferred to the issuing entity exceeds the Required Minimum Principal Balance.
To the extent set forth in the prospectus supplement, additional notes of the same series may be issued subject to other conditions set forth in the applicable indenture supplement.
Prefunding Period
A series of notes will not have a Prefunding Period unless specified in the related prospectus supplement. If a series has a Prefunding Period, the total amount of Principal Receivables in the Trust Portfolio allocated to that series may be less than the total principal amount of the notes of that series. If this occurs, the initial Invested Amount for that series of notes will be less than the principal amount of that series of notes.
During the Prefunding Period, the portion of the series amount not invested in receivables will be maintained in a prefunding account. On the closing date for that series of notes, this amount may be up to 100% of the principal balance of that series of notes but not more than 50% of the total principal of the assets of the issuing entity at the time of the closing of such series. The Invested Amount for that series will increase as new receivables are transferred to the issuing entity or as the Invested Amounts of other outstanding series are reduced. The Invested Amount may decrease due to charge-offs allocated to the series.
During the Prefunding Period, funds on deposit in the prefunding account will be paid to the depositor as the Invested Amount increases. If the Invested Amount for that series is not increased to an amount equal to the principal balance of the notes of that series by the end of the Prefunding Period, any amount remaining in the prefunding account will be repaid to noteholders of that series.
If so specified in the related prospectus supplement, funds on deposit in the prefunding account will be invested by the indenture trustee in Eligible Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement. On each distribution date during the Prefunding Period, earnings on funds in the prefunding account during the related monthly period will be withdrawn from the prefunding account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the collection account as Investor Finance Charge and Administrative Collections to make interest payments on the notes of the related series in the manner specified in the related prospectus supplement.
The prospectus supplement for a series with a Prefunding Period will set forth:
•	the series’ initial Invested Amount;

•	the series’ full Invested Amount;

•	the date on which the series’ Invested Amount is expected to equal the full Invested Amount;

•	the date by which the Prefunding Period will end; provided that the Prefunding Period will not exceed one year;

•	the amount of the deposit in the prefunding account; and

•	what other events, if any, will occur if the end of the Prefunding Period is reached before the full Invested Amount is funded.
Interest Payments
For each series of notes and each related class, interest will accrue on the applicable principal balance at the applicable interest rate. The interest rate on any note may be a fixed, floating or any other type of rate as specified in the related prospectus supplement. Interest on the notes, other than zero coupon notes, will generally be paid, or deposited for later payment, to noteholders on the applicable distribution date.
Interest payments or deposits on any distribution date will be funded from:
•	collections of Finance Charge and Administrative Receivables allocated to a series, to the extent described in the prospectus supplement;

•	investment earnings, if any, on any funds held in the issuing entity’s accounts;

•	any credit enhancement, to the extent described in the prospectus supplement;

•	any derivative counterparty, to the extent described in the prospectus supplement; and

•	other amounts specified in the prospectus supplement.
If interest payments will be made less frequently than monthly, an interest funding account may be established to accumulate the required interest amount. If a series has more than one class of notes, that series may have more than one interest funding account.
Your class of notes will pay interest on the dates and at the interest rate specified in the prospectus supplement. If your notes bear interest at a floating or variable rate, the prospectus supplement will describe how that rate is calculated.
Principal Payments
Generally, each series will begin with a Revolving Period during which no principal payments will be made to the noteholders of that series. Following its Revolving Period, each series of notes is expected to begin to accumulate principal or begin to distribute principal to noteholders. The prospectus supplement will describe the conditions under which an accumulation or amortization period will begin for your class of notes.
Principal payments for any series or the related class will be funded from collections of Principal Receivables and other assets of the issuing entity received during the related Due Period or Due Periods as specified in the prospectus supplement and allocated to that series or class. Principal payments may also be funded from proceeds from the issuance of notes in the same principal sharing group or from existing notes or from other funds of the depositor.
Principal will accumulate in a principal funding account if your series features a Controlled Accumulation Period or an Early Accumulation Period and one of these accumulation periods begins. During a Controlled Accumulation Period, on each distribution date, an amount of principal, up to the amount specified in the prospectus supplement, will be set aside in a principal funding account. If an Amortization Event occurs and your series features an Early Accumulation Period, after that Amortization Event, the full amount of principal available to your series will be deposited in the principal funding account, up to the amount specified in the related prospectus supplement. This accumulated principal is expected to be paid to you on the date specified in the prospectus supplement for your class or series, or earlier if an amortization period begins before your series expected principal payment date. Although your series may feature an accumulation period, this period may not begin if your notes enter an amortization period prior to the scheduled commencement of such accumulation period.
Funds on deposit in any principal funding account for a series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement intended to assure a minimum rate of return on the investment of those funds. In order to enhance the likelihood of the payment in full of the principal amount of a series or a related class of notes at the end of an accumulation period, that series or class of notes may be subject to a principal guaranty or other similar arrangement to the extent specified in the related prospectus supplement.
If your series features a Controlled Amortization Period and this amortization period begins, principal will be paid to you in increments. Your class of notes might also begin to pay the full amount of available principal owed to you if an Amortization Event occurs.
If a series features multiple classes, different classes may have differing priorities for the accumulation or payment of principal. This means that noteholders of other classes could begin to receive payments of principal before you do. The prospectus supplement will specify the manner, timing and priority of principal payments to noteholders of each class.
There is no guarantee that principal will be available when expected, either to accumulate or to pay to you. The expected principal payment date for your class of notes will be based upon assumptions about payment rates on the receivables, as detailed in the prospectus supplement. These payment rate assumptions may not be correct. Payment rates generally depend on collections of Principal Receivables. Collections can vary seasonally and are also affected by general economic conditions and the payment habits of individual cardholders. The accompanying prospectus supplement will provide historical information relating to the Trust Portfolio. Future events may not be consistent with this historical performance. The life of your notes might be longer than expected if principal is collected more slowly. Alternatively, the occurrence of any Amortization Event may substantially shorten the average life of your notes.
Credit Enhancement
General
For any series, credit enhancement may be provided for one or more of the related classes or one or more of the related series. Credit enhancement may be in the form of the subordination of one or more classes of the notes of that series or one or more other series, overcollateralization, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross support features, or any combination of these. The prospectus supplement will identify which form of credit enhancement, if any, is available to your series or class of notes and its scope. Any form of credit enhancement may be structured so as to be drawn upon by more than one class or series if and to the extent described in that prospectus supplement.
The credit enhancement may not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the notes and interest thereon. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies.
If credit enhancement is provided with respect to a series, the accompanying prospectus supplement will include a description of:
•	the amount payable under that credit enhancement;

•	any conditions to payment not described here;

•	the conditions, if any, under which the amount payable under that credit enhancement may be reduced and under which that credit enhancement may be terminated or replaced; and

•	any material provision of any agreement relating to that credit enhancement.
Additionally, the accompanying prospectus supplement will set forth information with respect to any credit enhancement provider, including, if applicable:
•	a brief description of its principal business activities;

•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

•	if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

•	appropriate financial information as of the date specified in the prospectus supplement.
Credit enhancement with respect to a series may be available to pay principal of the notes of that series following the occurrence of Amortization Events with respect to that series. In this event, the credit enhancement provider may have an interest, called a collateral invested amount, in specified cash flows in respect of the receivables to the extent described in that prospectus supplement.
Subordination
A series or one or more classes of any particular series may be subordinated to the extent necessary to fund payments with respect to other series or to the senior notes within that series. The rights of the holders of these subordinated notes to receive distributions of principal and/or interest on any distribution date for that series will be subordinate in right and priority to the rights of the holders of other senior series or senior notes within that series, but only to the extent set forth in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, subordination may apply only in the event of specified types of losses not covered by other credit enhancement.
The prospectus supplement will also set forth information concerning:
•	the amount of subordination of a series or a class or classes of subordinated notes within a series;

•	the circumstances in which that subordination will be applicable;

•	the manner, if any, in which the amount of subordination will decrease over time; and

•	the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of other senior series or senior notes of that series.
Collections of receivables otherwise distributable to holders of a subordinated class of a series may also be used as support for another series or another class in that series, if, and to the extent, specified in the prospectus supplement.
Overcollateralization
Support for a series or one or more of the classes may be provided by a subordinated interest, which may be held by the depositor, in receivables not allocable to other series or evidenced by the transferor certificate. The rights of the holders of this overcollateralization interest to receive distributions of principal and/or interest on any distribution date for that series will be subordinate in right or priority to the rights of holders of senior notes within that series, but only to the extent set forth in the prospectus supplement.
Cash Collateral Guaranty or Account
Support for a series or one or more of the related classes may be provided by a guaranty, referred to as the cash collateral guaranty, secured by the deposit of cash or permitted investments in an account, referred to as the cash collateral account, reserved for the beneficiaries of the cash collateral guaranty or by a cash collateral account alone. The amount available under the cash collateral guaranty or the cash collateral account will be the lesser of amounts on deposit in the cash collateral account and an amount specified in the prospectus supplement. The prospectus supplement will set forth the circumstances under which payments are made under the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.

Spread Account
Support for a series or one or more of the related classes may be provided by the periodic deposit of available excess cash flow from the issuing entity’s assets into an account, referred to as the spread account, intended to assist with subsequent distribution of interest and principal on the notes of that class or series in the manner specified in the prospectus supplement.
Reserve Account
Support for a series or one or more of the related classes or any related enhancement may be provided by the establishment of an account, referred to as the reserve account. The reserve account may be funded, to the extent provided in the prospectus supplement, by an initial cash deposit, the retention of specified periodic distributions of principal or interest or both otherwise payable to one or more classes of notes, including the subordinated notes, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination of these arrangements. The reserve account will be established to assist with the subsequent distribution of principal or interest on the notes of that series or the related class or any other amount owing on any related enhancement in the manner provided in the prospectus supplement.
Letter of Credit
Support for a series or one or more of the related classes may be provided by one or more letters of credit. A letter of credit may provide limited protection against specified losses in addition to or in lieu of other credit enhancement. The issuer of the letter of credit (the “L/C bank”), will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the prospectus supplement.
The maximum liability of an L/C bank under its letter of credit will generally be an amount equal to a percentage specified in the prospectus supplement of the initial Invested Amount of a series or a class of that series. The maximum amount available at any time to be paid under a letter of credit will be set forth in the prospectus supplement.
Surety Bond or Insurance Policy
Support for a series or one or more of the related classes may be provided by insurance provided by one or more insurance companies. The insurance policy will guarantee, with respect to one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the prospectus supplement.
If so specified in the prospectus supplement, a surety bond will be purchased for the benefit of the holders of any series or class of that series to assure distributions of interest or principal with respect to that series or class of notes in the manner and amount specified in the prospectus supplement.
Derivative Agreements
Some notes may have the benefits of one or more derivative agreements, which may be a currency or interest rate swap, a cap (obligating a derivative counterparty to pay all interest in excess of a specified percentage rate), a collar (obligating a derivative counterparty to pay all interest below a specified percentage rate and above a higher specified percentage rate) or a guaranteed investment contract (obligating a derivative counterparty to pay in cash a guaranteed rate of return over a specified period) with various counterparties. In general, the issuing entity will receive payments from counterparties to the derivative agreements in exchange for the issuing entity’s payments to them, to the extent required under the derivative agreements. Payments received under derivative agreements with respect to interest payments on notes in a series or class will generally be treated as described in the related prospectus supplement. The specific terms of a derivative agreement applicable to a series or class of notes and a description of the related counterparty will be included in the related prospectus supplement.
Amortization Events
The Revolving Period for any particular series will continue through the date specified in the prospectus supplement until the earlier to occur of an Amortization Event, the Controlled Accumulation Period or the

Controlled Amortization Period. An Amortization Event may occur with respect to any series upon the occurrence of a series specific amortization event specified in a prospectus supplement or upon the occurrence of an event that applies to all series.
If so specified in the prospectus supplement, an Early Amortization Period or an Early Accumulation Period will begin on the first day of the Due Period in which an Amortization Event is deemed to have occurred, unless the servicer is at that time required to make daily deposits into the collection account in which case the Early Amortization Period or the Early Accumulation Period (if so specified in the prospectus supplement) will begin on the day an Amortization Event occurs. If, because of the occurrence of an Amortization Event, the Early Amortization Period begins earlier than the scheduled commencement of an amortization period or prior to an expected principal payment date of a series, noteholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the notes.
In addition to the consequences of an Amortization Event discussed above, if bankruptcy, insolvency or similar proceedings under the United States Bankruptcy Code or similar laws occur with respect to the depositor, on the day of that event, the depositor will immediately cease to transfer Principal Receivables to the issuing entity and promptly give notice to the indenture trustee and the owner trustee of this event. Any Principal Receivables transferred to the issuing entity prior to this event, as well as collections on those Principal Receivables and Finance Charge and Administrative Receivables accrued at any time with respect to those Principal Receivables, will continue to be part of the issuing entity’s assets and will be applied as specified above in “Description of the Notes—Interest Payments,” “Description of the Notes—Principal Payments” and in the prospectus supplement.
If the only Amortization Event to occur is either the insolvency of the depositor or the commencement of a bankruptcy case by or against the depositor, the bankruptcy court may have the power to require the continued transfer of Principal Receivables to the issuing entity. See “Risk Factors—Conservatorship, receivership or bankruptcy of the originator, the receivables seller, HSBC Finance or their affiliates could result in accelerated, delayed or reduced payments to you” in this prospectus.
Final Payment of Principal; Optional Redemption; Termination
For each series, the servicer has the option to direct the depositor to repurchase the notes at any time after the remaining outstanding principal amount of that series, excluding any portion of a class of notes held by the depositor or an affiliate, is 10% or less of the initial principal amount of that series, provided that, the conditions set forth in the related indenture supplement are met. The repurchase price will equal:
(1) the outstanding principal amount of the notes of that series; plus
(2) any accrued and unpaid interest through the day preceding the distribution date on which the repurchase occurs or, if the repurchase occurs on any other date, through the day preceding the distribution date immediately following the repurchase date.
Any amounts on deposit in the principal funding account for that series will be applied toward the repurchase price on behalf of the depositor.
For any series of notes, the related prospectus supplement may specify different conditions to the depositor’s repurchase option and a different method for determining the repurchase price; provided, that:
•	the repurchase price of a series of notes will never be less than the outstanding principal amount of the notes of that series and accrued and unpaid interest through the repurchase date; and

•	the depositor may only exercise its repurchase option if noteholders will receive an amount equal to the outstanding principal amount of their notes together with accrued and unpaid interest thereon through the repurchase date.
The servicer will give the depositor and indenture trustee thirty (30) days prior written notice of the date on which the depositor shall exercise the redemption.

The notes of each series will be retired on the day on which the final payment of principal is scheduled to be made to the noteholders, whether as a result of optional reassignment to the depositor or otherwise. Each prospectus supplement will specify the latest date by which principal and interest for the series of notes can be paid, known as the scheduled maturity date. However, the notes may be subject to prior termination as provided above. For any series of notes, the failure to pay principal on the scheduled maturity date will be an Event of Default and the indenture trustee or holders of a specified percentage of the notes of that series will have the rights described under “Description of the Indenture—Events of Default; Rights Upon Event of Default” in this prospectus.
Unless the servicer and the holder of the transferor certificate instruct the indenture trustee otherwise, the issuing entity will terminate as a trust on the Trust Termination Date. Upon the termination of the existence of the issuing entity and the surrender of the transferor certificate, the owner trustee will convey to the holder of the transferor certificate all right, title and interest of the issuing entity in and to the receivables and other funds of the issuing entity. Upon termination of the existence of the issuing entity, the issuing entity will not retain any direct or indirect liability to the holder of the transferor certificate with respect to those receivables.
Defeasance
If so specified in the prospectus supplement relating to a series, the depositor may terminate its substantive obligations in respect of that series or the issuing entity by depositing with the indenture trustee, from amounts representing, or acquired with, collections of receivables, money or Eligible Investments sufficient to make all remaining scheduled interest and principal payments on that series or all outstanding series of notes of the issuing entity, as the case may be, on the dates scheduled for those payments and to pay all amounts owing to any credit enhancement provider with respect to that series or all outstanding series, as the case may be, if that action would not result in an Amortization Event for any series. Prior to its first exercise of its right to substitute money or Eligible Investments for receivables, the depositor will deliver to the indenture trustee:
•	a statement from a firm of nationally recognized independent public accountants, who may also render other services to the depositor, to the effect that the deposit is sufficient to make all the payments specified above;

•	an officer’s certificate stating that the depositor reasonably believes that the deposit and termination of obligations will not, based on the facts known to that officer at the time of the certification, then cause an Amortization Event with respect to any series;

•	written confirmation from each rating agency that the deposit and termination of obligations will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

•	an opinion of counsel to the effect that:
•	for federal income tax purposes, the deposit and termination of obligations will not cause the issuing entity, or any portion of the issuing entity, to be deemed to be an association, or publicly traded partnership, taxable as a corporation; and

•	the deposit and termination of obligations will not result in the issuing entity being required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Reports to Noteholders
Noteholders of each series issued by the issuing entity will be given access to reports with information on the series and the issuing entity. Monthly reports to noteholders generally will include:
•	the total amount distributed;

•	the amount of principal and interest for distribution;

•	if the series or a class of the series bears interest at a floating or variable rate, information relating to that rate;

•	collections of Principal Receivables and Finance Charge and Administrative Receivables allocated to the series;

•	the aggregate Investor Default Amount as defined in the prospectus supplement allocated to the series;

•	Investor Charge-Offs for the series and any reimbursements of previous Investor Charge-Offs;

•	the monthly servicing fee for that series;

•	the aggregate amount of Principal Receivables, the outstanding principal amount of the notes and the outstanding principal amount of the notes as a percentage of the aggregate amount of the Principal Receivables in the Trust Portfolio;

•	the Invested Amount and the Adjusted Invested Amount for that series;

•	the amount available under any credit enhancement, if any, for the series or each class of the series;

•	the base rate and the series portfolio yield, each as defined in the prospectus supplement, for the series;

•	balances at the beginning and the end of the distribution period of transaction accounts, such as reserve accounts, and material account activity during the period;

•	any material breaches of pool asset representations or warranties or transaction covenants;

•	the aggregate outstanding balance of accounts broken out by delinquency status; and

•	information on additions and removals of receivables since the prior reporting period.
For so long as the issuing entity is required to file reports under Section 15(d) of the Exchange Act, the servicer will file the monthly reports with the Commission on Form 10-D. These reports will not be sent directly to the noteholders. The servicer will post each monthly report on its website, www.hsbc.com/hsbc_finance/abs. See “Where You Can Find More Information” in this prospectus for more information as to how and where these reports can be accessed.
By January 31 of each calendar year, the Paying Agent will also provide to each person who at any time during the preceding calendar year was a noteholder of record a statement, prepared by the servicer, containing the type of information presented in the periodic reports, together with other information that is customarily provided to holders of debt, to assist noteholders in preparing their United States tax returns.
Investor Percentage and Transferor Percentage
The servicer will allocate all collections of Finance Charge and Administrative Receivables, all collections of Principal Receivables and all Defaulted Amounts among:
(1) each series issued and outstanding; and
(2) the transferor’s interest.
All allocations of these amounts will be made through the respective Investor Percentage for each series and the Transferor Percentage.

Groups
The notes of a series may be included in one or more groups of series that share specified collections of Finance Charge and Administrative Receivables and/or Principal Receivables. The prospectus supplement will identify whether your series has been included in one or more of the following groups and whether any previously issued series have been included in that group.
Excess Finance Charge Sharing Group
If a series is identified in its related prospectus supplement as being part of an excess finance charge sharing group, collections of Finance Charge and Administrative Receivables in the Trust Portfolio allocated to that series in excess of the amount needed to make deposits or payments may be shared with other series identified in the prospectus supplements for those other series as included in the same group. If one series requires more collections of Finance Charge and Administrative Receivables than allocated through its Investor Percentage, it will have access to all of these shared Excess Finance Charge and Administrative Collections from other series in its group. If two or more series require more collections of Finance Charge and Administrative Receivables, Excess Finance Charge and Administrative Collections in the group will be shared among the series in the manner and priority set forth in the related prospectus supplements. Each series that is part of an Excess Finance Charge Sharing Group and has a shortfall will receive a share of the total amount of Excess Finance Charge and Administrative Collections available for that month based on the amount of shortfall for that series divided by the total shortfall for all series for that same month.
Reallocation Group
If a series is identified in its related prospectus supplement as being part of a reallocation group, collections of Finance Charge and Administrative Receivables, which would otherwise be allocated to each series in the reallocation group, will instead be combined and made available for specified required payments to all series in that group. Any issuance of a new series in a reallocation group may reduce or increase the amount of collections of Finance Charge and Administrative Receivables allocated to any other series of notes in that group. See “Risk Factors—Issuance of additional series by the issuing entity may affect the timing of payments to you.”
Shared Enhancement Group
If a series is identified in its related prospectus supplement as being part of a enhancement group, that series may share collections of Finance Charge and Administrative Receivables and other amounts and share in the same credit enhancement for each series in that group. Any issuance of a new series in a shared enhancement group may reduce or increase the amount of collections of Finance Charge and Administrative Receivables allocated to any other series of notes in that group. See “Risk Factors—Issuance of additional series by the issuing entity may affect the timing of payments to you.” The sharing of Finance Charge and Administrative Receivables or credit enhancement may not be done ratably among the series, or classes of a series for that matter, that are part of a shared enhancement group. In addition, if specified in its prospectus supplement a series may consist of one or more classes of notes issued in one or more subseries. All subseries of that series would share collections of Finance Charge and Administrative Receivables and other amounts and share in the same credit enhancement for that series.
Principal Sharing Group
If a series is identified in the prospectus supplement for that series as included in a principal sharing group, to the extent that collections of Principal Receivables allocated to that series is in excess of the amount needed for deposit or distribution for that series, this excess amount will be available to make principal payments or deposits required by other series, if any, in the same principal sharing group. If collections of Principal Receivables in the Trust Portfolio allocated to a series are shared with another series, the Invested Amount for the series from which collections were shared will not be reduced. To the extent that collections of Principal Receivables allocated to each of the series in this group are not needed to make payments or deposits for the benefit of such series, these collections will be applied to cover principal payments for other series, if any, in the group. Any reallocation for this purpose will not reduce the Invested Amount for each of the series in this group. In addition, you may receive the benefits of collections of Principal Receivables and other amounts allocated to other series in this group.

Shared Transferor Principal Collections
If a series is identified in its prospectus supplement as being entitled to receive shared transferor principal collections, collections of Principal Receivables in the Trust Portfolio otherwise payable to the holder of the transferor certificate may be available to make principal payments or deposits required by noteholders of one or more series. These shared transferor principal collections will be limited to those series identified in the prospectus supplement as being entitled to receive shared transferor principal collections. If two or more series require collections of Principal Receivables, transferor principal collections will be shared among the series in the manner and priority set forth in the related prospectus supplements. The series may cease to be entitled to shared transferor principal collections if, at any time, adverse regulatory consequences would occur.
Paired Series
The prospectus supplement for a series of notes will specify whether that series may be paired with a previously or later issued series so that a decrease in the Invested Amount of the previously issued series results in a corresponding increase in the Invested Amount of the later issued series. In general, a series may be issued as a paired series so the issuing entity can fund the amount by which the previously issued series has amortized and will amortize in the future.
If an Amortization Event occurs for the previously issued series or its paired series when the previously issued series is amortizing, the Investor Percentage for the allocation of collections of Principal Receivables for the previously issued series may be reset to a lower percentage as described in the prospectus supplement for that series and the period over which it will amortize may be lengthened as a result. The extent to which the period over which it amortizes is lengthened will depend on many factors, only one of which is the reduction of its Investor Percentage. For a discussion of these factors, see “Risk Factors—Issuance of additional series by the issuing entity may affect the timing of payments to you” in this prospectus and “Description of Series Provisions—Principal Payments—Controlled Accumulation Period” and “—Early Amortization Period” in this prospectus.
Issuing Entity Bank Accounts
The servicer will establish and maintain in the name of the indenture trustee, for the benefit of noteholders of all series, a collection account, which shall be a Qualified Account. The servicer will also establish and maintain in the name of the indenture trustee, a special funding account for each pool of assets of the issuing entity, which also is required to be a Qualified Account. Funds in the collection account and the special funding account will be assets of the issuing entity and will be invested, at the direction of the servicer, in Eligible Investments. Unless stated otherwise in the prospectus supplement, net investment earnings on funds on deposit in the special funding account shall be treated as collections of Finance Charge and Administrative Receivables.
The Paying Agent will have the revocable power to withdraw funds from the collection account for the purpose of making payments to the noteholders of any series under the related indenture supplement.
Application of Collections
The servicer may make deposits of collections to the collection account on a monthly basis so long as HSBC Finance remains the servicer under the transfer and servicing agreement and maintains a commercial paper rating of not less than A-1 by Standard & Poor’s Ratings Group (“Standard & Poor’s”), P-1 by Moody’s Investors Service, Inc. (“Moody’s”) and F1 by Fitch Inc. (“Fitch”) or is otherwise permitted to do so under any other arrangements as to which written confirmation is received from each rating agency that the arrangements will not result in a reduction or withdrawal of its rating of any outstanding series or class. The servicer currently meets the foregoing rating agency requirements and makes deposits of such collections monthly.
The servicer must make deposits to the collection account only to the extent that the funds are needed for deposit into other accounts or distribution to noteholders or other parties. If the collection account balance ever exceeds this amount for deposit or distribution, the servicer will be able to withdraw the excess. Subject to the requirements set forth in the prior paragraph, the servicer may retain its servicing fee with respect to any series and will not be required to deposit it in the collection account.

If the servicer is no longer permitted to make monthly deposits, the servicer must deposit into the collection account, no later than two business days after processing, all collections made on receivables in the Trust Portfolio up to the amount required for deposit for a particular series.
For each distribution date, the following amounts will be applied as indicated:
(1) the Transferor Percentage of collections of Finance Charge and Administrative Receivables in the Trust Portfolio will be paid to the holder of the transferor certificate in accordance with the trust agreement;
(2) collections of Principal Receivables in the Trust Portfolio allocable to the holder of the transferor certificate will be:
(a) paid to the holder of the transferor certificate in accordance with the trust agreement only if the Transferor Amount exceeds zero and those collections are not required to be used as shared transferor principal collections;
(b) deposited in the special funding account; or
(c) available to make principal payments or deposits required by noteholders of one or more series if those collections are required to be treated as shared transferor principal collections;
(3) for each series, the relevant Investor Percentage of collections of Finance Charge and Administrative Receivables in the Trust Portfolio will be retained in the collection account for allocation and payment as set forth in the related prospectus supplement;
(4) if the series is in its Revolving Period, the applicable Investor Percentage of collections of Principal Receivables in the Trust Portfolio allocated to the series will be:
(a) paid to the holder of the transferor certificate in accordance with the trust agreement only if the Transferor Amount is greater than the Required Transferor Amount and those collections are not required to be used as shared principal collections;
(b) deposited in the special funding account; or
(c) available to make principal payments or deposits required by noteholders of one or more series if those collections are required to be treated as shared principal collections;
(5) if the series is in its Controlled Accumulation Period, Controlled Amortization Period or Early Accumulation Period, as applicable, the applicable Investor Percentage of collections of Principal Receivables in the Trust Portfolio allocated to the series up to the amount, if any, specified in the prospectus supplement will be retained in the collection account or deposited in a principal funding account, as applicable, for allocation and payment to noteholders as described in the prospectus supplement; provided that if collections of Principal Receivables exceed the principal payments which may be allocated or distributed to noteholders, the excess will be paid to other noteholders or to the holder of the transferor certificate in accordance with the trust agreement, subject to the limitations described in clause (2)(a) above; and
(6) if the series is in its Early Amortization Period, the applicable Investor Percentage of collections of Principal Receivables in the Trust Portfolio will be retained in the collection account for application and payment as provided in the prospectus supplement.
In the case of a series of notes having more than one class, amounts will be allocated and applied to each class in the manner and order of priority described in the prospectus supplement.
Any amounts collected in respect of Principal Receivables and not paid to the holder of the transferor certificate in accordance with the trust agreement because the Transferor Amount is less than the Required Transferor Amount as described in paragraph (2) above, together with any adjustment payments, will be paid to and held in the special funding account and paid to the holder of the transferor certificate in accordance with the trust agreement if, and only to the extent that, the Transferor Amount becomes greater than the Required Transferor Amount. If an Amortization Period or Accumulation Period has commenced, the amounts described in the previous sentence will be held for distribution to the noteholders on the dates specified in the prospectus supplement or accumulated for distribution, and distributed to the noteholders of each class or held for and distributed to the noteholders of other series of notes issued by the issuing entity in the manner and order of priority specified in the prospectus supplement.
If the servicer determines, based upon the yield of special funding account investments during the previous due period, that by decreasing the amount on deposit in the special funding account, any outstanding series which permits the partial amortization of the principal balance of its notes may be prevented from experiencing an Amortization Event based upon insufficiency of yield, the servicer will on the next distribution date instruct the indenture trustee to apply funds on deposit in the special funding account as Partial Amortization SFA Amounts to that series, and if more than one series, to each on a pro rata basis according to each Invested Amount, in an amount such that the special funding account is reduced to an amount which, based on the then current investment yield, would not cause a yield insufficiency Amortization Event for any series then outstanding.
Limited Recourse to Issuing Entity
The sole source of payment for monthly principal or monthly interest on any series of notes is provided by:
•	the portion of collections or Principal Receivables and Finance Charge and Administrative Receivables received by the issuing entity allocated to such series;

•	funds on deposit in any account specifically created for a particular series of notes; and

•	any other funds (or other forms of credit enhancement) that is available to such series.
The holders of any series of notes will have no other recourse or access to any other assets of the issuing entity or any other person or entity for the payment of monthly interest or monthly principal on the notes; provided, however, that in the event of a sale of receivables following (i) an Event of Default and acceleration or (ii) upon the scheduled maturity date for a series, the noteholders will have recourse only to their share of the proceeds of that sale plus any funds previously deposited in any account specifically created for that particular series.
Defaulted Amount; Investor Charge-Offs
The servicer will calculate the aggregate Investor Default Amount for the preceding Due Period, which will be equal to the aggregate amount of the Investor Percentage of Defaulted Amounts. If so specified in the prospectus supplement, an amount equal to the Investor Default Amount for any Due Period may be paid from collections of Finance Charge and Administrative Receivables allocable to that series and other amounts specified in the prospectus supplement, including from credit enhancement, and applied to pay principal to noteholders or, subject to limitations, the holder of the transferor certificate, as appropriate.
With respect to each series of notes, the Invested Amount with respect to that series will be reduced by Investor Charge-Offs. Investor Charge-Offs will be reimbursed on any distribution date to the extent amounts on deposit in the collection account and otherwise available exceed the interest, the Investor Default Amount and any other fees specified in the prospectus supplement which are payable on that date. This reimbursement of Investor Charge-Offs will result in an increase in the Invested Amount with respect to that series.
DESCRIPTION OF THE INDENTURE
The following summarizes the material terms of the Second Amended and Restated Indenture, dated as of June 30, 2006, between the issuing entity and the indenture trustee (as may be amended, the “indenture”). This indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. A copy of the indenture supplement relating to a series of notes will be filed with the Commission following the sale of those notes. This summary is subject to the provisions of the indenture and indenture supplement relating to a particular series and the description set forth in your prospectus supplement. You should read the indenture filed as noted above.

Security Interest in the Pool Assets
Pursuant to the indenture and each related indenture supplement, the owner trustee, on behalf of the issuing entity, grants a security interest to the indenture trustee on behalf of the noteholders in all of the issuing entity’s right, title and interest in, to and under the assets of the issuing entity.
Events of Default; Rights Upon Event of Default
With respect to the notes of any series, “Events of Default” under the indenture will be any of the following:
(1) the issuing entity fails to pay principal when it becomes due and payable for such series of notes on the scheduled maturity date for that series;
(2) the issuing entity fails to pay interest on such series of notes when it becomes due and payable and the default continues for a period of 35 days;
(3) the filing of a decree or order for relief by a court having jurisdiction in respect of the issuing entity in an involuntary case under any applicable federal or state bankruptcy, insolvency, or other similar law now or hereafter in effect or appointing a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator or similar official for the issuing entity or ordering the winding-up or liquidation of the issuing entity’s affairs and such decree or order remains unstayed and in effect for 60 consecutive days;
(4) the commencement by the issuing entity of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the issuing entity to the entry of an order for relief in an involuntary case under any such law, or the consent by the issuing entity to the appointment of or the taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator or similar official of the issuing entity, or the making by the issuing entity of any general assignment for the benefit of creditors, or the failure by the issuing entity generally to pay, or the admission in writing by the issuing entity of its inability to pay, its debts as such debts become due, or the taking of action by the issuing entity in furtherance of any of the foregoing;
(5) the issuing entity fails to observe or perform written covenants or agreements made in the indenture and the failure continues, or is not cured, for 60 days after written notice specifying such default and requesting it to be remedied has been delivered to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by noteholders representing 25% or more of the outstanding principal amount of the affected series that has been materially and adversely affected by such failure; or
(6) any other Events of Default described in the prospectus supplement.
Failure to pay the full principal amount of a note on its expected principal payment date will not constitute an Event of Default.
An Event of Default with respect to one series of notes will not necessarily be an Event of Default with respect to any other series of notes.
If an Event of Default, other than with respect to clauses (3) and (4) above, should occur and be continuing with respect to the notes, the indenture trustee or noteholders holding more than 50% of the outstanding principal amount of the notes of the affected series may declare all the notes of that series to be immediately due and payable. This declaration may, under limited circumstances, be rescinded by noteholders holding more than 50% of the outstanding principal amount of the notes of that series. If an event of bankruptcy, insolvency, conservatorship, receivership, liquidation, or similar events relating to the issuing entity should occur and be continuing, the indenture trustee will be deemed to have declared all of the notes immediately due and payable. Upon such declaration, the Revolving Period, or other period of principal payment or accumulation, other than an Early Amortization Period, with respect to the affected series will terminate and an Early Amortization Period will commence.

Generally, in the case of any Event of Default, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture if requested or directed by any of the holders of the notes of the affected series if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to those provisions for indemnification and limitations contained in the indenture, noteholders holding more than 50% of the outstanding principal amount of the notes of the affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, and noteholders holding more than 50% of the outstanding principal amount of the notes of the affected series may, in limited cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default relating to a covenant or provision of the indenture that cannot be modified without the waiver or consent of all noteholders of the affected series.
After acceleration of a series of notes, collections of Principal Receivables and Finance Charge and Administrative Receivables allocated to those notes will be applied to make monthly principal and interest payments on the notes until the earlier of the date the notes are paid in full or the scheduled maturity date of the notes. Funds in the collection account and other accounts for an accelerated series of notes will be applied immediately to pay principal of and interest on those notes.
Upon acceleration of the maturity of a series of notes following an Event of Default, the indenture trustee will have a lien on the collateral for those notes for its unpaid fees and expenses that ranks senior to the lien of those notes on the collateral.
In general, the indenture trustee will enforce the rights and remedies of the holders of the accelerated series of notes. However, noteholders will have the right to institute any proceeding with respect to the indenture if the following conditions are met:
(1) the holders of not less than 25% of the outstanding amount of each affected series of notes have made written request to the indenture trustee to institute a proceeding in its own name as indenture trustee;
(2) such noteholders have previously given the indenture trustee written notice of a continuing Event of Default;
(3) the noteholders offer reasonable indemnification to the indenture trustee against the costs, expenses and liabilities of instituting a proceeding;
(4) the indenture trustee has not instituted a proceeding within 60 days after receipt of the notice, request and offer of indemnification; and
(5) the indenture trustee has not received during the 60-day period described in clause (4) above, from noteholders holding more than 50% of the outstanding principal amount of the notes of that series a direction inconsistent with the request;
provided, however, you may at any time institute a proceeding to enforce your right to receive all amounts of principal and interest due and owing to you under your note.
If any series of notes has been accelerated following an Event of Default, and the indenture trustee has not received any valid directions from the noteholders regarding the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, the indenture trustee may elect to continue to hold the portions of the issuing entity’s assets that secures those notes and apply distributions on the issuing entity’s assets to make payments on those notes to the extent funds are available.
Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case any Event of Default occurs and is continuing with respect to the notes, the indenture trustee:
•	may institute proceedings in its own name for the collection of all amounts then payable on the notes of the affected series; or

•	may take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders of the affected series;

•	may, at its own election or at the direction of noteholders holding more than 50% of the outstanding principal amount of the accelerated series of notes, foreclose on the portion of the receivables which secure that accelerated series of notes by causing the issuing entity to sell Principal Receivables in an amount generally equal to the Invested Amount of the accelerated series plus the related Finance Charge and Administrative Receivables, but only if it determines that the proceeds of the sale of Principal Receivables will be sufficient to pay principal of and interest on the accelerated series of notes in full; and

•	must, at the direction of noteholders holding at least 66 2/3% of the outstanding principal amount of each class of notes of the accelerated series, foreclose on the portion of the receivables which secure that accelerated series of notes regardless of the sufficiency of proceeds thereof, by causing the issuing entity to sell Principal Receivables in an amount generally equal to the Invested Amount of the accelerated series of notes plus the related Finance Charge and Administrative Receivables.
Following the foreclosure and sale of the collateral, or portion of the collateral, for the notes of a series and the application of the proceeds of that sale to that series and the application of the amounts then held in the collection account, the special funding account and any series accounts for that series and any amounts available under the series enhancement for that series, that series will no longer be entitled to any allocation of collections or other property constituting the collateral for the notes of that series under the indenture and the notes of that series will no longer be outstanding.
None of the depositor, the owner trustee, in its individual capacity, the indenture trustee, the servicer, the receivables seller, the originator or the issuing entity nor any holder of an ownership interest in the issuing entity, nor any of their respective owners, beneficiaries, agents, officers, directors, managers, employees, successors or assigns shall, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the issuing entity contained in the indenture. The notes will represent non-recourse obligations solely of the issuing entity, and the notes will not be insured or guaranteed by the depositor, the servicer, the receivables seller, the owner trustee, the indenture trustee, the originator or any other person or entity.
Material Covenants
The indenture provides that the issuing entity may not consolidate with, merge into or sell its business to, another entity, unless:
•	the entity formed by or surviving the consolidation or merger, or that acquires the issuing entity’s business, is organized under the laws of the United States, any state of the United States or the District of Columbia;

•	the entity is not subject to regulation as an “investment company” under the Investment Company Act of 1940, as amended;

•	the entity expressly assumes, by supplemental indenture, the issuing entity’s obligation to make due and punctual payments upon the notes and the performance of every covenant of the issuing entity under the indenture;

•	no Amortization Event or Event of Default with respect to any outstanding series shall have occurred and be continuing immediately after the merger, consolidation or sale;

•	the Rating Agency Condition has been satisfied with respect to the transaction;

•	the issuing entity has received an opinion of counsel to the effect that the consolidation, merger or sale would have no material adverse federal income tax consequence to any noteholder;

•	any action as is necessary to maintain the lien and security interest created by the indenture shall have been taken; and

•	the issuing entity has delivered to the indenture trustee an officer’s certificate stating that the consolidation, merger or sale satisfies all requirements under the indenture and that the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable.
The issuing entity will not, among other things:
•	except as expressly permitted by the indenture, the transfer and servicing agreement, the trust agreement or related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity;

•	claim any credit on or make any deduction from payments in respect of the principal of and interest on the notes, other than amounts withheld under the Code or applicable state law, or assert any claim against any present or former noteholders because of the payment of taxes levied or assessed upon the issuing entity;

•	except as expressly permitted by the indenture, the transfer and servicing agreement, the trust agreement or related documents, incur, assume or guarantee any direct or contingent indebtedness;

•	voluntarily dissolve or liquidate in whole or in part; or

•	permit (1) the validity or effectiveness of the indenture to be impaired, or permit the lien under the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture; (2) any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part of the issuing entity, except as may be created by the terms of the indenture; or (3) the lien of the indenture not to constitute a valid first priority perfected security interest in the assets of the issuing entity that secure the notes.
The issuing entity may not engage in any activity other than as specified under “The Issuing Entity” in this prospectus.
Modification of the Indenture
The issuing entity and the indenture trustee may, without the consent of any noteholders, enter into one or more supplemental indentures, upon receiving written confirmation from each rating agency that the action will not result in a reduction or withdrawal of its rating of any outstanding series or class, for any of the following purposes:
•	to correct or enhance the description of any property subject to the lien of the indenture, or to take any action that will enhance the indenture trustee’s lien under the indenture, or to add to the property pledged to secure the notes;

•	to reflect the agreement of another person to assume the role of the issuing entity;

•	to add to the covenants of the issuing entity, for the benefit of the noteholders, or to surrender any right or power of the issuing entity;

•	to transfer or pledge any property to the indenture trustee;

•	to appoint a successor to the indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture to allow more than one indenture trustee to act under the indenture;

•	to modify, eliminate or add to the provisions of the indenture as necessary to qualify the indenture under the Trust Indenture Act of 1939, as amended, or any similar federal statute later enacted;

•	to permit the issuance of one or more new series of notes in accordance with the indenture; or

•	to terminate any credit enhancement in accordance with the related indenture supplement.
The issuing entity and the indenture trustee may also, without the consent of any noteholders and without prior notice to each rating agency, enter into one or more supplemental indentures in order to:
•	cure any ambiguity, correct or supplement any provision in the indenture or in any indenture supplement that may be inconsistent with any other provision in the indenture or in any indenture supplement;

•	make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture; and

•	qualify for certain accounting treatment under the appropriate generally accepted accounting principles.
The issuing entity and the indenture trustee may also, without the consent of any noteholders, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the indenture, or to change the rights of the noteholders under the indenture or to avoid the imposition of state or local income or franchise taxes on the issuing entity’s property or its income, upon:
•	receipt of written confirmation from each rating agency that the action will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

•	receipt of a certificate of an authorized officer of the depositor to the effect that, in the depositor’s reasonable belief, the action will not have an Adverse Effect.
The issuing entity and the indenture trustee may otherwise, with prior notice to each rating agency and with the consent of noteholders holding at least 66 2/3% of the outstanding principal amount of the notes of each series, if any, adversely affected, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the indenture, or to change the rights of the noteholders under the indenture; provided, however, that no such supplemental indenture shall, without the consent of the each noteholder affected thereby:
•	change the date of payment of any installment of principal of or interest on any note or reduce the principal amount of a note, the note interest rate or the redemption price of the note or change any place of payment where, or the currency in which, any note is payable;

•	impair the right to institute suit for the enforcement of specified payment provisions of the indenture;

•	reduce the percentage which constitutes a majority of the outstanding principal amount of the notes of any series, the consent of the holders of which is required for execution of any supplemental indenture or for any waiver of compliance with specified provisions of the indenture or of some defaults under the indenture and their consequences provided in the indenture;

•	reduce the percentage of the outstanding principal amount of the notes required to direct the indenture trustee to sell or liquidate the issuing entity’s assets if the proceeds of the sale would be insufficient to pay the principal amount and interest due on those notes;

•	decrease the percentage of the outstanding principal amount of the notes required to amend the sections of the indenture that specify the percentage of the aggregate principal amount of the notes of a series necessary to amend the indenture or other related agreements which require consent;

•	modify any provisions of the indenture regarding the voting of notes held by the issuing entity, any other party obligated on the notes, or any seller of receivables or any of their affiliates; or

•	permit the creation of any lien superior or equal to the lien of the indenture with respect to any of the collateral for any notes or, except as otherwise permitted or contemplated in the indenture,

terminate the lien of the indenture on the collateral or deprive any noteholder of the security provided by the lien of the indenture.
Indenture Trustee’s Annual Report
To the extent specified by the Trust Indenture Act of 1939, as amended, the indenture trustee will be required to mail to the noteholders each year a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, the property and funds physically held by the indenture trustee and any action it took that materially affects the notes and that has not been previously reported. Each indenture trustee will be required to mail each year to all noteholders of the related series a brief report relating to:
•	any change to its eligibility and qualification to continue as indenture trustee under the related indenture;

•	any amounts advanced by it under the indenture;

•	the amount, interest rate and maturity date of certain indebtedness owing by the issuing entity to the indenture trustee in its individual capacity; and

•	any change to the property and funds physically held by the indenture trustee, and any action taken by it that materially affects the notes and that has not been previously reported.
If none of the events specified in the Trust Indenture Act of 1939, as amended, occurred during the previous 12 months, the indenture trustee will be under no obligation to mail an annual report.
List of Noteholders
Prior to the issuance of definitive notes, the only listed noteholder will be Cede & Co., a nominee for DTC. Upon the issuance of definitive notes, holders of the notes, by written request to the issuing entity, may obtain access to the list of noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders.
Duty to Investigate
The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, appraisal, approval, bond, note or other paper or document believed by it to be genuine, unless requested in writing so to do by holders of notes evidencing more than 25% of the aggregate unpaid principal amount of all notes (or, with respect to any such matters that do not relate to all series, 25% of the aggregate unpaid principal amount of the notes of all series to which such matters relate).
Satisfaction and Discharge of Indenture
The indenture will be discharged with respect to the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with specific limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.
Resignation and Removal of the Indenture Trustee
The indenture trustee may resign at any time, in which event the depositor will direct the owner trustee to appoint a successor indenture trustee for your series. The depositor may also remove the indenture trustee if it ceases to be eligible to continue as an indenture trustee under the indenture or if the indenture trustee becomes insolvent or becomes unable to act. The servicer will then be obligated to appoint a successor indenture trustee for your series. If an Event of Default occurs under the indenture and the prospectus supplement provides that a given class of notes of your series is subordinated to one or more other classes of notes of your series, under the Trust Indenture Act of 1939, as amended, the indenture trustee may be deemed to have a conflict of interest and may be required to resign as indenture trustee for one or more of those classes of notes. In that case, a successor indenture trustee will be appointed for one or more of those classes of notes and may provide for rights of senior noteholders to consent to or direct actions by the indenture trustee which are different from those of subordinated noteholders. The indenture trustee may also be removed and a successor indenture trustee will be appointed by the holders of more than 50% of the principal amount of all outstanding series of notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for any series of notes will not become effective until the successor indenture trustee accepts its appointment for your series. If a successor indenture trustee does not take office within 60 days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the issuing entity, or the noteholders of more than 50% of the principal amount of all outstanding series of notes may petition any court of competent jurisdiction for the appointment of a successor indenture trustee. The servicer, at the direction of the issuing entity, will be responsible for the reasonable fees and expenses of the indenture trustee.

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENT
General
The following summarizes the material terms of the Second Amended and Restated Transfer and Servicing Agreement, dated as of June 30, 2006, among the servicer, the depositor and the issuing entity (as may be amended, the “transfer and servicing agreement”). This transfer and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary is subject to the provisions of the transfer and servicing agreement. You should read the form of the transfer and servicing agreement filed as noted above.
Transfer of the Pool Assets and Security Interest in the Pool Assets
The depositor and any additional transferor will transfer to the owner trustee on behalf of the issuing entity all of its interest in the following:
•	the receivables it acquires from the receivables seller;

•	all interchange and Recoveries, if any, allocable to the issuing entity;

•	all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds thereof;

•	all monies and other property credited to the collection account, the series accounts and the special funding account (including any subaccounts of such account);

•	one share of the preferred stock of the depositor; and

•	the property conveyed to the owner trustee on behalf of the issuing entity under any participation.
Under the transfer and servicing agreement, the depositor is required to continue and maintain the perfected security interest in the assets described above in favor of the owner trustee on behalf of the issuing entity. The security interest that is granted to owner trustee on behalf of the issuing entity is intended to be a first priority perfected security interest.
Duties of the Servicer
As more fully described in the transfer and servicing agreement, the servicer will be responsible for servicing and administering the receivables that serve as collateral for the notes. In addition to administering the receivables, the servicer will also be responsible for collecting and depositing collections of receivables into the collection account and any series account. See “The Servicer” in this prospectus.
Representations and Warranties of the Depositor
The depositor will make several representations and warranties to the issuing entity in the transfer and servicing agreement when a new series of notes is issued by the issuing entity, including the following:
Regarding No Conflict
•	the execution and delivery by the depositor of the transfer and servicing agreement and each other document relating to the issuance to which it is a party will not conflict with any law or any material terms of any other agreement to which the depositor is a party; and

•	all required governmental approvals in connection with the execution and delivery by the depositor of the transfer and servicing agreement and each other document relating to the issuance have been obtained and remain in force and effect.

If a representation or warranty described above is later found to be materially incorrect when made, and:
•	continues to be materially incorrect for 60 days after notice to the depositor by the indenture trustee, or to the depositor and the indenture trustee by any noteholder; and

•	as a result, the interests of the noteholders are materially and adversely affected, and continue to be materially and adversely affected during the 60-day period, then the indenture trustee or noteholders holding more than 50% of the outstanding principal amount of the notes of the affected series may give notice to the depositor and the servicer, and to the indenture trustee if given by the noteholders, declaring that an Amortization Event has occurred. Declaring an Amortization Event will automatically begin early amortization or, if specified in the prospectus supplement, early accumulation of principal.
Regarding Enforceability
The depositor will make other representations and warranties as of the closing date for any series, to the issuing entity in the transfer and servicing agreement, including the following:

•	the depositor is validly existing and has the authority to consummate the issuance;

•	the transfer and servicing agreement and each other document relating to the issuance to which it is a party constitutes a legal, valid and binding obligation enforceable against the depositor; and

•	the issuing entity has all right, title and interest in the receivables in the Trust Portfolio or has a first priority perfected security interest in these receivables.
In the event:
•	any representation or warranty described immediately above is found to be materially incorrect; and

•	as a result, the interests of noteholders in the receivables in the Trust Portfolio are materially and adversely affected;
then any of the owner trustee, the indenture trustee or noteholders representing 50% or more of the outstanding principal amount of all of the issuing entity’s outstanding series may give notice to the depositor and the servicer, and to the owner trustee and indenture trustee if given by the noteholders, directing the depositor to accept reassignment of the entire Trust Portfolio and to pay into the collection account a cash deposit equal to the sum of the amounts specified with respect to each outstanding series in the related indenture supplement. However, no reassignment will be required if:
•	within 60 days, or up to 120 days if specified in the notice, the depositor cures the breach and any material adverse effect caused by the breach; or

•	on any day within the applicable 60-day to 120-day period the relevant representation and warranty is then true and correct in all material respects and the depositor delivers to the owner trustee a certificate of an authorized officer describing the nature of the breach and the manner in which the relevant representation and warranty became true and correct.
Reassignment of the Trust Portfolio and the depositor’s obligation to make the cash deposit in the collection account are the only remedies to any breach of the representations and warranties described above.
Regarding the Accounts and the Receivables
The depositor makes representations and warranties in the transfer and servicing agreement concerning the accounts and the receivables in the Trust Portfolio. Only Eligible Accounts can be designated as accounts for the

Trust Portfolio. Eligible Accounts may not, however, continue to satisfy the eligibility criteria after they have been added to the Trust Portfolio.
The depositor also represents that each receivable in the Trust Portfolio is an Eligible Receivable when it is created. If a receivable in the Trust Portfolio is found to be ineligible when created, and, as a result, the interests of noteholders in any receivable in the Trust Portfolio are materially and adversely affected, the depositor must accept reassignment of the principal amount of this ineligible receivable. However, the depositor will have 60 days, or up to 120 days if agreed to by the indenture trustee and the servicer, from the earlier to occur of discovery of the breach by the depositor or receipt by the depositor of written notice of the breach given by the owner trustee, the indenture trustee or the servicer, to cure the ineligibility before reassignment is required.
The depositor will accept reassignment of an ineligible receivable by directing the servicer to deduct the principal amount of the ineligible receivable from the Transferor Amount. If this would reduce the Transferor Amount below the Required Transferor Amount, the depositor will make a cash deposit in the issuing entity’s special funding account in the amount by which the Transferor Amount would have been reduced below the Required Transferor Amount. Any deduction or deposit is considered a repayment in full of the ineligible receivable. The depositor’s obligation to accept reassignment of any ineligible receivable is the only remedy for any breach of a representation concerning eligibility of receivables.
Additional Representations and Warranties in the Prospectus Supplement
The prospectus supplement may specify additional representations and warranties made by the depositor when your notes are issued. The indenture trustee is not required to make periodic examinations of receivables in the Trust Portfolio or any records relating to them. However, the depositor will deliver to the owner trustee and the indenture trustee once each year an opinion of counsel affirming, among other things, that no further action is necessary to maintain the issuing entity’s perfected security interest in the receivables.
Additional Transferors
The depositor may, from time to time, designate one or more of its affiliates as additional transferors under the transfer and servicing agreement. In connection with this designation, the depositor will exchange the transferor certificate, if it is certificated, for a newly issued transferor certificate modified to reflect any additional ownership interest in the Transferor Amount. The transfer and servicing agreement may be amended to permit the designation of these additional transferors and the exchange of such transferor certificate without noteholder consent upon:
•	delivery to the owner trustee and the indenture trustee of a Tax Opinion regarding the exchange; and

•	receipt of written confirmation from each rating agency that the exchange will not result in a reduction or withdrawal of its rating of any outstanding series or class of notes.
Eligible Accounts
An “Eligible Account” means, with respect to the initial accounts, designated as available to the issuing entity as of September 25, 2000 (the “initial cut-off date”), or with respect to additional accounts as of the related additional cut-off date, each revolving credit account owned by the originator or other account owner:
•	which was in existence and maintained by the originator or other account owner, as applicable;

•	which is payable in United States dollars;

•	the obligor of which has provided, as his or her most recent billing address, an address located in the United States or its territories, possessions or military bases; provided, however, that as of any date of determination, up to 1% of the Principal Receivables arising under the revolving credit accounts, may have account obligors who have provided as their billing addresses, addresses located outside of such jurisdictions;

•	except for certain accounts with a zero balance, accounts which have an obligor who has not been identified by the servicer in its computer files as currently being involved in a bankruptcy proceeding;

•	which has not been classified as an account with respect to which the related card, if any, has been lost or stolen or the related account number has been stolen;

•	which has not been sold or pledged to any other party except for any sale to another account owner that has either entered into a receivables purchase agreement or is an additional transferor or to HSBC Receivables Funding Inc. I under a receivables purchase agreement;

•	which does not have receivables which have been sold or pledged to any other party other than the receivables seller, the depositor, or any additional transferor;

•	which, with respect to the initial accounts, is an account in existence and maintained by the originator or other account owner as of the initial cut-off date or with respect to additional accounts, the related additional cut-off date;

•	which does not have any receivables that are defaulted receivables; and

•	which does not have any receivables that have been identified by the servicer or the relevant obligor as having been incurred as a result of fraudulent use of any related credit card, if any, or related account number.
The definition of Eligible Account may be changed by amendment to the agreement without the consent of the noteholders if the depositor delivers to the owner trustee and the indenture trustee, a certificate of an authorized officer to the effect that, in the reasonable belief of the depositor, the amendment will not as of the date of the amendment adversely affect in any material respect the interest of the noteholders, and if the Rating Agency Condition is satisfied.
Eligible Receivables
With respect to each series of notes, an “Eligible Receivable” means each receivable:
•	which has arisen in an Eligible Account;

•	which was created in compliance, in all material respects, with all requirements of law applicable to the institution that owned the receivable at the time of its creation, and under the terms of a credit agreement which complies in all material respects with all requirements of law applicable to the originator or other account owner, as applicable;

•	with respect to which all material consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of the receivable or the execution, delivery and performance by the originator or other account owner, as applicable, of the related credit agreement have been duly obtained or given and are in full force and effect;

•	as to which, at the time of its transfer to the issuing entity, the depositor or the issuing entity has good title, free and clear of all liens and security interests arising under or through the depositor, other than some tax liens for taxes not then due or which the depositor is contesting;

•	which has been the subject of either a valid transfer and assignment from the depositor to the issuing entity of all of the depositor’s right, title and interest in the receivable, including any proceeds of the receivable, or the grant of a first priority perfected security interest in the receivable, and in the proceeds of the receivable, effective until the termination of the issuing entity;

•	which is the legal, valid and binding payment obligation of the obligor under the receivable, legally enforceable against that obligor in accordance with its terms, subject to some bankruptcy-related, creditors’ rights and general principles of equity exceptions;

•	which, at the time of transfer to the issuing entity, has not been waived or modified except as permitted under the policies and procedures, as amended from time to time, of the originator or other account owner, as applicable, and then only if the waiver or modification is reflected in the servicer’s computer file of revolving credit accounts;

•	which, at the time of transfer to the issuing entity, is not subject to any right of rescission, setoff, counterclaim or any other defense, including defenses arising out of violations of usury laws, of the obligor, other than defenses arising out of bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general;

•	which, at the time of transfer to the issuing entity, the originator or other account owner, as applicable, has satisfied all of its obligations required to be satisfied by that time;

•	which, at the time of transfer to the issuing entity, none of the depositor, the originator or any other account owner or receivables seller, as applicable, has taken any action, or omitted to take any action, that would impair the rights of the issuing entity or the noteholders; and

•	which constitutes an “account” or “general intangible” under Article 9 of the UCC as then in effect in the State of Delaware or any other state where the filing of a financing statement is required to perfect the issuing entity’s interest in the receivables and the proceeds of those receivables.
Addition of Assets
The depositor will have the right to designate, from time to time, additional accounts to be included as a source of receivables for the issuing entity. The additional accounts will consist of either Aggregate Addition Accounts or Automatic Additional Accounts. In addition, the depositor will be required to designate additional accounts if Principal Receivables in the Trust Portfolio are less than the Required Minimum Principal Balance. The depositor will convey to the issuing entity its interest in all receivables of those additional accounts, whether the receivables are then existing or subsequently created. The receivables conveyed to the issuing entity may include receivables that are contractually delinquent; however, the receivables conveyed may not include receivables that have been charged off or receivables that relate to an obligor that the servicer believes to be bankrupt unless such receivables relate to an account having a zero balance.
Each additional account will be chosen from Eligible Accounts in the originator’s or other account owner’s portfolio of revolving credit accounts. These additional accounts may not be of the same credit quality as the accounts currently designated as available to the issuing entity. Additional accounts may have been originated by the originator or other account owner, as applicable, using credit criteria different from those which were applied by the originator to the accounts currently designated as available to the issuing entity or may have been acquired by the originator or other account owner, as applicable, from an institution which may have had different credit criteria.
The depositor is also permitted to add, from time to time, participations and related collections to the issuing entity. These participations must be undivided interests in a pool of assets primarily consisting of receivables arising under revolving credit accounts. Participations may be issued under separate agreements that are similar to the agreements governing the issuance of the notes and that entitle the holder of the participation to receive percentages of collections generated by the pool of assets supporting the participation. Participations may have their own credit enhancement, amortization events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under the participation agreements and may be different from those specified in this prospectus. The rights and remedies of the issuing entity as the holder of a participation, and, therefore, the noteholders, will be subject to all the terms and provisions of those participation agreements.
Any participations to be included as the issuing entity’s assets or any Eligible Accounts, other than Automatic Additional Accounts, designated to be included as accounts after the initial selection date, are collectively referred to as an Aggregate Addition.

When the depositor transfers receivables in additional accounts or participations, it must satisfy several conditions, including, as applicable:
•	with respect to any Aggregate Addition, notice to the owner trustee, the indenture trustee, the servicer and each rating agency (unless otherwise waived by such rating agency);

•	delivery and acceptance by the owner trustee of a written assignment of receivables in the additional accounts or participations to the issuing entity;

•	delivery on the Required Delivery Date to the owner trustee of a computer file or microfiche list with an accurate list of all additional accounts;

•	delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer to the effect that:
(1)	as of the related cut-off date, each Aggregate Addition Account is an Eligible Account;

(2)	the depositor has deposited into the collection account any collections relating to additional accounts or participations;

(3)	in circumstances where the depositor is not required to designate additional accounts to be included as accounts for the issuing entity, to add participations to the issuing entity, or with respect to Aggregate Addition Accounts, the Rating Agency Condition shall have been satisfied;

(4)	as of the related cut-off date, none of the originator, or any other account owner, or the depositor is insolvent and the transfer of the receivables was not made in contemplation of insolvency; and

(5)	in the depositor’s reasonable belief, adding the receivables in Aggregate Addition Accounts or participations will not have an Adverse Effect;
•	delivery of opinions of counsel with respect to the transfer of the receivables in the additional accounts or the participations to the issuing entity; and

•	in circumstances where the depositor, in its discretion, designates Aggregate Addition Accounts to be included as accounts for the issuing entity or adds participations to the issuing entity, written confirmation from each rating agency that the Aggregate Addition will satisfy the Rating Agency Condition.
Removal of Assets
The depositor has the right to designate accounts for removal from the issuing entity and to require the owner trustee to transfer all receivables in the removed accounts or participation interests back to the depositor, whether the receivables already exist or arise after the designation. As long as the removal of accounts or participation interests satisfies the conditions listed below, the removed accounts may, individually or in the aggregate, be of higher credit quality than the accounts that remain designated for the issuing entity. The removal of receivables arising under removed accounts or participation interests from the issuing entity will reduce the Transferor Amount. The depositor’s rights of removal are subject to satisfaction of several conditions, including:
•	written notice to the owner trustee, the indenture trustee, the servicer, each rating agency and each provider of credit enhancement (unless such notice is otherwise waived);

•	delivery to the owner trustee for execution of a written reassignment of receivables in the removed accounts or participation interests to the depositor or its designee;

•	delivery on the Required Delivery Date to the owner trustee of a computer file or microfiche list with an accurate list of all removed accounts or participation interests;

•	written confirmation from each rating agency that the removal will not result in the reduction or withdrawal of its rating of any outstanding series or class;

•	delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer to the effect that, in the depositor’s reasonable belief:
•	the removal will not have an Adverse Effect; and

•	the accounts to be removed were not chosen through a selection process believed to be materially adverse to the interests of the noteholders.
The conditions described above relating to rating agency confirmation and the delivery of an officer’s certificate will not apply if the removed accounts relate to a terminated affinity, co-branding or merchant agreement. None of the conditions described above will apply if the removed accounts are Zero Balance Accounts.
In addition, any receivable that becomes a defaulted receivable will be automatically removed from the issuing entity and will be transferred to the depositor without any further action or consideration by the owner trustee, provided that Recoveries with respect to those accounts will be treated and applied as collections of Finance Charge and Administrative Receivables.
Discount Option
The depositor has the option to reclassify at any time and from time to time a percentage, called the Discount Percentage, of Principal Receivables in the Trust Portfolio as Finance Charge and Administrative Receivables. This option is referred to as the Discount Option. The depositor may use the Discount Option to compensate for a decline in the Portfolio Yield, but only if there would be Principal Receivables in excess of the Required Minimum Principal Balance. Exercise of the Discount Option would result in a larger amount of collections of Finance Charge and Administrative Receivables and a smaller amount of collections of Principal Receivables. By doing so, the depositor could reduce the likelihood that an Amortization Event would occur as a result of a decreased Portfolio Yield and, at the same time, could increase the likelihood that the depositor will have to add Principal Receivables to the issuing entity.
Collections of Discount Option Receivables will be considered collections of Finance Charge and Administrative Receivables in the Trust Portfolio and allocated with all other collections of Finance Charge and Administrative Receivables in the Trust Portfolio.
The depositor may increase, reduce or withdraw the Discount Percentage, at any time and from time to time, on and after a Discount Option Date. To increase, reduce or withdraw the Discount Percentage, the depositor must satisfy the conditions in the transfer and servicing agreement, including:
(1) receipt of a certificate of an authorized officer of the depositor to the effect that, in the depositor’s reasonable belief, the action will not have an Adverse Effect; and
(2) the satisfaction of the Rating Agency Condition;
provided, however, the Discount Percentage will be reduced or withdrawn on the date on which the depositor delivers to the indenture trustee and owner trustee a certificate of an authorized officer of the depositor to the effect that, in the depositor’s reasonable belief, the continued discounting of Principal Receivables would have an adverse regulatory implication for the depositor.
Servicing Compensation and Payment of Expenses
For each series of notes, the servicer will be responsible for servicing and administering the receivables in accordance with the servicer’s policies and procedures for servicing revolving credit receivables comparable to the receivables.
The servicer receives a fee for its servicing activities and reimbursement of expenses incurred in administering the issuing entity. This servicing fee accrues for each outstanding series in the amounts and is calculated on the balances set forth in the related prospectus supplement. Each series’ servicing fee is payable each period from collections of Finance Charge and Administrative Receivables allocated to the series; some series, however, may direct all or a portion of the interchange arising from the accounts toward paying the servicing fee. Neither the issuing entity nor the noteholders are responsible for any servicing fee allocable to the holder of the transferor certificate.
Matters Regarding the Servicer and the Depositor
The servicer may not resign from its obligations and duties under the transfer and servicing agreement, except:
•	upon a determination that the performance of its duties is no longer permissible under applicable law and there is no reasonable action which the servicer could take to make the performance of its duties permissible under applicable law; or

•	upon assumption of its obligations and duties by one of its affiliates or by appointment of any other eligible successor if written confirmation is received from each rating agency that the appointment will not result in a reduction or withdrawal of its rating of any outstanding series or class.
If, within 120 days of the determination that the servicer is no longer permitted to act as servicer, the indenture trustee is unable to appoint a successor, the indenture trustee will act as servicer. If the indenture trustee is unable to act as servicer, it will petition an appropriate court to appoint an eligible successor.
There are no formal arrangements for a back-up servicer who will immediately replace HSBC Finance as servicer upon HSBC Finance’s removal or resignation from its position as servicer.
The servicer will indemnify the owner trustee and the indenture trustee for any losses suffered as a result of its actions or omissions as servicer with respect to the issuing entity, or the administration by the owner trustee of the issuing entity, except in each case, for losses resulting from the negligence or willful misconduct of the owner trustee or the indenture trustee, as applicable.
Neither the servicer nor any of its directors, officers, employees or agents will be under any other liability to the issuing entity, the owner trustee, the indenture trustee, the noteholders, any provider of credit enhancement or any other person for any action taken, or for refraining from taking any action, in good faith under the transfer and servicing agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the transfer and servicing agreement. In addition, the transfer and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the transfer and servicing agreement and which in its opinion may expose it to any expense or liability.
The depositor and any additional transferor will be severally and not jointly liable for all of its obligations, covenants, representations and warranties under the transfer and servicing agreement. No depositor nor any other transferor nor any of their respective directors, managers, officers, employees, incorporators or agents will be liable to the issuing entity, the owner trustee, the indenture trustee, the noteholders, any provider of credit enhancement or any other person for any action taken, or for refraining from taking any action, in good faith under the transfer and servicing agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the transfer and servicing agreement.
Each of the depositor or the servicer may consolidate with, merge into, or sell its business to, another entity, in accordance with the transfer and servicing agreement, and the surviving entity will be the successor to the depositor or servicer, as the case may be, upon satisfaction of certain conditions, including:
•	such surviving entity must (i) be formed under the laws of the United States of America, any state of the United States of America or the District of Columbia and (ii) enter into an agreement relating to the succession that supplements the transfer and servicing agreement;

•	in the case of a succession relating to the depositor, (i) delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the depositor addressing compliance with the applicable provisions of the transfer and servicing agreement and the validity and enforceability of the supplemental agreement, and (ii) written confirmation from each rating agency that the succession will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

•	in the case of a succession relating to the servicer, delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the servicer addressing compliance with the applicable provisions of the transfer and servicing agreement, notification of the succession to each rating agency, and that the successor is eligible to act as servicer.
Servicer Default
The transfer and servicing agreement specifies the duties and obligations of the servicer. A failure by the servicer to perform its duties or fulfill its obligations can result in a Servicer Default.
A “Servicer Default” includes each of the following:
(1) failure by the servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the indenture trustee to do so, on the required date under the transfer and servicing agreement, the indenture or any indenture supplement or within the applicable grace period not exceeding five business days;
(2) failure on the part of the servicer to observe or perform in any material respect any of its other covenants or agreements if the failure:
(a) has an Adverse Effect; and
(b) continues unremedied for a period of 60 days after written notice to the servicer by the owner trustee or the indenture trustee, or to the servicer, the owner trustee and the indenture trustee by noteholders of 10% or more of the outstanding principal amount of all of the issuing entity’s outstanding series or, where the servicer’s failure does not relate to all series, 10% or more of the outstanding principal amount of all series affected;
(3) any representation, warranty or certification made by the servicer in the transfer and servicing agreement, or in any certificate delivered as required by the transfer and servicing agreement, proves to have been incorrect when made if it:
(a) has an Adverse Effect; and
(b) continues to be incorrect and to materially adversely affect those noteholders for a period of 60 days after written notice to the servicer by the owner trustee or the indenture trustee, or to the servicer, the owner trustee and the indenture trustee by noteholders of 10% or more of the outstanding principal amount of all of the issuing entity’s outstanding series or, where the servicer’s inaccuracy does not relate to all series, of 10% or more of the outstanding principal amount of all series affected; or
(4) specific bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the servicer.
A delay in or failure of performance referred to in clause (1) above for a period of 10 business days after the applicable grace period, or referred to under clause (2) or (3) for a period of 60 business days after the applicable grace period, will not constitute a Servicer Default if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by a catastrophic act or other similar occurrence. Upon the occurrence of any of these events, the servicer shall not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the transfer and servicing agreement and the servicer must provide the indenture trustee, the owner trustee, each depositor and any provider of credit enhancement with an officer’s certificate giving prompt notice of its failure or delay, together with a description of its efforts to perform its obligations.
If a Servicer Default occurs, for as long as it has not been remedied, the indenture trustee or noteholders representing more than 50% of the outstanding principal amount of all of the issuing entity’s outstanding series may give a notice to the servicer and the owner trustee, and to the indenture trustee if given by the noteholders, terminating all of the rights and obligations of the servicer under the transfer and servicing agreement and the indenture trustee may appoint a new servicer. The indenture trustee will as promptly as possible appoint an eligible successor to the servicer. If no successor has been appointed or has accepted the appointment by the time the servicer ceases to act as servicer, the indenture trustee will automatically become the successor. If the indenture trustee is unable to obtain bids from eligible servicers and the servicer delivers a certificate of an authorized officer to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the indenture trustee is legally unable to act as successor, then the indenture trustee will give the depositor a right of first refusal to purchase the interests of the noteholders on the distribution date in the next calendar month at a price equal to the sum of the amounts specified therefore in the related indenture supplement for each series outstanding.
The rights and obligations of the depositor under the transfer and servicing agreement will be unaffected by any change in the servicer.
In the event of the bankruptcy of the servicer, the bankruptcy court may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer.
Evidence of Compliance
The transfer and servicing agreement and Regulation AB of the Commission (“Regulation AB”) provides for the delivery of an annual certificate stating that the servicer has fulfilled its obligations under the transfer and servicing agreement in all material respects throughout the preceding calendar year or specifying the nature and status of each failure to do so. The transfer and servicing agreement and Regulation AB also provides for the delivery of an annual assessment signed by an officer of the servicer, the subservicer and certain other entities that participate in the servicing function with respect to the receivables or the notes (each a servicing entity) to the effect that such servicing entity has fulfilled the applicable servicing criteria set forth in Regulation AB as of and for the period ending at the end of the related fiscal year for the issuing entity, except as specified in the statement. The transfer and servicing agreement and Regulation AB further provides that each servicing entity will also furnish an attestation report prepared by a registered public accounting firm on the servicing entity’s assessment of its compliance with the applicable servicing criteria as of and for the period ending at the end of the related fiscal year for the issuing entity.
For so long as an issuing entity is required to report under the Exchange Act, the servicer will file the servicer compliance certificates, the annual assessments and the annual attestation reports referred to above with the Commission as exhibits to that issuing entity’s annual report on Form 10-K for the related fiscal year. See “Where You Can Find More Information” in this prospectus.
Assumption of a Depositor’s Obligations
A depositor may, from time to time, consider a transfer of all or a portion of its right, title and interest in and to the transferor certificate, referred to as the assigned assets, and other obligations under the transfer and servicing agreement or relating to the transactions contemplated thereby, collectively referred to as, the assumed obligations, to another entity, called the assuming entity, which may be an entity that is not affiliated with the depositor. In the transfer and servicing agreement, each depositor is permitted to assign, convey and transfer assigned assets and assumed obligations to the assuming entity without the consent or approval of the holders of any outstanding notes if the following conditions, among others, are satisfied:
(1) the assuming entity, that depositor and the issuing entity shall have entered into an assumption agreement providing for the assuming entity to assume the assumed obligations, including the obligation under the transfer and servicing agreement to transfer receivables arising under the accounts and the receivables arising under any additional accounts to the issuing entity;

(2) all UCC filings required to perfect the interest of the issuing entity and the indenture trustee in the receivables arising under those accounts shall have been duly made and copies of all UCC filings shall have been delivered by each transferor to the owner trustee and the indenture trustee;
(3) the depositor shall have delivered to the rating agencies, with a copy to the servicer and the indenture trustee, notice of the transfer and assumption, that each rating agency that has rated an outstanding series of notes has confirmed in writing that the transfer will not result in a reduction or withdrawal of its rating of any class of any outstanding series of notes;
(4) the owner trustee and the indenture trustee shall have received an opinion of counsel to the effect that:
(a) the transfer of the receivables by the assuming entity shall constitute either a sale of, or the granting of a security interest in, the receivables by the assuming entity to the issuing entity;
(b) the condition specified in clause (2) shall have been satisfied;
(c) if the assuming entity shall be subject to the FDIA, the interest of the issuing entity in the receivables should not be subject to reclamation or recovery by the FDIC if the FDIC were to become the receiver or conservator of the assuming entity; and
(5) the indenture trustee shall have received a Tax Opinion.
The transfer and servicing agreement provides that the depositor, the assuming entity and the owner trustee may enter into amendments to the transfer and servicing agreement to permit the transfer and assumption described above without the consent of the holders of any outstanding notes, provided that such amendment would not cause any Adverse Effect. After any permitted transfer and assumption, the assuming entity will be considered to be a “transferor” for all purposes of the transfer and servicing agreement, and the depositor will have no further liability or obligation under the transfer and servicing agreement, other than those liabilities that arose prior to that transfer.
Amendments
The transfer and servicing agreement may be amended by the depositor, the servicer and the owner trustee, without the consent of the indenture trustee or the noteholders of any series, on the following conditions:
•	the depositor delivers to the owner trustee and the indenture trustee a certificate of an authorized officer stating that, in the depositor’s reasonable belief, the amendment will not have an Adverse Effect; and

•	written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its rating of any outstanding series or class.
The transfer and servicing agreement may also be amended by the servicer, the depositor and the owner trustee, without the consent of any noteholders and without prior notice to each rating agency:
•	in order to cure any ambiguity, correct or supplement any provision in the transfer and servicing agreement that may be inconsistent with any other provision in the transfer and servicing agreement;

•	in order to make any other provisions with respect to matters or questions arising under the transfer and servicing agreement; and

•	in order to qualify for a particular accounting treatment under the appropriate generally accepted accounting principles;
in each case, provided that the action will not have an Adverse Effect and in addition, with respect to accounting changes, upon the delivery Tax Opinion to the indenture trustee.

The transfer and servicing agreement will also be amended by the servicer and the owner trustee at the direction of the depositor, without the consent of the indenture trustee, the noteholders of any series or the provider of credit enhancement for any series to add, modify or eliminate any provisions necessary or advisable in order to enable the issuing entity or any portion of the issuing entity to avoid the imposition of state or local income or franchise taxes on the issuing entity’s property or its income.
The following conditions apply for the amendments described in the preceding paragraph:
•	delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the depositor to the effect that the requirements under the transfer and servicing agreement applicable to the proposed amendments have been met;

•	receipt of written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

•	the amendment must not affect the rights, duties or obligations of the indenture trustee or the owner trustee under the transfer and servicing agreement.
The transfer and servicing agreement may also be amended by the depositor, the servicer and the owner trustee with the consent of noteholders representing at least 66 2/3% of the outstanding principal amount of the notes of all series. Even with consent, no amendment may occur if it:
(1) reduces the amount of, or delays the timing of:
(a) any distributions to be made to noteholders of any series; however, changes in Amortization Events or Reinvestment Events that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of distributions;
(b) deposits of amounts to be distributed; or
(c) the amount available under any series enhancement, without the consent of each affected noteholder;
(2) changes the definition or the manner of calculating the interests of any noteholder, without the consent of each affected noteholder; or
(3) reduces the percentage of the outstanding principal amount of the notes required to consent to any amendment, without the consent of each affected noteholder.
DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENTS
The following summarizes the material terms of the receivables purchase agreements. The receivables purchase agreements have been filed as exhibits to the registration statement of which this prospectus is a part. This summary is subject to the provisions of the receivables purchase agreements.
Sale of Receivables
Under the Second Amended and Restated Receivables Purchase Agreement, dated as of July 1, 2002 (as may be amended, the “bank receivables purchase agreement”) between the originator and the receivables seller, the originator agrees that it will sell to the receivables seller all of its right, title and interest in and to receivables existing in certain accounts and Recoveries allocable to those receivables and other property. Under the Second Amended and Restated Receivables Purchase Agreement, dated as of June 30, 2006 (as may be amended, the “transferor receivables purchase agreement” and together with the bank receivables purchase agreement, the “receivables purchase agreements”) between the receivables seller and the depositor, the receivables seller agrees that it will sell to the depositor all of its right, title and interest in and to receivables existing in accounts designated as available to the Trust Portfolio and Recoveries and interchange allocable to those receivables and other property.

In connection with the sale of receivables to the depositor by the receivables seller, the receivables seller will indicate in its computer files that these receivables have been sold to the depositor and that these receivables will be sold or transferred by the depositor to the issuing entity. Similarly, in connection with the sale of receivables by the originator to the receivables seller, the originator will indicate in its computer files that these receivables have been sold to the receivables seller. The records and agreements relating to the accounts and receivables for the Trust Portfolio may not be segregated by the originator from other documents and agreements relating to other credit accounts and receivables. The originator, the receivables seller and the depositor have filed UCC financing statements meeting the requirements of applicable law in each of the jurisdictions necessary to perfect the ownership or security interest of the receivables seller or the depositor, as the case may be, in these receivables. See “Risk Factors—Some interests could have a priority over the indenture trustee’s interest in the receivables, or could cause delayed or reduced payments to you.” and “Material Legal Aspects of the Receivables” in this prospectus.
Representations and Warranties
In each receivables purchase agreement, the seller of the receivables represents and warrants to the purchaser that, among other things, as of the date of each receivables purchase agreement and, with respect to any receivables in any designated additional accounts, as of the date of designation of such additional accounts, it is duly organized and in good standing and has the authority to consummate the transactions contemplated by the receivables purchase agreement. In the bank receivables purchase agreement, the originator also represents and warrants to the receivables seller that, among other things, the bank receivables purchase agreement constitutes a valid and binding obligation of the originator, and the sale of the receivables thereunder constitutes a valid sale to the receivables seller of all right, title and interest of the originator in and to the receivables existing in the accounts as of the date of transfer. In the transferor receivables purchase agreement, the depositor receives the additional representation and warranty that as of the initial cut-off date and, with respect to any receivables in any designated additional accounts, as of each date of designation of these additional accounts, each receivable transferred thereunder is an Eligible Receivable. In the event of a breach of any representation and warranty set forth in the transferor receivables purchase agreement which results in the requirement that the depositor accepts retransfer of an ineligible receivable under the transfer and servicing agreement, then the receivables seller will repurchase that ineligible receivable from the depositor on the date of the retransfer.
Under the transferor receivables purchase agreement, the receivables seller also represents and warrants to the depositor that, among other things, as of the date of the transferor receivables purchase agreement and, with respect to any receivables in any designated additional accounts, as of each date of designation of these additional accounts, the transferor receivables purchase agreement constitutes a valid and binding obligation of the receivables seller, and the sale of the receivables thereunder constitutes a valid sale to the depositor of all right, title and interest of the receivables seller in and to the receivables existing in the accounts as of the initial cut-off date and, with respect to any receivables in any designated additional accounts, as of each date of designation of these additional accounts to the Trust Portfolio and in the proceeds of the Trust Portfolio. If the breach of any of the representations or warranties described in this paragraph results in the obligation of the depositor under the transfer and servicing agreement to accept retransfer of the receivables, the receivables seller will repurchase the receivables retransferred to the depositor.
Amendments
The receivables purchase agreements may be amended by the parties thereto without the consent of the noteholders provided that the amendment does not have an Adverse Effect.
Termination
The transferor receivables purchase agreement can be terminated by mutual consent of the parties thereto following termination of the trust agreement. The bank receivables purchase agreement will terminate if (a) the originator and the receivables seller agree to terminate the agreement (but only following dissolution of the issuing entity) or (b) either the originator or seller, or both, as applicable, (i) become insolvent, (ii) fail to pay their debts, (iii) seek the benefit of any debtor relief law, (iv) become a party to any debtor relief law, or (v) become unable to purchase the receivables or perform their obligations under that agreement. In addition, if a receiver or conservator is appointed for the originator or the receivables seller or other bankruptcy, liquidation, insolvency or similar events occur, the originator or the receivables seller, as the case may be, will immediately cease to sell receivables to the depositor and promptly give notice of that event to the depositor, the owner trustee and the indenture trustee, unless the bankruptcy court, receiver or conservator instructs otherwise.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES
Certain Matters Relating to the Transfer of the Receivables
The originator and the receivables seller each represents and warrants that its transfer of receivables is an absolute sale of those receivables. The depositor represents and warrants that its transfer of receivables to the owner trustee is either (i) an absolute sale of those receivables or (ii) the grant of a security interest in those receivables. For a description of the owner trustee’s rights if these representations and warranties are not true, see “Description of the Transfer and Servicing Agreement—Representations and Warranties” in this prospectus. The receivables are “accounts” or “general intangibles” as defined in Article 9 of the UCC as in effect in the state in which the seller of that receivable is located, which would be the state of incorporation for a corporation organized under the laws of a state. Article 9 of the UCC applies to both the absolute transfer of those receivables and the grant of security interest in those receivables. The receivables seller or servicer must file financing statements in favor of the owner trustee to perfect the issuing entity’s interest in those receivables. In this circumstance, the receivables seller or servicer has filed a financing statement, and the servicer will file continuation statements covering the receivables, under the UCC as in effect in Delaware to protect the issuing entity.
Each of the originator, the receivables seller, the depositor, and the owner trustee represents, warrants, and covenants that its transfer of receivables is perfected and free and clear of the lien or interest of any other entity, except for certain permitted liens. If this is not true, the indenture trustee’s interest in the receivables could be impaired, and payments to you could be delayed or reduced. For instance,
•	a prior or subsequent transferee of receivables could have an interest in the receivables superior to the interest of the indenture trustee;

•	a tax, governmental, or other nonconsensual lien that attaches to the property of the originator, the receivables seller, the depositor or the owner trustee could have priority over the interest of the indenture trustee in the receivables;

•	the administrative expenses of a conservator, receiver, or bankruptcy trustee for the originator, the receivables seller, or HSBC Finance could be paid from collections on the receivables before noteholders receive any payments;

•	if insolvency proceedings were commenced by or against HSBC Finance, or if certain time periods were to pass, the indenture trustee may lose any perfected interest in collections held by HSBC Finance and commingled with other funds; and

•	the indenture trustee may not have a perfected interest in receivables arising in additional accounts until the schedule identifying those accounts has been delivered to the indenture trustee.
Certain Matters Relating to Conservatorship, Receivership, and Bankruptcy
The originator is chartered as a national banking association and is regulated and supervised by the Office of the Comptroller of the Currency, which is authorized to appoint the FDIC as conservator or receiver for the originator if certain events occur relating to the originator’s financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for the originator.
The originator treats its transfer of receivables to the receivables seller and to the depositor as a sale. Arguments may be made, however, that any of these transfers constitutes the grant of a security interest under general applicable law. Nevertheless, the FDIC has issued regulations surrendering certain rights under the FDIA, to reclaim, recover, or recharacterize a financial institution’s transfer of financial assets such as the receivables if (i) the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles, (ii) the financial institution received adequate consideration for the transfer, (iii) the parties intended that the transfer constitute a sale for accounting purposes, and (iv) the financial assets were not transferred fraudulently, in contemplation of the financial institution’s insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors. The originator’s transfer of the receivables, and the agreements under which the originator makes those transfers, are intended to satisfy all of these conditions.

If a condition required under the FDIC’s regulations were found not to have been met, however, the FDIC could seek to reclaim, recover, or recharacterize the originator’s transfer of the receivables. The FDIC, moreover, could delay its decision whether to seek to reclaim, recover, or recharacterize the originator’s transfer of the receivables for a reasonable period following its appointment as conservator or receiver for the originator. Therefore, if the FDIC were to reclaim, recover, or recharacterize the originator’s transfer of the receivables, payments to you could be delayed or reduced.
Even if the conditions set forth in the regulations were satisfied and the FDIC did not reclaim, recover, or recharacterize the originator’s transfer of the receivables, you could suffer a loss on your investment if (i) a receivables purchase agreement or the originator’s transfer of the receivables were found to violate the regulatory requirements of the FDIA, (ii) the receivables seller, the depositor, the owner trustee, or the indenture trustee were required to comply with the claims process established under the FDIA in order to collect payments on the receivables, (iii) the FDIC were to request a stay of any action by the receivables seller, the depositor, the owner trustee, or the indenture trustee to enforce a receivables purchase agreement, the transfer and servicing agreement, the indenture, or the notes, or (iv) the FDIC were to repudiate other parts of a receivables purchase agreement.
If the receivables seller, HSBC Finance, or any of their affiliates were to become a debtor in a bankruptcy case, the court could exercise control over the receivables on an interim or a permanent basis. Although steps have been taken to minimize this risk, the receivables seller, HSBC Finance, or any of their affiliates as debtor-in-possession or another interested party could argue that:
•	the receivables seller did not sell the receivables to the depositor but instead borrowed money from the depositor and granted a security interest in the receivables;

•	the depositor and its assets (including the receivables) should be substantively consolidated with the bankruptcy estate of the receivables seller, HSBC Finance, or any of their affiliates; or

•	the receivables are necessary for the receivables seller, HSBC Finance, or any of their affiliates to reorganize.
If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced.
If the receivables seller, HSBC Finance, or any of their affiliates were to enter bankruptcy, moreover, the indenture trustee and the noteholders could be prohibited from taking any action to enforce any receivables purchase agreement or the transfer and servicing agreement against the receivables seller, HSBC Finance, or those affiliates without the permission of the bankruptcy court. Noteholders also may be required to return payments already received if the receivables seller were to become a debtor in a bankruptcy case.
Regardless of any decision made by the FDIC or ruling made by a court, the fact that the originator has entered conservatorship or receivership or that a bankruptcy case has been commenced by or against the receivables seller, HSBC Finance, or their affiliates could have an adverse effect on the liquidity and value of the notes.
In addition, regardless of the terms of any receivables purchase agreement, the transfer and servicing agreement, or the indenture, and regardless of the instructions of those authorized to direct the depositor’s, the owner trustee’s, or the indenture trustee’s actions, the FDIC, as conservator or receiver for the originator or a court overseeing the bankruptcy case of the receivables seller, HSBC Finance, or any of their affiliates, may have the power (i) to prevent or require the commencement of an amortization period or accumulation period, (ii) to prevent, limit, or require the early liquidation of receivables and termination of the issuing entity, or (iii) to require, prohibit, or limit the continued transfer of receivables. Furthermore, regardless of the terms of the transfer and servicing agreement, a bankruptcy court (i) could prevent the appointment of a successor servicer or (ii) could authorize HSBC Finance to stop servicing the receivables or providing administrative services for the depositor or the issuing entity. If any of these events were to occur, payments to you could be delayed or reduced.
Consumer Protection Laws
The relationship of the consumer and the provider of consumer credit is extensively regulated by federal and state consumer protection laws. With respect to credit accounts issued by the originator, the most significant federal laws include the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting, Fair Debt Collection Practices and Graham-Leach-Bliley Acts, and for members of the military on active duty, the

Servicemembers Civil Relief Act. These statutes impose various disclosure requirements either before or when an account is opened, or both, and at the end of monthly billing cycles. In addition, these statutes limit account holder liability for unauthorized use, prohibit particular discriminatory practices in extending credit, regulate practices followed in collections, or regulate the use of account holder information. Account holders are entitled under these laws to have payments and credits applied to the revolving credit accounts promptly and to request prompt resolution of billing errors. Congress and the states may enact new laws and amendments to existing laws to further regulate the consumer revolving credit industry or to reduce finance charges or other fees applicable to credit card accounts.
The issuing entity may be liable for violations of consumer protection laws that apply to the receivables, either as assignee from the depositor with respect to obligations arising before transfer of the receivables to the issuing entity or as the party directly responsible for obligations arising after the transfer. In addition, an account holder may be entitled to assert those violations by way of set-off against the obligation to pay the amount of receivables owing. All receivables that were not created in compliance in all material respects with the requirements of applicable consumer protection laws, if noncompliance has an Adverse Effect, will be reassigned to the depositor. For a discussion of the issuing entity’s rights if the receivables were not created in compliance in all material respects with applicable laws, see “Description of the Transfer and Servicing Agreement—Representations and Warranties of the Depositor’’ in this prospectus.
There have been numerous attempts at the federal, state and local levels to further regulate the credit card industry. Changes in applicable state or federal laws could add limitations on the amount of finance charges and fees related to credit card accounts. If, for example, an interest rate cap were imposed by law at a level substantially lower than the periodic finance charges and fees currently charged on the accounts designated as available for the Trust Portfolio, the decrease in collections of finance charge and administrative receivables could result in an early redemption event and a possible early payment of the notes.
Under the Servicemembers Civil Relief Act, members of the military on active duty who have incurred consumer credit card debt may cap the interest rates on debts incurred before active duty at 6%. This relief remains in effect during the entire period that person is on active duty unless a court finds that person’s ability to pay has not been materially affected by military service. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual’s rights would be prejudiced by denial of a stay.
Impact of Bankruptcy Reform Law
The Bankruptcy Abuse Prevention and Consumer Protection Act of 2005 (the “Bankruptcy Reform Law”) was signed into law on April 20, 2005, and generally became effective on October 17, 2005. The Bankruptcy Reform Law extensively amends the United States Bankruptcy Code and is widely viewed as making it more difficult for individual debtors to discharge debts in bankruptcy. The credit card industry experienced an accelerated level of bankruptcy filings during the period immediately preceding October 17, 2005, as individuals took advantage of at the more favorable provisions in the United States Bankruptcy Code before such provisions were repealed.
Application of federal and state bankruptcy and debtor relief laws would affect the interests of the noteholders if those laws result in any receivables being charged-off as uncollectible. See “Description of the Notes—Defaulted Amount; Investor Charge-Offs” in this prospectus.
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
General
The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of the notes offered by this prospectus. Additional federal income tax considerations relevant to a particular series may be set forth in the prospectus supplement. The following summary has been prepared and reviewed by McDermott Will & Emery LLP as special tax counsel to the issuing entity. The summary is based on the Code, and existing final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary is addressed only to original purchasers of the notes, deals only with notes held as capital assets within the meaning of Section 1221 of the Code and, except as specifically set forth below, does not address tax considerations that may be relevant to all categories of investors, some of which may be subject to special rules, such as holders who are not citizens or residents of the United States, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, or investors holding the notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle or persons subject to other special tax regimes. This discussion does not purport to discuss every relevant technical aspect of applicable United States federal income tax provisions. This discussion does not address the tax consequences to holders of strip notes because the applicable tax provisions depends on the specific characteristics of such notes. The applicable tax consequences to holders of strip notes will be addressed in the relevant prospectus supplement. Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of interests in a noteholder. In connection with the issuance of each series of notes, special tax counsel will deliver an opinion that the following summary of material United States federal income tax consequences, to the extent it constitutes matters of law of legal conclusions with respect thereto, is correct in all material respects. An opinion of special tax counsel, however, is not binding on the Internal Revenue Service, referred to as the “IRS”, or the courts, and no ruling on any of the issues discussed below will be sought from the IRS. Further, such opinion, as well as the opinions set forth below, are subject to certain assumptions, conditions, and qualifications as set forth therein, and to finalization of documents including those which are exhibits to the registration statement of which this prospectus forms a part in a form which is satisfactory to special tax counsel and which is not inconsistent with the descriptions in the body of this prospectus and the related prospectus supplement. Moreover, there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the notes described in this prospectus. Accordingly, persons considering the purchase of notes should consult their own tax advisors with regard to the United States federal income tax consequences of an investment in the notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.
Tax Characterization of the Issuing Entity and the Notes
Treatment of the Issuing Entity as an Entity Not Subject to Tax.
In connection with the issuance of each series of notes, special tax counsel will deliver an opinion that, although there is no governing authority addressing transactions that are closely comparable to the issuance of the notes by the issuing entity, the issuing entity will not be classified as an association or as a publicly traded partnership taxable as a corporation for United States federal income tax purposes and accordingly the issuing entity will not be subject to United States federal income tax. However, as discussed above, this opinion is not binding on the IRS and no assurance can be given that this characterization will prevail.
The precise tax characterization of the issuing entity for United States federal income tax purposes is not certain. It might be viewed as merely holding assets on behalf of the depositor as collateral for notes issued by the depositor. On the other hand, the issuing entity could be viewed as a separate entity for tax purposes issuing its own notes. This distinction, however, should not have a significant tax effect on noteholders except as stated below under “Possible Alternative Characterizations.”
Treatment of the Notes as Debt.
In connection with the issuance of each series of notes, special tax counsel will deliver an opinion that, although there is no governing authority addressing the classification of securities similar to the notes, the notes will be characterized as debt for United States federal income tax purposes. Additionally, the issuing entity will agree by entering into the indenture, and the noteholders will agree by their purchase and holding of notes, to treat the notes as debt for United States federal income tax purposes.
Possible Alternative Characterizations.
If, contrary to the opinion of special tax counsel, the IRS successfully asserted that a series or class of notes did not represent debt for United States federal income tax purposes, those notes might be treated as equity interests in the issuing entity or some other entity for such purposes. If so treated, investors could be treated for such purposes as partners in a partnership or, alternatively, as shareholders in a taxable corporation. Treatment of a noteholder as a partner could have adverse tax consequences to some holders; for example, income to non-U.S. persons generally would be subject to United States federal income tax and United States federal income tax return filing and withholding requirements, and individual noteholders might be subject to limitations on their ability to deduct their share of partnership expenses. If notes instead were treated as corporate stock, the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity, and any increase in the corporate tax imposed with respect to such corporation could materially reduce cash available to make payments on the notes; further, noteholders might not be entitled to any dividends received deduction in respect of payments of interest on notes treated as dividends. In addition, even if the notes are treated as debt, the issuing entity is also able to issue other securities which may be treated as debt or as equity interests in the issuing entity. The issuance of those securities requires the delivery of a new opinion of counsel generally to the effect that issuance of those securities will not cause the issuing entity to become taxable as a separate entity for United States federal income tax purposes; however, any new opinion would not bind the IRS, and the issuing entity could become taxable as a corporation as a result of the issuance of those securities, potentially diminishing cash available to make payments on the notes. Prospective investors should consult with their own tax advisors with regard to the consequences of each possible alternative characterization to them in their particular circumstances; the following discussion assumes that the characterization of the notes as debt is correct.
Consequences to Holders of Notes
Interest and Original Issue Discount.
In general, stated interest on a note will be includible in gross income as it accrues or is received in accordance with a noteholder’s usual method of tax accounting. If a class of notes is issued with original issue discount, the provisions of sections 1271 through 1273 and 1275 of the Code will apply to those notes. Under those provisions, a holder of a note with original issue discount, including a cash basis noteholder, generally would be required to include the original issue discount on a note in income for United States federal income tax purposes on a constant yield basis, resulting in the inclusion of original issue discount in income in advance of the receipt of cash attributable to that income. In general, a note will be treated as having original issue discount to the extent that its “stated redemption price” exceeds its “issue price,” if that excess equals or exceeds 0.25 percent multiplied by the weighted average life of the note, determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment. Under section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no Treasury regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of original issue discount and could have other consequences to noteholders. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a note is “unconditionally payable” and hence that all of the interest payable on a note should be included in the note’s stated redemption price at maturity. If sustained, that treatment should not significantly affect tax liabilities for most holders of the notes, but prospective noteholders should consult their own tax advisors concerning the impact to them in their particular circumstances. The issuing entity intends to take the position that interest on the notes constitutes “qualified stated interest” and that the above consequences do not apply.
Market Discount.
A holder of a note who purchases an interest in a note at a discount that exceeds any original issue discount not previously includible in income may be subject to the “market discount” rules of Sections 1276 through 1278 of the Code. Generally, unless a noteholder elects under section 1278(b) of the Code to include market discount in income as it accrues, any principal payment or any gain on disposition of a note will be treated as ordinary income to the extent that it does not exceed any accrued market discount at the time of such payment or disposition. If a noteholder makes an election under section 1278(b) of the Code to include market discount in income as it accrues, such election will generally apply to all debt instruments acquired by the noteholder as of the beginning of the year in which election first applies and in any subsequent year. The election may be revoked only with the consent of the IRS.
If a noteholder incurs or continues indebtedness to purchase or hold notes with market discount, the note holder may be required to defer a portion of the interest deductions attributable to any such indebtedness until the corresponding amount of market discount is included in income. If a noteholder elects to include market discount in income on a current basis as it accrues, the interest deferral rule described above will not apply.
Market Premium.
A purchaser of a note that purchases a note for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that note in the amount of such excess. Such a noteholder is not required to include in income any remaining original issue discount with respect to such note and may elect to amortize the premium in accordance with the provisions of section 171 of the Code. If a noteholder makes this election, the amount of any interest payments that must be included in income for each period will be reduced by the premium allocable to such period based on a constant yield to maturity basis. The election may be revoked only with the consent of the IRS.
Disposition of the Notes; Defeasance.
Upon the sale, exchange or retirement of a note, a noteholder generally will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition, other than amounts attributable to accrued interest, and the holder’s adjusted tax basis in the note. A noteholder’s adjusted tax basis in a note generally will equal the cost of the note to the holder, increased by any market or original issue discount previously included in income by the holder with respect to the note, and decreased by the amount of any bond premium previously amortized and any payments of principal or original issue discount previously received by the holder with respect to such note. Any gain or loss generally will be capital gain or loss, except to the extent of accrued market discount not previously included in income, and will be long-term capital gain or loss if at the time of disposition the note has been held for more than one year.
Foreign Holders.
Under United States federal income tax law now in effect, payments of interest by the issuing entity to a holder of a note who, as to the United States, is a nonresident alien individual or a foreign corporation, or is an estate or trust that lacks certain essential contacts with the United States (a “foreign person”) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person
(1) is not for United States federal income tax purposes
(a) actually or constructively a “10 percent shareholder” of the depositor or the issuing entity,
(b) a “controlled foreign corporation” with respect to which the depositor or the issuing entity is a “related person” within the meaning of the Code, or
(c) a bank extending credit under a loan agreement entered into in the ordinary course of its trade or business, and
(2) provides the person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement, on IRS Form W-8BEN or a substitute form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person’s name, address and other specified information.
If a note is held through a securities clearing organization or other financial institutions, as is expected to be the case unless definitive notes are issued, the organization or institution may provide the relevant signed statement generally to the withholding agent; in that case, however, the signed statement generally must be accompanied by an IRS Form W-8BEN or substitute form provided by the foreign person that beneficially owns the note. If interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated under an applicable tax treaty or interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.
Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax; provided that
(1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and

(2) in the case of an individual foreign person, the individual is not present in the United States for 183 days or more in the taxable year.
Noteholders should consult their tax advisors regarding the procedures whereby they may establish an exemption from withholding.
Backup Withholding and Information Reporting.
Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of a note, may be subject to “backup withholding” tax under Section 3406 of the Code if a recipient of such payments fails to furnish to the payor particular identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient’s United States federal income tax, provided appropriate proof is provided under rules established by the IRS. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to some exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the IRS concerning payments of interest and original issue discount and proceeds of retirement or disposition, unless an exemption applies. Prospective investors in the notes should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting and the procedure for obtaining such an exemption.
The United States federal income tax discussion set forth above is included for general information only, may not be applicable depending upon a holder’s particular tax situation, and does not purport to address the issues described with the degree of specificity that would be provided by a taxpayer’s own tax advisor. Prospective purchasers should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes and the possible effects of changes in federal tax laws.
State, Local and Foreign Tax Consequences
The discussion above does not address the taxation of the issuing entity or the tax consequences of the purchase, ownership or disposition of an interest in the notes under any state, local or foreign tax law. Each investor should consult its own tax adviser regarding state, local and foreign tax consequences.
ERISA CONSIDERATIONS
Subject to the considerations described under this heading and in the prospectus supplement, the notes may be purchased by, on behalf of, or with “plan assets” of any employee benefit or other plan that is subject to ERISA or Section 4975 of the Code (each, a “Plan”). Plan fiduciaries should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan’s particular circumstances before authorizing an investment of a portion of the Plan’s assets in the notes. Accordingly, among other factors, Plan fiduciaries should consider whether the investment:
(1) satisfies the diversification requirement of ERISA or other applicable law,
(2) is in accordance with the Plan’s governing instruments, and
(3) is prudent in light of the “Risk Factors” and other factors discussed in this prospectus.
Any Plan fiduciary that proposes to cause a Plan to acquire any of the notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of the notes. See “ERISA Considerations” in the prospectus supplement.
Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these “prohibited transaction” rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Code for such persons, unless a statutory or administrative exemption is available.

Transactions involving the issuing entity could constitute prohibited transactions under ERISA and/or the Code for a Plan that purchases any of the notes if the underlying assets held in the issuing entity are deemed to be “plan assets” of the Plan. The U.S. Department of Labor Regulations set forth at 29 C.F.R. Section 2510.3-101 (the “Plan Asset Regulations”) defines the term “plan assets” for purposes of applying the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, when a plan acquires an “equity interest” in another entity, the underlying assets of that entity may be considered to be plan assets unless certain exceptions apply. The Plan Asset Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.” Although there is no other applicable authority, unless otherwise indicated in the prospectus supplement, it is anticipated that the notes should be treated as indebtedness and should not be treated as having substantial equity features. Under this anticipated treatment, the acquisition of notes by a Plan should not cause the issuing entity to hold assets of the Plan.
In addition to the foregoing, the originator, depositor, underwriters, servicer, indenture trustee, owner trustee or any of their affiliates may be considered or may become parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding of the notes by or on behalf of a Plan may be considered to give rise to a prohibited transaction within the meaning of ERISA and/or Section 4975 of the Code, unless an administrative exemption is available.
Some employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and most church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the notes without regard to the ERISA considerations described herein, subject to the provisions of other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.
PLAN OF DISTRIBUTION
Subject to the terms and conditions set forth in an underwriting agreement to be entered into with respect to each series of notes, the depositor will cause the notes to be sold by the issuing entity to each of the underwriters named in that underwriting agreement and in the prospectus supplement, and each of those underwriters will severally agree to purchase from the issuing entity, the principal amount of notes set forth in that underwriting agreement and in the prospectus supplement, subject to proportional adjustment on the terms and conditions set forth in the related underwriting agreement in the event of an increase or decrease in the aggregate amount of notes offered by this prospectus and by the prospectus supplement.
In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in that underwriting agreement, to purchase all the notes offered by this prospectus and by the prospectus supplement if any of those notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in particular circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
Each prospectus supplement will set forth the price at which each series of notes or class being offered initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of those notes. After the initial public offering, the public offering price and such concessions may be changed.
Each underwriting agreement will provide that the depositor will indemnify the related underwriters against some liabilities, including liabilities under the Securities Act.
The place and time of delivery for any series of notes in respect of which this prospectus is delivered will be set forth in the prospectus supplement.
LEGAL MATTERS
Legal matters relating to the issuance of the notes will be passed upon for the depositor by Patrick D. Schwartz, Vice President, Deputy General Counsel—Corporate and Assistant Secretary of HSBC Finance and McDermott Will & Emery LLP. Legal matters relating to the federal tax consequences of the issuance of the notes will be passed upon for the depositor by McDermott Will & Emery LLP. Legal matters relating to the issuance will be passed upon for the underwriters by Mayer, Brown, Rowe & Maw LLP. As of the date of this prospectus, Mr.

Schwartz is a full-time employee and officer of HSBC Finance and beneficially owns, and holds options to purchase, shares of common stock of HSBC Holdings, plc.
REPORTS TO NOTEHOLDERS
The servicer will prepare monthly and annual reports that will contain information about the issuing entity. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. No financial reports will be sent to you. See “Description of the Notes—Book-Entry Registration,” “—Reports to Noteholders” and “Description of the Transfer and Servicing Agreement—Evidence of Compliance” in this prospectus. The servicer will make the foregoing reports (and, at its option, any additional files containing the same information in an alternative format) available to the noteholders each month via its Internet website, which is currently www.hsbcusa.com/hsbc_finance/abs.
WHERE YOU CAN FIND MORE INFORMATION
The depositor, as originator of the issuing entity, filed with the Commission a registration statement, Registration Statement 333- 134419 under the Securities Act, relating to the notes being offered pursuant to this prospectus. This prospectus is part of the registration statement, but the registration statement includes additional information.
Information relating to the issuing entity and the notes offered by this prospectus and the prospectus supplements will be periodically filed with the Commission. This information will include the definitive legal documents used for each issuance. For the period of time that the issuing entity is subject to the reporting requirements for the Exchange Act, the servicer will file for the issuing entity annual reports on Form 10-K, distribution reports on Form 10-D, any current reports on Form 8-K, and any amendments to those reports with the Commission. In addition, financial information relating to a provider of credit enhancement, if not included in the prospectus supplement, may also be incorporated by reference. All of this information will be incorporated by reference into the registration statement of which this prospectus is a part, which means, among other things, that those items are considered to be a part of this registration statement for purposes of the federal securities laws. This information will be publicly available through the Commission.
You may read and copy any reports, statements or other information the servicer files on behalf of the issuing entity at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at (800) SEC-0330 for further information on the operation of the public reference rooms. The Commission filings relating to the issuing entity are also available to the public on the Commission’s website (http://www.sec.gov).
The Commission allows us to “incorporate by reference” information filed with the Commission on behalf of the issuing entity, which means that important information can be disclosed to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information filed later with the Commission, on behalf of the issuing entity, will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. Any future annual, monthly and special Commission reports and proxy materials filed by or on behalf of the issuing entity will be incorporated by reference until the offering of the notes has been terminated.
The servicer will post the reports required by the Exchange Act on its website located at www.hsbcusa.com/hsbc_finance/abs as soon as reasonably practicable after such reports are filed with the Commission. If not posted on the servicer’s website, you may request a copy of any document incorporated by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by writing or calling us at: HSBC Receivables Funding Inc. I, 1111 Town Center Drive, Las Vegas, Nevada 89144. Its telephone number is (702) 243-1341.

GLOSSARY
“Addition Date” means:
(1) with respect to Aggregate Addition Accounts and Automatic Additional Accounts, the date from and after which such Aggregate Addition Accounts and Automatic Additional Accounts are to be included as accounts; and
(2) with respect to participations, the date from and after which such participations are to be included as assets of the issuing entity.
“Adjusted Invested Amount” means with respect to any series, for any date of determination, an amount equal to:
(1) the Invested Amount as of that date; minus
(2) the amount on deposit in the principal funding account for that date.
“Adjusted Principal Balance” means an amount equal to the greater of:
(1) the sum of (a) the total amount of Principal Receivables in pool one as of the close of business on the last day of the immediately preceding Due Period, and (b) the principal amount on deposit in the special funding account with respect to pool one as of the close of business on the last day of the immediately preceding Due Period (or with respect to the first Due Period, the Cut-Off Date); and
(2) the sum of the numerators used to calculate the Investor Percentages for all outstanding series in the designated pool of notes for allocations with respect to Principal Receivables, Finance Charge and Administrative Receivables or Defaulted Amounts, as applicable, as of the date as to which that determination is being made;
provided, however, that with respect to any Due Period in which an Addition Date for an Aggregate Addition or a removal date occurs, the amount in clause (1)(a) above shall be the sum of the amounts for each day in that Due Period computed as follows and divided by the number of days in that Due Period:
(A) the aggregate amount of Principal Receivables in the designated pool as of the close of business on the last day of the prior Due Period, for each day in the period from and including the first day of such Due Period to and including the last day of such Due Period; and
(B) the aggregate amount of Principal Receivables added or removed on the related additional cut-off date or removal date, as the case may be, for each day in the period from and including the related additional cut-off date or removal date to and including the last day of that Due Period.
“Adverse Effect” means any action, the result of which:
(1) causes an Amortization Event, an Event of Default or any other event set forth in the related indenture supplement; or
(2) materially and adversely affects the amount or timing of payments to be made to the noteholders of any series or class.
“Aggregate Addition” means any participations to be included as trust assets or any Eligible Accounts, other than Automatic Additional Accounts, designated to be included as accounts after the initial selection date.
“Aggregate Addition Accounts” are Eligible Accounts designated to be included as accounts.
“Amortization Event” means, with respect to all series issued by the issuing entity, the occurrence of any of the following events:

(1) bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the depositor, including any additional transferor;
(2) the depositor is unable for any reason to transfer receivables to the issuing entity in accordance with the provisions of the transfer and servicing agreement;
(3) the issuing entity becomes subject to regulation as an “investment company” within the meaning of the Investment Company Act of 1940, as amended; or
(4) any other Amortization Event specified in the related prospectus supplement.
“Automatic Additional Accounts” means each revolving credit account designated as available to the issuing entity delivered to the issuing entity by the transferor pursuant to the transfer and servicing agreement.
“Available Investor Finance Charge and Administrative Collections” means, for any Due Period, an amount equal to the sum of:
(1) the Investor Finance Charge and Administrative Collections deposited in the collection account for that Due Period;
(2) an amount equal to the Principal Funding Investment Proceeds, if any, for the related distribution date; and
(3) amounts, if any, to be withdrawn from the reserve account which are required to be included in Available Investor Finance Charge and Administrative Collections under the indenture supplement for the related distribution date.
“Available Investor Principal Collections” means, for any Due Period, an amount equal to the sum of:
(1) the Investor Percentage of collections of Principal Receivables received during that Due Period; minus the amount of Subordinated Principal Collections for that Due Period;
(2) any Shared Principal Collections from other principal sharing series in principal sharing group one allocated to a series;
(3) any Refunding Proceeds; and
(4) any other amounts treated as Available Investor Principal Collections for the related distribution date.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commission” means the Securities and Exchange Commission.
“Controlled Accumulation Period” means the period during which principal is accumulated in specified amounts per month and paid on an expected principal payment date. The Controlled Accumulation Period will commence at the close of business on the date or dates specified in the prospectus supplement and ends when any of the following occur:
(1) the series or class is paid in full; or
(2) the Early Amortization Period or Early Accumulation Period starts.
“Controlled Amortization Period” means the period during which principal is paid in fixed amounts at scheduled intervals. The Controlled Amortization Period will commence at the close of business on the date or dates specified in the prospectus supplement and ends when any of the following occur:
(1) the series or class is paid in full; or
(2) the Early Amortization Period or Early Accumulation Period starts.

“Defaulted Amount” means, for any Due Period, an amount, but not less than zero, equal to:
(1) the amount of Principal Receivables which became defaulted receivables in such Due Period, minus
(2) the amount of any defaulted receivables of which the depositor or the servicer became obligated to accept reassignment or assignment, as described under “Description of the Transfer and Servicing Agreement—Representations and Warranties of the Depositor—Regarding the Accounts and the Receivables.”
“Discount Option” means the depositor’s option to designate at any time all or any specified portion of Principal Receivables existing on and after a Discount Option Date to be treated as Finance Charge and Administrative Receivables.
“Discount Option Date” means each date that may be designated pursuant to the transfer and servicing agreement.
“Discount Option Receivables” means any Principal Receivables designated by the depositor to be treated as Finance Charge and Administrative Receivables.
“Discount Percentage” means the percentage designated by the depositor, which may be a fixed or variable percentage.
“Due Period” means the period from and including the first day of a calendar month to and including the last day of that calendar month.
“Early Accumulation Period” means the period during which principal is accumulated in varying amounts each month based on the amount of Principal Receivables collected following an Amortization Event. The Early Accumulation Period for a series or class starts on the day an Amortization Event occurs and ends when any of the following occurs:
(1) the series or class is paid in full; or
(2) an expected principal payment date.
“Early Amortization Period” means the period during which principal is paid in varying amounts each month based on the amount of Principal Receivables collected following an Amortization Event. The Early Amortization Period for a series or class starts on the first day of the Due Period in which an Amortization Event shall have occurred or, if the servicer is required to make daily deposits in the collection account, on the day such Amortization Event is deemed to have occurred and ends when any of the following occurs:
(1) the series or class is paid in full; or
(2) the scheduled maturity date.
“Eligible Account” has the meaning set forth on page 55 of this prospectus.
“Eligible Institution” means:
(1) (a) a depository institution, which may include the owner trustee or the indenture trustee;

(b) an entity organized under the laws of the United States or any one of the states of the United States, including the District of Columbia, or any domestic branch of a foreign bank; and
(c) which at all times is a member of the FDIC and has either a long-term unsecured debt rating or a short-term rating in the highest rating category of Standard & Poor’s, Moody’s and, if rated by Fitch, of Fitch or such other rating category acceptable to the rating agency; or
(2) any other institution acceptable to each rating agency selected by the depositor to rate a series or class of notes.
“Eligible Investments” means instruments, investment property or other property with respect to any of the following (but does not include any security issued by or obligations of HSBC Receivables Acquisition Company I):
(1) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;
(2) demand deposits, time deposits or certificates of deposit, having original maturities of no more than 365 days, of depository institutions or trust companies incorporated under the laws of the United States or any state of the United States, including the District of Columbia, or domestic branches of foreign banks, and subject to supervision and examination of federal or state banking or depository institution authorities; provided that at the time of the issuing entity’s investment or contractual commitment to invest, the short-term debt rating of that depository institution or trust company shall be in the highest rating category of Standard & Poor’s, Moody’s and, if rated by Fitch, of Fitch or such other rating category acceptable to the rating agency;
(3) commercial paper, having original or remaining maturities of no more than 30 days, having, at the time of the issuing entity’s investment or contractual commitment to invest, a rating in the highest rating category of Standard & Poor’s, Moody’s and, if rated by Fitch, of Fitch, or such other rating satisfactory to the rating agency;
(4) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the trust’s investment, a rating in the highest rating category of Standard & Poor’s, Moody’s and, if rated by Fitch, of Fitch, or such other rating satisfactory to the rating agency;
(5) bankers’ acceptances, having original maturities of no more than 365 days, issued by any depository institution or trust company referred to in clause (2) above;
(6) money market funds having, at the time of the trust’s investment, a rating in the highest rating category of Standard & Poor’s, Moody’s and, if rated by Fitch, of Fitch, or such other rating satisfactory to the rating agency, including funds for which the indenture trustee or any of its affiliates is investment manager or advisor;
(7) (x) time deposits, having maturities not later than the next distribution date, other than those referred to in clause (4) above, with a person whose commercial paper has a credit rating satisfactory to Standard & Poor’s, Moody’s and, if rated by Fitch, of Fitch; or (y) notes which are payable on demand by HSBC Finance Corporation if HSBC Finance Corporation has, at such time of investment, a commercial paper or rating of not less than A-1 by Standard & Poor’s, P-1 by Moody’s and F1 by Fitch (or such other rating satisfactory to the rating agency); or
(8) any other investment upon receipt of written confirmation from each rating agency that the additional form of investment will not result in a reduction or withdrawal of its rating of any outstanding series or class.
“Eligible Receivable” has the meaning set forth on page 56 of this prospectus.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Excess Finance Charge and Administrative Collections” means Investor Finance Charge and Administrative Collections, and other amounts treated like Finance Charge and Administrative Collections, in excess of the amount required to make payments or deposits for a series.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Events of Default” has the meaning set forth on page 47 of this prospectus.
“Finance Charge and Administrative Receivables” means all amounts billed to the obligors on any account in respect of all periodic rate finance charges, cash advance fees, annual membership fees and annual service charges, late fees, overlimit fees, Discount Option Receivables and any other fees with respect to the accounts designated by the depositor at any time and from time to time to be included as Finance Charge and Administrative Receivables. Finance Charge and Administrative Receivables shall also include the interest portion of participations, as shall be determined pursuant to the applicable participation interest supplement or indenture supplement for any series.
“Foreign Person” means any holder of a note who, as to the United States, is a nonresident alien individual or a foreign corporation.
“Invested Amount” for a series on any date will be equal to:
(1) the initial outstanding principal amount of that series of notes as of the related closing date for that series; minus
(2) the amount of principal paid to the related noteholders prior to that date; minus
(3) the amount of unreimbursed Investor Charge-Offs and unreimbursed subordinated principal collections with respect to that series prior to that date.
If so specified in the prospectus supplement relating to any series of notes, under limited circumstances the Invested Amount may be further adjusted by funds on deposit in any specified account, and any other amount specified in the prospectus supplement.
“Investor Charge-Offs” means with respect to any series the excess of the Investor Default Amount for that series over the amount available to reimburse such Investor Default Amount described in the prospectus supplement.
“Investor Default Amount” means, for any date of determination, an amount equal to the product of:
(1) the Investor Percentage for the related Due Period; and
(2) the Defaulted Amount for the related Due Period.
“Investor Finance Charge and Administrative Collections” means, for any Distribution Date, an amount equal to the product of:
(1) the Investor Percentage for the related Due Period; and
(2) collections of Finance Charge and Administrative Receivables deposited in the collection account for the related Due Period.
“Investor Percentage” means for any class or series of notes, the Investor Percentage calculated as described in the related prospectus supplement.
“Monthly Servicing Fee” means, for any Distribution Date, an amount equal to one-twelfth of the product of:
(1) the Servicing Fee Rate;
(2) the Floating Investor Percentage for the related Due Period; and

(3) the total amount of Principal Receivables as of the close of business on the last day of the immediately preceding Due Period, excluding the principal portion of participations;
provided, however, that with respect to any Due Period in which an Addition Date for an Aggregate Addition or a removal date occurs, the amount in clause (3) above shall be the sum of the amounts for each day in that Due Period computed as follows and divided by the number of days in that Due Period:
(A) the aggregate amount of Principal Receivables, excluding the principal portion of participations, as of the close of business on the last day of the prior Due Period, for each day in the period from and including the first day of such Due Period and including the last day of such Due Period; and
(B) the aggregate amount of Principal Receivables, excluding the principal portion of participations, added to or removed on the related additional cut-off date or removal date, as the case may be, for each day in the period from and including the related additional cut-off date or removal date to and including the last day of that Due Period.
“Partial Amortization SFA Amounts” means the amount withdrawn from the special funding account and applied to one or more outstanding series of notes to prevent those series from experiencing an Amortization Event based upon insufficiency of yield.
“Paying Agent” means the indenture trustee, acting as the initial paying agent, together with any successor to the indenture trustee acting in that capacity, and any entity specified in an indenture supplement to act in that capacity for the related series.
“Plan” means any of the following: employee benefit plans and other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and most collective investment funds or insurance company general or separate accounts in which the plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code.
“Portfolio Yield” means with respect to any Due Period, the annualized percentage equivalent of a fraction the numerator of which is equal to the collections of Finance Charge and Administrative Receivables during that Due Period calculated on a cash basis, after subtracting therefrom the Defaulted Amount with respect to that Due Period and the denominator of which is the sum of total amount of Principal Receivables plus the amount on deposit in the special funding account each as of the last day of the immediately preceding Due Period.
“Prefunding Period” means the period from the series’ closing date to the earlier of:
(1) the date the series’ Invested Amount equals the principal amount of that series of notes; and
(2) the date specified in the related prospectus supplement; provided that the Prefunding Period shall not exceed one year.
“Principal Receivables” means all receivables other than Finance Charge and Administrative Receivables or Defaulted Receivables; provided, however, that after a specified Discount Option Date, Principal Receivables shall mean Principal Receivables as otherwise determined pursuant to this definition minus the amount of any Discount Option Receivables. Principal Receivables shall also include the principal portion of participations as determined pursuant to the applicable participation interest supplement or indenture supplement for any series. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the accounts on such day.
“Principal Shortfalls” means any scheduled or permitted principal distributions to noteholders and deposits to principal funding accounts, if any, for any series in principal sharing group one which have not been covered out of the collections of Principal Receivables allocable to such series in principal sharing group one and other amounts for those series.
“Qualified Account” means either a segregated account established with the corporate trust department of a Securities Intermediary or a segregated account with a Securities Intermediary that is an Eligible Institution.

“Rating Agency Condition” means, with respect to any action, the condition that each rating agency indicates in writing that such action will not result in a reduction or withdrawal of the then-existing rating of any outstanding series or class with respect to which it is a rating agency.
“Recoveries” means amounts received on previously charged-off receivables, net of expenses, as determined by the servicer.
“Refunding Proceeds” means with respect to any distribution date, to the extent specified by the depositor, (i) any proceeds of the issuance of a new series of notes, (ii) any increase in the note principal balance of an existing series of notes, and/or (iii) any other funds of the depositor.
“Required Delivery Date” means:
(1) on or prior to the closing date in the case of the initial accounts;
(2) the date that is five business days after the applicable Addition Date, in the case of an Aggregate Addition;
(3) the distribution date on which the opinion of counsel is required to be delivered as described above, in the case of Automatic Additional Accounts; and
(4) the date that is five business days after the applicable date of removal, in the case of removed accounts.
“Required Minimum Principal Balance” means unless otherwise described in the prospectus supplement relating to a series having a paired series, with respect to any date:
(1) the sum of the Series Adjusted Invested Amounts for each series outstanding on such date; plus
(2) the Required Transferor Amount; minus
(3) the amount on deposit in the special funding account.
“Required Transferor Amount” means the product of the required Transferor Percentage and the aggregate Series Adjusted Invested Amounts of all series outstanding.
“Revolving Period” means, with respect to a series, a period during which the trust will not pay or accumulate principal for payment to the noteholders of that series. The Revolving Period for a series begins on the closing date described in the applicable prospectus supplement and ends at the start of an amortization period or an accumulation period.
“Securities Act” means the Securities Act of 1933, as amended.
“Securities Intermediary” means Wells Fargo Bank, National Association or any other entity which is a person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity and which is also a depository institution organized under the laws of the United States or any one of the states of the United States, including the District of Columbia, or any domestic branch of a foreign bank, and having a credit rating from each rating agency in one of its generic credit rating categories which signifies investment grade.
“Series Adjusted Invested Amount” means, with respect to any series, the invested amount specified for a series, adjusted as provided in the indenture supplement for such series.
“Servicer Default” has the meaning set forth on page 61 of this prospectus.
“Servicing Fee Rate” means 2% per annum or the lesser percentage as may be specified by the servicer and which, in the reasonable belief of the servicer, will not result in an Adverse Effect.

“Special Funding Account Balance” means the balance held in the special funding account.
“Tax Opinion” means, with respect to any action, an opinion of counsel to the effect that, for federal income tax purposes:
(1) such action will not adversely affect the tax characterization as debt of the notes of any outstanding series or class that were characterized as debt at the time of their issuance; and
(2) such action will not cause the issuing entity to be deemed to be an association (or publicly traded partnership) taxable as a corporation.
“Transferor Amount” means on any date of determination, an amount equal to the sum of:
(1) the total amount of Principal Receivables at the end of the day immediately prior to such date of determination; plus
(2) the amount on deposit in the special funding account at the end of the day immediately prior to such date of determination; minus
(3) the aggregate Series Adjusted Invested Amounts of all series of notes issued and outstanding on that date of determination.
“Transferor Percentage” means, on any date of determination, a percentage equal to:
(1) 100%; minus
(2) the total investor percentages for all outstanding series.
“Trust Portfolio” means the credit card receivables owned by the issuing entity.
“Trust Termination Date” means the earlier of:
(1) at the option of the depositor, the day on which the right of all series of notes to receive payments from the issuing entity has terminated; and
(2) dissolution of the issuing entity in accordance with applicable law.
“Zero Balance Account” means an account which, according to the servicer’s records, has had a balance of zero for a period of at least 180 days or such other period of time in accordance with the servicer’s or the originator’s credit guidelines.

HSBC Credit Card Master Note Trust (USA) I
Issuing Entity
HSBC Receivables Funding Inc. I
Depositor
Series 2006-[  ]
$[              ]
Class A Floating Rate Asset Backed Notes
$[                     ]
Class B Floating Rate Asset Backed Notes
$[                     ]
Class C Floating Rate Asset Backed Notes

Prospectus

Underwriters of the Series 2006-[ ] Notes
[          ]
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.
We are not offering the notes in any state where the offer is not permitted.
We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.
Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement all dealers selling the notes will deliver a prospectus supplement and prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder, other than underwriting discounts and commissions.

Registration Fee	$481,500
Printing and Engraving Expenses	300,000
Trustee’s Fees and Expenses	40,000
Legal Fees and Expenses	2,000,000
Accountants’ Fees and Expenses	400,000
Blue Sky Fees and Expenses	60,000
Rating Agency Fees	2,700,000
Miscellaneous Expenses	18,500

Total	6,000,000

Item 15.	Indemnification of Directors and Officers.
The General Corporation Law of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes said corporation to buy directors’ and officers’ liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.
The Certificate of Incorporation of HSBC Receivables Funding Inc. I provides for indemnification to the fullest extent permitted by the General Corporation Law of Delaware of directors, officers and employees of HSBC Receivables Funding Inc. I and also to persons who are serving at the request of HSBC Receivables Funding Inc. I as directors, officers or employees of another corporation.
Article VIII of the Amended and Restated Certificate of Incorporation of HSBC Finance Corporation provides for indemnification to the fullest extent permitted by the General Corporation Law of Delaware for the legal representatives and for the directors, officers and employees of HSBC Finance Corporation and also to persons who are serving at the request of HSBC Finance Corporation as directors, officers or employees of other corporations, including subsidiaries such as HSBC Receivables Funding Inc. I. HSBC Finance Corporation has purchased liability policies which indemnify HSBC Receivables Funding Inc. I’s officers and directors against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions as set forth in the policies.
Pursuant to agreements which HSBC Receivables Funding Inc. I may enter into with underwriters or agents, forms of which are included as exhibits to this Registration Statement, officers and directors of HSBC Receivables Funding Inc. I, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against some liabilities, including liabilities under the Securities Act, arising from information which has been furnished to HSBC Receivables Funding Inc. I by such underwriters or agents that appear in the Registration Statement or any Prospectus.

Item 16.	Exhibits.
(a) Exhibits.

1	Form of Underwriting Agreement*

3.1	Certificate of Incorporation of HSBC Receivables Funding Inc. I (“HRFI I”) (Incorporated by reference from Exhibit 3.1 to the Registration Statement on Form S-3 of the issuing entity and HRFI I (Nos. 333-38036 and 333-38036-01))*

3.2	Amendment No. 1 to Certificate of Incorporation of HRFI I*

4.1	Second Amended and Restated Indenture, dated as of June 30, 2006, between Wilmington Trust Company, as owner trustee (the “Owner Trustee”) of HSBC Credit Card Master Note Trust (USA) I, as issuer, and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”)*

4.2	Form of Indenture Supplement, including form of Notes*

4.3	Second Amended and Restated Trust Agreement, dated as of June 30, 2006, between HRFI I and Owner Trustee*

5	Opinion of Patrick D. Schwartz, Esq., Deputy General Counsel— Corporate Law of HSBC Finance Corporation*

8	Opinion of McDermott Will & Emery LLP with respect to tax matters*

10.1	Second Amended and Restated Transfer and Servicing Agreement dated as of June 30, 2006, between HRFI I, HSBC Finance Corporation (“HSBC Finance”) and the Owner Trustee*

10.2	Second Amended and Restated Receivables Purchase Agreement dated as of July 1, 2002 between HSBC Bank Nevada, N.A. and HSBC Receivables Acquisition Company I (“HRAC I”)*

10.3	Second Amended and Restated Receivables Purchase Agreement, dated as of June 30, 2006, between HRAC I and HRFI I*

23.1	Consent of Patrick D. Schwartz, Esq. (included in Exhibit 5)*

23.2	Consent of McDermott Will & Emery LLP (included in Exhibit 8)*

24	Powers of Attorney*

25	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, N.A., as indenture trustee under the Indenture (Incorporated by reference from Exhibit 25.1 to the Registration Statement on Form S-3 of the issuing entity (Nos. 333-38036 and 333-38036-01))*

* Previously filed

(b) Financial Statements
All financial statements, schedules and historical information have been omitted as they are not applicable.

Item 17.	Undertakings.
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, That:
(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.
(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.
(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§239.11 of this chapter) or Form S-3 (§239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) If the registrant is relying on Rule 430B (§230.430B of this chapter) of the Securities Act of 1933 for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
If the registrant is subject to Rule 430C of the Securities Act of 1933 (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes that:
(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, has reasonable grounds to believe that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Prospect Heights, state of Illinois, on July 25, 2006.

HSBC Receivables Funding Inc. I, as Depositor of the HSBC Credit Card Master Note Trust (USA) I
By:	/s/ W. G. Menezes
Name:	W. G. Menezes
Title:	President

Pursuant to the requirements of the Securities Act, this registration statement has been signed on July 25, 2006 by the following persons in the capacities indicated.

Signature	Title

/s/ W. G. Menezes W. G. Menezes	President and Chief Executive Officer, Director (Principal Executive Officer)

/s/ M.A. Reeves M.A. Reeves	Vice President and Chief Financial Officer, Director (Principal Financial Officer)

/s/ J. Binyon J. Binyon	Chief Accounting Officer (Principal Accounting Officer)

/s/ S. H. Smith S. H. Smith	Director

Exhibit Index

1	Form of Underwriting Agreement*

3.1	Certificate of Incorporation of HSBC Receivables Funding Inc. I (“HRFI I”) (Incorporated by reference from Exhibit 3.1 to the Registration Statement on Form S-3 of the issuing entity and HRFI I (Nos. 333-38036 and 333-38036-01))*

3.2	Amendment No. 1 to Certificate of Incorporation of HRFI I*

4.1	Second Amended and Restated Master Indenture, dated as of June 30, 2006, between Wilmington Trust Company, as owner trustee (the “Owner Trustee”) of HSBC Credit Card Master Note Trust (USA) I, as issuer, and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”)*

4.2	Form of Indenture Supplement, including form of Notes*

4.3	Second Amended and Restated Trust Agreement, dated as of June 30, 2006, between HRFI I and Owner Trustee*

5	Opinion of Patrick D. Schwartz, Esq., Deputy General Counsel— Corporate Law of HSBC Finance Corporation*

8	Opinion of McDermott Will & Emery LLP with respect to tax matters*

10.1	Second Amended and Restated Transfer and Servicing Agreement dated as of June 30, 2006, between HRFI I, HSBC Finance Corporation (“HSBC Finance”) and the Owner Trustee*

10.2	Second Amended and Restated Receivables Purchase Agreement dated as of July 1, 2002 between HSBC Bank Nevada, N.A. and HSBC Receivables Acquisition Company I (“HRAC I”)*

10.3	Second Amended and Restated Receivables Purchase Agreement, dated as of June 30, 2006, between HRAC I and HRFI I*

23.1	Consent of Patrick D. Schwartz, Esq. (included in Exhibit 5)*

23.2	Consent of McDermott Will & Emery LLP (included in Exhibit 8)*

24	Powers of Attorney*

25	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, N.A., as indenture trustee under the Indenture (Incorporated by reference from Exhibit 25.1 to the Registration Statement on Form S-3 of the issuing entity (Nos. 333-38036 and 333-38036-01))*

*	Previously filed